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                                                                     Exhibit 4.1


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                                 TRUST INDENTURE

                            dated as of May 21, 1999

                                      among

                       LSP BATESVILLE FUNDING CORPORATION,

                         LSP ENERGY LIMITED PARTNERSHIP

                                       and

                              THE BANK OF NEW YORK,
                     as Trustee and Securities Intermediary

                                 ---------------

                 Providing for the Issuance from Time to Time of
                      Debt Securities in One or More Series

================================================================================

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                                TABLE OF CONTENTS

ARTICLE I: DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.............3
      Section 1.1   Definitions; Construction..................................3
      Section 1.2   Compliance Certificates and Opinions......................45
      Section 1.3   Form of Documents Delivered to Trustee....................45
      Section 1.4   Notices, Etc. to Trustee, Funding Corporation and
                    Partnership...............................................46
      Section 1.5   Notices to Holders; Waiver................................48
      Section 1.6   Effect of Heading and Table of Contents...................49
      Section 1.7   Successors and Assigns. ..................................49
      Section 1.8   Severability Clause.......................................49
      Section 1.9   Benefits of Indenture.....................................49
      Section 1.10  Governing Law; Consent to Jurisdiction; Waiver of
                    Jury Trial................................................49
      Section 1.11  Legal Holidays............................................50
      Section 1.12  Execution in Counterparts.................................51
      Section 1.13  Securities Intermediary...................................51

ARTICLE II: THE BONDS.........................................................54
      Section 2.1   Form of Bond to Be Established by Series
                    Supplemental Indenture....................................54
      Section 2.2   Form of Trustee's Authentication..........................54
      Section 2.3   Amount; Issuable in Series................................55
      Section 2.4   Authentication and Delivery of Bonds......................56
      Section 2.5   Form......................................................58
      Section 2.6   Execution of Bonds........................................60
      Section 2.7   Temporary Bonds...........................................61
      Section 2.8   Registration; General Restrictions on Transfer and
                    Exchange..................................................61
      Section 2.9   Transfer and Exchange.....................................63
      Section 2.10  Mutilated, Destroyed Lost and Stolen Bonds................80
      Section 2.11  Payment of Principal and Interest; Principal and
                    Interest Rights Preserved.................................82
      Section 2.12  Persons Deemed Owners.....................................83
      Section 2.13  Cancellation; Purchase by the Funding Corporation or


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                    the Partnership...........................................84
      Section 2.14  Dating of Bonds; Computation of Interest..................84
      Section 2.15  Source of Payments Limited; Rights and Liabilities of
                    the Funding Corporation and the Partnership...............84
      Section 2.16  Parity of Bonds...........................................85

ARTICLE III: ESTABLISHMENT OF FUNDS...........................................85
      Section 3.1   Establishment of Indenture Funds and SubFunds.............85
      Section 3.2   Security Interest.........................................86
      Section 3.3   Bond Fund.................................................86
      Section 3.4   Interest Sub-Fund; Application of Moneys in Interest
                    SubFund...................................................87
      Section 3.5   Principal Sub-Fund; Application of Moneys in
                    Principal SubFund.........................................88
      Section 3.6   Redemption Sub-Fund; Application of Moneys in
                    Redemption SubFund........................................88
      Section 3.7   Investment of Funds.......................................89
      Section 3.8   Disposition of Indenture Funds Upon Retirement of
                    Bonds.....................................................89
      Section 3.9   Fund Balance Statements...................................89

ARTICLE IV: AFFIRMATIVE COVENANTS.............................................90
      Section 4.1   Affirmative Covenants of the Partnership..................90
      Section 4.2   Affirmative Covenants of the Funding Corporation..........98
      Section 4.3   Information Confidential. ................................99

ARTICLE V: NEGATIVE COVENANTS.................................................99
      Section 5.1   Negative Covenants of the Partnership.....................99
      Section 5.2   Negative Covenants of the Funding Corporation............107

ARTICLE VI: REDEMPTION OF BONDS..............................................108
      Section 6.1   Applicability of Article.................................108
      Section 6.2   Election to Redeem; Notice to Trustee....................109
      Section 6.3   Optional Redemption; Extraordinary Mandatory
                    Redemption; Redemption at the Option of the
                    Holders; Selection of Bonds to be Redeemed...............109
      Section 6.4   Notice of Redemption.....................................110


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      Section 6.5   Bonds Payable on Redemption Date.........................111
      Section 6.6   Bonds Redeemed in Part...................................112
      Section 6.7   Cancellation of Bonds....................................112

ARTICLE VII: SINKING FUNDS...................................................112
      Section 7.1   Applicability of Article.................................112
      Section 7.2   Sinking Funds for Bonds..................................112

ARTICLE VIII: EVENTS OF DEFAULT AND REMEDIES.................................113
      Section 8.1   Events of Default........................................113
      Section 8.2   Enforcement of Remedies..................................116
      Section 8.3   Specific Remedies........................................118
      Section 8.4   Judicial Proceedings Instituted by Trustee...............119
      Section 8.5   Holders May Demand Enforcement of Rights by
                    Trustee..................................................121
      Section 8.6   Control by Holders.......................................122
      Section 8.7   Waiver of Past Defaults or Events of Default.............122
      Section 8.8   Holder May Not Bring Suit Under Certain Conditions.......122
      Section 8.9   Undertaking to Pay Court Costs...........................123
      Section 8.10  Right of Holders to Receive Payment Not to be
                    Impaired.................................................124
      Section 8.11  Application of Moneys Collected by Trustee...............124
      Section 8.12  Bonds Held by Certain Persons Not to Share in
                    Distribution.............................................125
      Section 8.13  Waiver of Stay or Extension Laws.........................125
      Section 8.14  Remedies Cumulative; Delay or Omission Not a
                    Waiver...................................................126
      Section 8.15  The Intercreditor Agreement and the Collateral Agency
                    Agreement................................................126

ARTICLE IX: CONCERNING THE TRUSTEE...........................................127
      Section 9.1   Certain Rights and Duties of Trustee.....................127
      Section 9.2   Trustee Not Responsible for Recitals, Etc................130
      Section 9.3   Trustee and Others May Hold Bonds........................130
      Section 9.4   Moneys held by Trustee or Paying Agent; Investments......130
      Section 9.5   Compensation of Trustee and Its Lien.....................130
      Section 9.6   Right of Trustee to Rely on Officer's Certificates and


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                    Opinions of Counsel......................................131
      Section 9.7   Persons Eligible for Appointment As Trustee..............132
      Section 9.8   Resignation and Removal of Trustee; Appointment of
                    Successor................................................132
      Section 9.9   Acceptance of Appointment by Successor Trustee...........133
      Section 9.10  Merger, Conversion or Consolidation of Trustee...........135
      Section 9.11  Maintenance of Offices and Agencies......................135
      Section 9.12  Trustee Risk.............................................138
      Section 9.13  Appointment of CoTrustee.................................138
      Section 9.14  Disqualification; Conflicting Interests..................139
      Section 9.15  Reports by Trustee.......................................145
      Section 9.16  Limitation on Duty of Trustee in Respect of Senior
                    Collateral...............................................145
      Section 9.17  No Liability for Cleanup of Hazardous Materials..........146

ARTICLE X: CONCERNING THE HOLDERS............................................147
      Section 10.1  Acts of Holders..........................................147
      Section 10.2  Bonds Owned by the Funding Corporation, the
                    Partnership or Affiliates Deemed Not Outstanding.........148

ARTICLE XI: HOLDERS' MEETINGS................................................149
      Section 11.1  Purposes for Which Holders' Meetings May Be Called.......149
      Section 11.2  Call of Meetings by Trustee..............................150
      Section 11.3  Funding Corporation, Partnership and Holders May
                    Call Meeting.............................................150
      Section 11.4  Persons Entitled To Vote at Meeting......................150
      Section 11.5  Determination of Voting Rights; Conduct and
                    Adjournment of Meeting...................................150
      Section 11.6  Counting Votes and Recording Action of Meeting...........151

ARTICLE XII: SUPPLEMENTAL INDENTURES.........................................152
      Section 12.1  Supplemental Indentures and Amendments to
                    Financing Documents Without Consent of Holders...........152
      Section 12.2  Supplemental Indenture with Consent of Holders...........154
      Section 12.3  Documents Affecting Immunity or Indemnity................155
      Section 12.4  Execution of Supplemental Indentures.....................155
      Section 12.5  Effect of Supplemental Indentures........................156


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      Section 12.6  Reference in Bonds to Supplemental Indentures............156

ARTICLE XIII: DEFEASANCE.....................................................156
      Section 13.1  Defeasance...............................................156
      Section 13.2  Conditions to Defeasance.................................157

ARTICLE XIV: EXCULPATION.....................................................159
      Section 14.1  Liability to Senior Secured Parties......................159

ARTICLE XV: REQUEST FOR INFORMATION FROM THE TRUSTEE.........................161
      Section 15.1  Information to Holders...................................161

SCHEDULE I:  Closing Date Payments
APPENDIX I:  Insurance Requirements
EXHIBIT A:   Form of Consent
EXHIBIT B:   Form of Request for Information from the Trustee
EXHIBIT C1:  Forms of Infrastructure Financing Documents
EXHIBIT C2:  Forms of Infrastructure Certifications
EXHIBIT D:   Form of Certificate of Transfer
EXHIBIT E:   Form of Certificate of Exchange
EXHIBIT F:   Form of Letter to be Delivered by Accredited Investors
EXHIBIT G:   Form of Bond

            TRUST INDENTURE, dated as of May 21, 1999 (this "Indenture"), among LSP BATESVILLE FUNDING CORPORATION, a Delaware corporation (the "Funding Corporation"), LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (the "Partnership"), and THE BANK OF NEW YORK, a New York banking corporation (the "Trustee").

                               W I T N E S S E T H

            WHEREAS, the Partnership and the Funding Corporation have duly authorized the creation of an issue of their senior secured bonds to be issued in one or more series (the "Bonds") up to such principal amount authorized in accordance with the terms of this Indenture, and the Funding Corporation and the Partnership have duly authorized the execution and delivery of this Indenture to secure the Bonds and to provide for the authentication and delivery of the Bonds by the Trustee; and

            WHEREAS, the Funding Corporation and the Partnership wish to secure the payment of the principal of, premium, if any, and interest on the Bonds authenticated and delivered hereunder and issued by the Funding Corporation and the Partnership hereunder and the covenants herein and therein contained and to mortgage, pledge and assign substantially all of their assets for the benefit of the Collateral Agent, the Trustee and the other Senior Secured Parties; and

            WHEREAS, all obligations of the Funding Corporation and the Partnership under this Indenture will be secured as set forth in the Senior Security Documents pursuant to which the Collateral Agent has been granted a security interest in the Senior Collateral; and

            WHEREAS, all acts necessary to make this Indenture a valid instrument for the security of the Bonds, in accordance with its and their terms, have been done; and

            WHEREAS, the Trustee has agreed to maintain control of the Indenture Funds and each item of property credited to the Indenture Funds (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever), each such item of property to be treated as a financial asset under Article 8 of the New York UCC, in accordance with this Indenture;

            NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, in consideration of the premises and of the purchase of the Bonds by the Holders, and in
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order to secure the payment of the principal of, premium, if any, and interest on all of the Bonds from time to time outstanding and the performance of the covenants therein and herein contained and to declare the terms and conditions on which such Bonds are secured, the Funding Corporation and the Partnership hereby grant, bargain, mortgage, sell, release, convey, assign, transfer, pledge, set over and confirm to the Trustee, and grant to the Trustee a security interest in, the following:

            All right, title and interest of the Funding Corporation and the Partnership in and to the Indenture Funds (including any and all moneys contained therein or hereafter delivered to the Trustee for deposit therein), including, in each case, all moneys received and the right to receive moneys thereunder (the "Indenture Collateral");

            TO HAVE AND TO HOLD, all the same with all privileges and appurtenances hereby given, granted, pledged and assigned or agreed or intended so to be, unto the Trustee and its successors in said trust and to it and its assigns forever;

            IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of Outstanding Bonds without any priority of any such Bond over any other such Bond;

            PROVIDED, HOWEVER, that if, after the right, title and interest of the Trustee in and to the Indenture Collateral shall have ceased, terminated and become void in accordance with Article XIII hereof, or the principal of, premium, if any, and interest on the Bonds shall have been paid to the Holders thereof, then and in that case this Indenture and the estate and rights hereby granted shall cease, terminate and be void, and the Trustee shall cancel and discharge this Indenture and execute and deliver to the Funding Corporation and the Partnership such instruments as the Funding Corporation and the Partnership shall require to evidence the discharge hereof; otherwise this Indenture shall be and remain in full force and effect; and


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

                THE PARTIES HEREBY COVENANT AND AGREE AS FOLLOWS:

                                    ARTICLE I
                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

            Section 1.1 Definitions; Construction. For all purposes of this Indenture (and for all purposes of any other Financing Document or other instrument or agreement that incorporates provisions of this Indenture by reference, mutatis mutandis), except as otherwise expressly provided or unless the context otherwise requires:

            (a) except as otherwise expressly provided herein, (i) all accounting terms used herein shall be interpreted, (ii) all financial statements and all certificates and reports as to financial matters required to be delivered to the Trustee hereunder shall be prepared and (iii) all calculations made for the purposes of determining compliance with this Indenture shall (except as otherwise expressly provided herein) be made in accordance with, or by application of, GAAP applied on a basis consistent (except inconsistencies that are disclosed in writing to the Trustee and are in accordance with GAAP as certified by a firm of independent certified public accountants of recognized national standing) with those used in the preparation of the latest corresponding financial statements furnished hereunder to the Trustee;

            (b) all references in this Indenture to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Indenture;

            (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

            (d) unless the context clearly intends to the contrary, pronouns having a masculine or feminine gender shall be deemed to include the other;

            (e) unless otherwise expressly specified, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Indenture and the


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other Transaction Documents and shall include any agreement, contract or document in substitution or replacement of any of the foregoing entered into in accordance with the terms of this Indenture and the other Transaction Documents;

            (f) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Indenture and the other Transaction Documents and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities; and

            (g) the following terms shall have the following meanings:

            "Acceptable PPA" shall mean any of the VEPCO Power Purchase Agreement, the Aquila Power Purchase Agreement or a Replacement PPA.

            "Acceptable Replacement Power Arrangement" shall mean an agreement for the purchase of Replacement Power entered into or arranged for by the
Partnership: (i) that would not reasonably be expected to result in a Material Adverse Effect or a material adverse effect on the operation of the Project (as confirmed by the Partnership); (ii) (a) the counterparty of which or the credit support provider for such counterparty (including any parent of such counterparty which guarantees such counterparty's obligations) shall be rated at least "BBB-" by S&P or at least "Baa3" by Moody's, provided that such counterparty or such credit support provider, as applicable, shall not be required to satisfy such rating standard if such counterparty has dedicated existing generating assets and capacity for the provision of such Replacement Power and such generating assets have a proven track record for satisfying the obligation to provide all of such Replacement Power, and (b) that has a term not exceeding 45 days; or (iii) (a) the counterparty of which is reasonably experienced in the business of providing power for similar sized obligations and has a proven track record for satisfying the obligation to provide all of such Replacement Power and (b) has a term not exceeding 48 hours.

            "Account Balance Amount" shall mean the sum of (i) the funds on deposit in or credited to the Distribution Suspense Account and (ii) the aggregate of all funds on deposit in or credited to the Debt Service Reserve Account and the Debt Service Payment Account.

            "Account Reserve Requirement" shall mean, as of any date of determination, the sum of (i) the Debt Service Reserve Requirement as of the next Scheduled


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Payment Date for the Bonds (or, if the date of determination is a Scheduled
Payment Date for the Bonds, the Debt Service Reserve Requirement as of such date), (ii) the Senior Indebtedness due and payable on the next Scheduled Payment Date for the Bonds and (iii) the Senior Indebtedness due and payable from and after the date of determination and prior to the next Scheduled Payment Date for the Bonds.

            "Accounts" shall mean, collectively, the Construction Account, the Revenue Account, the O&M Account, the Debt Service Payment Account, the DSRA LOC Payment Account, the Debt Service Reserve Account, the Major Maintenance Reserve Account, the Aquila PPA Reserve Account, the Distribution Suspense Account, the Proceeds Account and such other accounts as may be established pursuant to the Common Agreement.

            "Act," when used with respect to any Holder, shall have the meaning set forth in Section 10.1.

            "Ad Valorem Tax Agreement" shall mean the Ad Valorem Tax Contract, dated as of August 24, 1998, by and among the Partnership, Panola County, Mississippi, acting by and through its Board of Supervisors, the City of Batesville, Mississippi, acting by and through its Mayor and Board of Aldermen, the Mississippi Department of Economic and Community Development, acting for and on behalf of the State of Mississippi, and the Panola County Tax
Assessor/Collector.

            "Additional Indebtedness" shall have the meaning set forth in
Section 5.1(c)(ix).

            "Additional Indebtedness Agent" shall mean any agent, trustee or similar representative for the Additional Indebtedness Holders under an Additional Indebtedness Agreement.

            "Additional Indebtedness Holders" shall mean the financial institutions from time to time party to an Additional Indebtedness Agreement.

            "Additional Indebtedness Agreement" shall mean an agreement among the Partnership, an Additional Indebtedness Agent and the Additional Indebtedness Holders pursuant to which the Additional Indebtedness Holders agree to provide Additional


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Indebtedness to the Partnership on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation,
Section 5.1(c)(ix).

            "Additional Project Document" shall mean any material contract or undertaking to which the Partnership is a party relating to the development, construction, operation, administration or maintenance of the Project entered into after the Closing Date, but excluding any Financing Document.

            "Administrative Agent" shall mean, initially, The Bank of New York, a New York banking corporation, and any Person appointed as a substitute or replacement Administrative Agent under the Common Agreement.

            "Affiliate", with respect to any Person, shall mean any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

            "Affiliate Indebtedness" shall have the meaning set forth in Section 5.1(c)(vi).

            "Affiliate Indebtedness Holders" shall mean the partners of the Partnership or Affiliates thereof from time to time party to an Affiliate Indebtedness Agreement.

            "Affiliate Indebtedness Agreement" shall mean an agreement among the Partnership and the Affiliate Indebtedness Holders pursuant to which the Affiliate Indebtedness Holders agree to provide Affiliate Indebtedness to the Partnership on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation, Section 5.1(c)(vi).

            "Annual Operating Budget" shall have the meaning set forth in
Section 4.1(j).

            "ANR" shall mean ANR Pipeline Company, a Delaware corporation.


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

            "ANR Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among ANR, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "ANR Interconnection Agreement" shall mean the Interconnection Agreement, dated July 28, 1998, by and between ANR and the Partnership.

            "Applicable Law" shall mean any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree or Governmental Approval, or any published directive, guideline, requirement or other governmental restriction which has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, applicable to and/or binding on a given Person or the Project, as the context may require, whether in effect as of the Closing Date or thereafter and in each case as amended (including, without limitation, all Environmental Laws and any of the foregoing pertaining to land use or zoning restrictions).

            "Applicable Procedures" shall mean, with respect to any transfer or exchange of or for beneficial interests in any Global Bond, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

            "Aquila" shall mean Aquila Energy Marketing Corporation, a Delaware corporation.

            "Aquila Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among Aquila, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "Aquila Extended Term" shall mean the "Extended Term", as such term is defined in the Aquila Power Purchase Agreement.

            "Aquila Initial Term" shall mean the "Initial Term", as such term is defined in the Aquila Power Purchase Agreement.

            "Aquila Power Purchase Agreement" shall mean the Power Purchase Agreement, dated May 21, 1998, by and among the Partnership, Aquila and UtiliCorp, as amended by (i) the Letter Agreements dated July 14, 1998 and July 16, 1998, by and among the Partnership and Aquila, and (ii) the Letter Agreement dated August 27, 1998, by and among the Partnership, Aquila and UtiliCorp.

            "Aquila PPA Reserve Account" shall have the meaning given to such term in the Common Agreement.

            "Aquila PPA Reserve Requirement" shall have the meaning given to such term in the Common Agreement.

            "Auditors" shall have the meaning specified in Section 4.1(f)(ii).

            "Authenticating Agent" shall mean any Person acting as Authenticating Agent hereunder pursuant to Section 9.11.

            "Authority" shall mean the Mississippi Major Economic Impact Authority, a division of and within the Department of Economic and Community Development of the State of Mississippi.

            "Authorized Agent" shall mean any Paying Agent, Authenticating Agent or Security Registrar or other agent appointed in accordance with this Indenture to perform any function that this Indenture authorizes the Trustee or such agent to perform.

            "Authorized Officer" or "Authorized Representative" shall mean (i) in the case of the Funding Corporation, any person or persons authorized pursuant to either its Organizational Documents or a Board Resolution of the Funding Corporation's Board of Directors to act on behalf of the Funding Corporation and (ii) in the case of the Partnership, any person or persons authorized pursuant to either its Organizational Documents or a resolution by the Partnership (or its General Partner) to act on behalf of the Partnership.

            "Available Funds" shall mean, with respect to the payment of principal of or interest on, as the case may be, any series of Bonds as of any Payment Date, the aggregate of all amounts on deposit in the Interest Sub-Fund or Principal Sub- Fund, as the case may be, of the Bond Fund in respect of such series of Bonds.

            "Bankruptcy Code" shall the United States Bankruptcy Reform Act of 1978 of the United States of America, as amended and as the same may be further amended, and any other Applicable Laws with respect to bankruptcy, insolvency or reorganization that are successors thereto.

            "Bankruptcy Event" shall have the meaning set forth in Section
8.1(g).

            "Black & Veatch" shall mean Black & Veatch, LLP, a Missouri limited liability partnership.

            "Black & Veatch Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among Black & Veatch, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "Board Resolution" shall mean (i) in the case of the Funding Corporation, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Funding Corporation as having been adopted by its Board of Directors and to be in full force and effect on the date of such certification and (ii) in the case of the Partnership, a copy of a resolution certified by a General Partner of the Partnership as having been adopted by the Partnership (or by a General Partner on behalf of the Partnership) and to be in full force and effect on the date of such certification.

            "Bond Fund" shall mean the Bond Fund established pursuant to Section 3.1.

            "Bonding Arrangements" shall have the meaning set forth in Section 5.1(c)(x).

            "Bonds" shall have the meaning set forth in the Preamble.

            "Broker Dealer" shall mean any broker or dealer registered under the Exchange Act.

            "Business Day" shall mean any day other than a Saturday or Sunday or other day on which banks in New York, New York are authorized or required to be closed.

            "Buy-Out" shall mean a Voluntary Buy-Out or an Involuntary Buy-Out.

            "BVZ Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among the EPC Contractor, the Partnership and the Collateral Agent.

            "Capital Lease" shall mean any lease of personal property, which, in accordance with GAAP, would be required to be capitalized on a balance sheet of the lessee thereof.

            "Cash Available for Debt Service" shall mean, for any period, all Operating Revenues (excluding any receipts derived from the sale of any property pertaining to the Project) for such period, minus (i) all O&M Costs for such period and (ii) all deposits, if any, into the Major Maintenance Reserve Account for such period.

            "Casualty Event" shall mean an event that causes all or a portion of the Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Expropriation Event.

            "Casualty Proceeds" shall mean all insurance proceeds or other amounts actually received on account of a Casualty Event, except proceeds of delayed opening or business interruption insurance.

            "Cedel" shall mean Cedelbank.

            "Change of Control" shall mean: (i) LS Power, Cogentrix and/or any Qualified Transferee shall collectively cease to own, directly or indirectly, at least 51% of the capital stock of the general partner of the Partnership (unless any or all of them maintain management control of the Partnership); or (ii) LS Power, Cogentrix and/or any Qualified Transferee shall collectively cease to own, directly or indirectly, at least 10% of the ownership and economic interests in the Partnership; provided that none of the events described in clauses (i) or (ii) above shall be deemed a "Change of Control" if (x) each Rating Agency confirms in writing that such events will not result in a Rating Downgrade by such Rating Agency or (y) such events are approved by Holders holding at least 66 2/3% in aggregate principal amount of the outstanding Bonds.

            "Closing Date" shall mean the date of issuance and delivery of the Initial Bonds.

            "Closing Date Payments" shall mean each of the payments set forth on
Schedule I hereto.

            "Cogentrix" shall mean Cogentrix Energy, Inc., a Delaware corporation.

            "Collateral Agency Agreement" shall mean the Second Amended and Restated Collateral Agency Agreement, dated as of the Closing Date, by and among the Partnership, the Funding Corporation, the Trustee, the VEPCO L/C Agent, the Collateral Agent, the Intercreditor Agent and the Administrative Agent.

            "Collateral Agent" shall mean, initially, The Bank of New York, a New York banking corporation, and any Person appointed as a substitute or replacement Collateral Agent under the Collateral Agency Agreement.

            "Commercial Operation Date" shall mean the later to occur of the Commercial Operation Date under the VEPCO Power Purchase Agreement and the Commercial Operation Date under the Aquila Power Purchase Agreement.

            "Commercially Feasible Basis" shall mean that, following a Casualty Event, an Expropriation Event or a Title Event, (i) the Casualty Proceeds, the Expropriation Proceeds or the Title Proceeds, as the case may be, together with any other amounts that the Partnership is or the partners of the Partnership are irrevocably committed to contribute pursuant to support arrangements to Restoring all or a portion, as the case may be, of the Project, will be sufficient to permit such Restoration of the Project, (ii) the sum of (a) the proceeds of the business interruption insurance which the Partnership shall have received, (b) the moneys available in the Construction Account and the O&M Account, (c) any amounts that the Partnership is or the partners of the Partnership are irrevocably committed to contribute pursuant to support arrangements (without duplication of such amounts referred to in clause (i) above) and (d) the anticipated Operating Revenues during the estimated period of Restoration will be sufficient to pay all Senior Debt Service and O&M Costs (taking into account the limitation on the use of such funds set forth in the Common Agreement) during the estimated period of Restoration, (iii) the Project upon being Restored can be reasonably expected to produce Operating Revenues adequate to maintain (x) a Projected Senior Debt Service Coverage Ratio, for the period of four consecutive complete fiscal quarters of the Partnership commencing with the fiscal quarter of the Partnership beginning on or most recently after the projected date of Restoration, equal to or greater than 1.3 to 1.0 during the 100% PPA Period and the Two-Thirds PPA

Period and 1.75 to 1.0 during the One-Third PPA Period and the Merchant Period, and (y) a Projected Senior Debt Service Coverage Ratio, for each complete Fiscal Year commencing with the Fiscal Year beginning on or most recently after the projected date of Restoration, equal to or greater than 1.4 to 1 during the 100% PPA Period and the Two-Thirds PPA Period and 2.0 to 1.0 during the One-Third PPA Period and the Merchant Period, in each case taking into account any change in projected operating results due to the impairment of any portion of the Project and any reduction in Debt Service due to any partial redemption of the Bonds pursuant to Section 6.3 of this Indenture or any partial prepayment of the amounts outstanding under the VEPCO L/C Agreement, and (iv) the Partnership shall reasonably believe that the Project can be operated in accordance with the provisions of the Project Documents that are then in effect or that are expected to be in effect after the completion of the Restoration.

            "Commission" shall mean the United States Securities and Exchange Commission.

            "Common Agreement" shall mean the Second Amended and Restated Common Agreement, dated as of the Closing Date, among the Funding Corporation, the Partnership, the Collateral Agent, the Intercreditor Agent, the Administrative Agent and the Securities Intermediary.

            "Common Facilities Agreement" shall mean an agreement between the Partnership and an Expansion Party which provides for the sharing of transmission lines, interconnections, utilities and other facilities among the first three combined-cycle units of the Project and any Expansion.

            "Completion" shall mean that: (i) Substantial Completion (as defined in the EPC Contract) of the Facility (as defined the EPC Contract) shall have occurred and been accepted under the EPC Contract, that all work necessary to achieve Substantial Completion under the EPC Contract shall have been performed in accordance with the EPC Contract and the requirements of all applicable govern mental approvals, and that all liquidated damages then due and payable under the EPC Contract have been paid in full (other than those that are subject to a Good Faith Contest); (ii) commercial operation under any Infrastructure Contracts shall have occurred and been accepted under such Infrastructure Contracts, that all work necessary to achieve completion under such Infrastructure Contracts shall have been performed in accordance with such Infrastructure Contracts and the requirements of all applicable Governmental Approvals; (iii) the

Commercial Operation Date shall have occurred; and (iv) the Independent Engineer shall have confirmed each of the events described in clauses (i) through (iii) above.

            "Completion Date" shall mean the date on which the Project achieves Completion.

            "Consents" shall mean, collectively, the VEPCO Consent, the Aquila Consent, the Entergy Consent, the TVA Consent, the ANR Consent, the Tennessee Gas Consent, the BVZ Consent, the Black & Veatch Consent, the Westinghouse Consent, the Operator Consent, the Infrastructure Construction Consents, the Other Construction Consents, any other third party consents to the assignments contemplated by the Senior Security Documents, and with respect to any material Additional Project Document (other than the Infrastructure Financing Documents), a consent and agreement of each such party to such Additional Project Document (other than the Partnership) substantially in the form of Exhibit A-1, and, with respect to the Infrastructure Financing Documents, a consent and agreement substantially in the form of Exhibit A-2.

            "Construction Account" shall have the meaning given to such term in the Common Agreement.

            "Corporate Trust Office" shall mean, with respect to the Trustee, the principal office of the Trustee at which at any particular time corporate trust business of the Trustee shall be administered, which at the time of the execution of the Transaction Documents to which the Trustee is a party is 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporate Trust Trustee Administration, or such other office as may be designated by the Trustee to the Partnership, the Funding Corporation, the Administrative Agent, the Collateral Agent, the Intercreditor Agent and each Holder.

            "County" shall mean Panola County, Mississippi.

            "Covenant Defeasance" shall have the meaning set forth in Section 13.1.

            "Custodian" shall have the meaning set forth in Section 2.5.

            "Date Certain" shall mean June 1, 2001.

            "Debt Service Payment Account" shall have the meaning given to such term in the Common Agreement.

            "Debt Service Reserve Account" shall have the meaning given to such term in the Common Agreement.

            "Debt Service Reserve Requirement" shall have the meaning given to such term in the Common Agreement.

            "Deed of Trust" shall mean the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of the Closing Date, by the Partnership, as trustor, to James W. O'Mara, as trustee, for the benefit of the Collateral Agent, as beneficiary.

            "Default" shall mean any occurrence, circumstance or event, or any combination thereof, which, with the lapse of time and/or the giving of notice, would constitute an Event of Default.

            "Default Equity Contributions" shall have the meaning given to such term in the Equity Contribution Agreement.

            "Definitive Bond" shall mean a certificated Bond registered in the name of the Holder thereof and issued in accordance with Section 2.9 hereof, substantially in the form of Exhibit G hereto except that such Bond shall not bear the Global Bond Legend and shall not have the "Schedule of Exchanges of Interests in the Global Bond" attached thereto.

            "Distribution Conditions" shall have the meaning given to such term in the Common Agreement.

            "Distribution Suspense Account" shall have the meaning given to such term in the Common Agreement.

            "Dollars" and "$" shall mean United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

            "DSR LOC Payment Account" shall have the meaning given to such term in the Common Agreement.

            "Easements" shall mean the easements appurtenant, easements in gross, license agreements and other rights running in favor of the Partnership and/or appurtenant to the Site, including, without limitation, those certain easements and licenses described in the Title Policy.

            "Electric Interconnection Agreements" shall mean the Entergy Interconnection Agreement and the TVA Interconnection Agreement.

            "Eligible Facility" shall mean an "eligible facility", as that term is defined in 15 U.S.C. ss. 79z-5a(a-2).

            "Engineering Services Agreement shall mean the Off-Site Infrastructure Engineering Services Agreement, dated July 28, 1998, by and between the Partnership and Black & Veatch.

            "Entergy Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among Entergy Mississippi, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "Entergy Interconnection Agreement" shall mean the Interconnection and Operating Agreement, dated May 18, 1998, as amended by a Letter Agreement dated August 18, 1998, by and between the Partnership and Entergy Mississippi.

            "Entergy Mississippi" shall mean Entergy Mississippi, Inc., a Mississippi corporation.

            "Environmental Claim(s)" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law, including, without limitation (i) by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) by any third party seeking damages, contribution, indemnification, cost, recovery, compensation or injunctive relief resulting from hazardous materials or arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" shall mean any and all Applicable Laws relating to: (i) noise, emissions, discharges, spills, releases or threatened releases of Environmentally Regulated Materials into ambient air, surface water, groundwater, water courses, publicly or privately-owned treatment works, drains, sewer systems, wetlands, septic systems or onto land surface or subsurface strata; (ii) the use, treatment, storage, disposal, handling, manufacture, processing, distribution, transportation, or shipment of Environmentally Regulated Materials; or (iii) pollution or the protection of human health, the environment or natural resources.

            "Environmentally Regulated Materials" shall mean (i) hazardous materials, hazardous wastes, hazardous substances, extremely hazardous wastes, restricted hazardous wastes, toxic substances, toxic pollutants, contaminants, pollutants or words of similar import as used under Environmental Laws, including but not limited to the following: the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., the Clean Water Act, 33 U.S.C. ss. 1231 et seq., the Clean Air Act, 42 U.S.C. ss. 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq., the Safe Drinking Water Act. 42 U.S.C. ss. 3808 et seq., and the Oil Pollution Act, 33 U.S.C. ss. 2701 et seq., and their state and local counterparts or equivalents; (ii) petroleum and petroleum products including crude oil and any fractions thereof; (iii) natural gas, synthetic gas and any mixtures thereof;
(iv) radon; (v) any other hazardous, radioactive, toxic or noxious substance, material, pollutant, solid, liquid or gaseous waste; and (vi) any substance that, whether by its nature or its use, is now or hereafter subject to regulation under any Environmental Law or with respect to which any United States federal, state or local Environmental Law or governmental agency requires environmental investigation, monitoring or remediation.

            "EPC Agreements" shall mean the EPC Contract and the EPC Guarantee.

            "EPC Contract" shall mean the Turnkey Engineering, Procurement and Construction Agreement, dated as of July 22, 1998, between the Partnership and the EPC Contractor, as amended by the notice to proceed delivered thereunder and by Change Order 001 effective as of October 22, 1998, Change Order 002 effective November 2, 1998, Change Order 003 effective November 5, 1998, Change Order 004 effective November 5, 1998, Change Order 005 effective December 10, 1998, Change Order 006 effective February 1, 1999 and Change Order 007 effective April 12, 1999.

            "EPC Contractor" shall mean BVZ Power Partners--Batesville, a Mississippi joint venture between Black & Veatch Construction, Inc, a Missouri corporation, and H.B. Zachry Company, a Delaware corporation.

            "EPC Guarantee" shall mean the Guaranty Agreement, dated as of July 22, 1998, by Black & Veatch in favor of the Partnership.

            "Equity Contribution Agreement" shall mean the Second Amended and Restated Equity Contribution Agreement, dated as of the Closing Date, among Holding, the Partnership and the Collateral Agent.

            "Equity Documents" shall mean the Equity Contribution Agreement and the Equity L/C.

            "Equity L/C" shall have the meaning given to such term in the Equity Contribution Agreement.

            "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect on the date of this Indenture and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "Euroclear" shall mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, or any successor to Morgan Guaranty Trust Company of New York, Brussels office, as operator thereof.

            "Event of Abandonment" shall mean: (i) prior to the Completion Date,
(a) the cessation or deferral of all or substantially all construction or completion of the Project for more than 120 consecutive days (as such period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure (as defined in any of the Project Documents) so long as the Partnership is diligently proceeding to mitigate the consequences of such event) other than by reason of a Casualty Event or an Expropriation Event or (b) the announcement by the Partnership of a decision to permanently cease or indefinitely defer the construction or completion of the Project; or (ii) after the Completion Date, (a) the suspension for more than 120 consecutive days (as such period may be extended on a day for day basis corresponding with the occurrence and continuance of any event of force majeure (as defined in any of the Project Documents) so long as the Partnership is diligently proceeding to mitigate the consequences of such event) of all or substantially all operation of the Project (other than (1) by reason of the failure to be dispatched or (2) by reason of the occurrence of a Casualty Event or an Expropriation Event) or (b) the announcement by the Partnership of a decision to permanently cease operation of the Project.

            "Event of Default" shall have the meaning set forth in Section 8.1.

            "Exchange Act" shall mean the United States Securities Exchange Act of 1934, amended.

            "Exchange Bonds" shall mean the Bonds issued in the Exchange Offer pursuant to Section 2.9(f) hereof.

            "Exchange Offer" shall have the meaning set forth in the Registration Rights Agreement.

            "Exchange Offer Registration Statement" shall have the meaning set forth in the Registration Rights Agreement.

            "Exempt Wholesale Generator" shall mean an "exempt wholesale generator", as that term is defined in 15 U.S.C. ss. 79z-5a(a-1).

            "Expansion" shall mean the improvements resulting from an Expansion Modification.

            "Expansion Modifications" shall have the meaning set forth in
Section 5.1(c)(ix).

            "Expansion Party" shall mean any third Person owning and otherwise responsible for the development, construction and operation of an Expansion.

            "Expropriation Event" shall mean any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of a material part of the Collateral by any Governmental Authority unless such transfer or taking is the subject of a Good Faith Contest.

            "Expropriation Proceeds" shall mean all insurance proceeds or other amounts (including instruments) actually received on account of an Expropriation Event (after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate Governmental Authority).

            "Final Maturity Date" shall mean the latest stated maturity date of the Bonds of a particular series.

            "Financing Documents" shall mean, collectively, this Indenture, the First Series Supplemental Indenture, the Second Series Supplemental Indenture, the Bonds, the VEPCO L/C Agreement, any Working Capital Agreement (when entered into by the Partnership or the Funding Corporation), any Reserve Account L/C Agreement (when entered into by the Partnership or the Funding Corporation), any Additional Indebtedness Agreement (when entered into by the Partnership or the Funding Corporation), the Senior Security Documents and the Equity Documents.

            "First Series Supplemental Indenture" shall mean the First Supple mental Indenture, dated as of the Closing Date, among the Trustee, the Partnership and the Funding Corporation.

            "Fiscal Year" shall mean the accounting year of the Partnership commencing each year on January 1 and ending on December 31 or such other period adopted as such by the Partnership.

            "Fuel Interconnection Agreements" shall mean the ANR Interconnection Agreement and the Tennessee Gas Interconnection Agreement.

            "Funding Corporation" shall have the meaning set forth in the Preamble.

            "Funding Corporation Request" and "Funding Corporation Order" shall mean, respectively, a written request or order signed by an Authorized Officer of the Funding Corporation.

            "Funding Corporation Security Agreement" shall mean the Security Agreement, dated as of the Closing Date, by the Funding Corporation in favor of the Collateral Agent.

            "Funding Corporation Stock Pledge Agreement" shall mean the Pledge and Security Agreement (Funding Corporation Stock), dated as of the Closing Date, by Holding in favor of the Collateral Agent.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

            "Gas Pipeline" shall mean that certain pipeline and related equipment and systems connecting the Project to the pipelines owned by Tennessee Gas and ANR.

            "Global Bonds" shall mean, individually and collectively, each of the Restricted Global Bonds and the Unrestricted Global Bonds, substantially in the form of Exhibit G hereto issued in accordance with Section 2.5, 2.9(b)(iv), 2.9(d)(ii) or 2.9(f) hereof.

            "Global Bond Legend" shall mean the legend set forth in Section 2.9(g)(ii), which is required to be placed on all Global Bonds issued under this Indenture.

            "Good Faith Contest" shall mean the contest of an item if (i) the item is diligently being contested in good faith by appropriate proceedings timely instituted, (ii) adequate reserves are established in accordance with GAAP with respect to the contested item and held in cash or Permitted Investments, if the contested item individually or when taken together with all other contested items for which reserves are not at the time being held in cash or Permitted Investments could reasonably be expected to result in liability of the Partnership and the Funding Corporation in excess of $1,000,000, (iii) during the period of such contest, the enforcement of any contested item is effectively stayed, unless such enforcement would not reasonably be expected to result in a Material Adverse Effect, (iv) any Lien filed in connection therewith shall have been removed from the record by Bonding Arrangements by a reputable surety company, or title insurance or cash deposits are otherwise provided to assure the discharge of the Funding Corporation's or the Partnership's obligation in connection therewith, provided that such cash deposits, in the aggregate, shall not exceed $2,000,000, (v) such payment in respect of any Tax, Lien or claim shall have been made as is necessary to prevent the recordation of a tax deed or other similar instrument conveying the property of the Partnership or any portion thereof, (vi) the failure to pay or comply with the contested item during the period of such Good Faith Contest would not reasonably be expected to result in a Material Adverse Effect and (vii) the Partnership or the Funding Corporation has no Knowledge of any actual or proposed deficiency or additional assessment in connection therewith not otherwise satisfying the requirements of clauses (i) through (vi).

            "Governmental Approval" shall mean any consent, license, approval, registration, permit or other authorization of any nature which is required to be granted by any Governmental Authority (i) for the formation of the Partnership and the Funding Corporation, (ii) for the enforceability of any Transaction Documents and the making of any payments contemplated thereunder,
(iii) for the construction, ownership, operation and maintenance of the Project and (iv) for all such other matters as may be necessary in connection with the Project or the performance of any Person's obligations under any Transaction Document.

            "Governmental Authority" shall mean any government, governmental department, ministry, commission, board, bureau, agency, regulatory authority, instrumentality of any government (central or state), judicial, legislative or administrative body, federal, state or local, having jurisdiction over the matter or matters in question.

            "GP Interests Pledge Agreement" shall mean the Second Amended and Restated Pledge and Security Agreement (GP Interests), dated as of the Closing Date, by LSP Energy in favor of the Collateral Agent.

            "GP Stock Pledge Agreement" shall mean the Second Amended and Restated Pledge and Security Agreement (GP Stock), dated as of the Closing Date, by Holding in favor of the Collateral Agent.

            "Granite" shall mean Granite Power Partners II, L.P., a Delaware limited partnership.

            "Guaranty" shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing in any manner any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, bonds or services, to take-or-pay or to maintain financial statement conditions or otherwise), (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (iii) to reimburse any Person for the payment by such Person under any letter of credit, surety, bond or other guaranty issued for the benefit of such other Person, provided that the term "Guaranty " shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guaranty" or "Guaranteed" used as a verb has a correlative meaning.

            "Holder" shall mean a Person in whose name a Bond is registered in the Security Register.

            "Holding" shall mean LSP Batesville Holding, LLC, a Delaware limited liability company.

            "Indebtedness" of any Person at any date shall mean, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person under leases which are or should be, in accordance with GAAP, recorded as Capital Leases in respect of which such Person is liable, (v) all obligations of such Person under interest rate or currency protection agreements or other hedging instruments, (vi) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities (or property), (vii) all deferred obligations of such Person to reimburse any bank or other Person in respect of amounts paid or advanced under a letter of credit or other instrument, (viii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, and (ix) all Indebtedness of others Guaranteed directly or indirectly by such Person or as to which such Person has an obligation substantially the economic equivalent of a Guarantee or other arrangement to assure a creditor against loss.

            "Indenture" shall have the meaning set forth in the Preamble.

            "Indenture Collateral" shall have the meaning set forth in the recitals to this Indenture.

            "Indenture Funds" shall mean the Bond Fund (and each sub-fund thereof) created pursuant to Section 3.1 and any Sinking Fund created pursuant to Section 7.2.

            "Independent Consultants" shall mean the Independent Engineer, the Market Consultant and the Insurance Consultant.

            "Independent Engineer" shall mean R.W. Beck, Inc. or another nationally recognized independent engineer selected by the Partnership.

            "Indirect Participant" shall mean a Person who holds a beneficial interest in a Global Bond through a Participant.

            "Inducement Agreement" shall mean the Inducement Agreement, to be entered into by and among the Authority, the County, the Industrial Development Authority of the Second Judicial Authority of Panola County, Mississippi, and the Partnership, substantially in the form of Exhibit C-1.

            "Infrastructure" shall mean the Water System and the Gas Pipeline.

            "Infrastructure Construction Consents" shall mean, collectively:

                  (i) the Consent and Agreement, dated as of January 13, 1999, by and among Robinson Mechanical Contractors, Inc., the Partnership and Credit Suisse First Boston as collateral agent;

                  (v) the Consent and Agreement, dated as of March 11, 1999, by and among Big Warrior Corporation, the Partnership and Credit Suisse First Boston as collateral agent; and

                  (vi) the Consent and Agreement, dated as of March 11, 1999, by and among Garney Companies, Inc., the Partnership and Credit Suisse First Boston as collateral agent.

            "Infrastructure Contracts" shall mean, collectively, (i) the Contract Agreement for Design and Construction of Water Intake System, dated as of January 13, 1999, between the Partnership and Robinson Mechanical Contractors, Inc., (ii) the Contract Agreement, Specifications and Documents and related change orders for Design and Construction of a Gas Pipeline System, dated as of February 4, 1999, between the Partnership and Big Warrior Corporation, and (iii) the Contract, Agreement, Specifications and Documents and related change orders for Design and Construction of a Water Pipeline System, dated as of March 1, 1999, between the Partnership and Garney Companies, Inc.

            "Infrastructure Financing Documents" shall mean the Use Agreements and the Inducement Agreement.

            "Initial Bonds" shall mean (i) the $150,000,000 7.164% Senior Secured Bonds due January 15, 2014 issued by the Funding Corporation and the Partnership on the Closing Date under the First Series Supplemental Indenture and (ii) the $176,000,000 8.160% Senior Secured Bonds due July 15, 2025 issued by the Funding Corporation and the Partnership on the Closing Date under the Second Series Supplemental Indenture.

            "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

            "Insurance Consultant" shall mean Aon Risk Services, Inc., or another nationally recognized insurance consultant selected by the Partnership.

            "Intercreditor Agent" shall mean, initially, The Bank of New York, a New York banking corporation, and any Person appointed as a substitute or replacement Intercreditor Agent under the Intercreditor Agreement.

            "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of the Closing Date, by and among the Partnership, the Funding Corporation, the Trustee, the VEPCO L/C Agent, the Collateral Agent, the Intercreditor Agent, the Administrative Agent and any other Secured Party that becomes a party thereto pursuant to the terms thereof.

            "Interest Sub-Fund" shall mean the Interest Sub-Fund established pursuant to Section 3.1.

            "Internal Revenue Code" shall mean the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereun-der. Section references to the Internal Revenue Code are to the Internal Revenue Code, as in effect at the date of this Indenture and any subsequent provisions of the Internal Revenue Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Involuntary Buy-Out" shall mean any Buy-Out of a Power Purchase Agreement that is not voluntarily sought by the Partnership, but into which the Partnership is legally or practically required to enter by force of law or regulation, or by an actual or threatened Expropriation Event, or by an actual or threatened bankruptcy proceeding or other action adverse to the material rights and benefits granted to the Partnership under such Power Purchase Agreement on the part of, or an actual or threatened termination of such Power Purchase Agreement by, the purchaser of electricity under such Power Purchase Agreement.

            "Issuers" shall mean the Partnership and the Funding Corporation.

            "Knowledge" shall mean, with respect to the Partnership or the Funding Corporation, the actual knowledge of any officer or manager of a general partner of the Partnership (or an officer or manager of the Partnership in the event that the Partnership has officers or managers) or any officer of the Funding Corporation, as the case may be, that has day-to-day responsibility for the operation or finances of the Project.

            "Legal Defeasance" shall have the meaning set forth in Section 13.1.

            "Letter of Transmittal" means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Bonds for use by such Holders in connection with the Exchange Offer.

            "Lien", with respect to any asset, shall mean any mortgage, deed of trust, lien, pledge, charge, security interest or easement or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected or effective under Applicable Law, as well as the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loss Event" shall mean a Casualty Event, an Expropriation Event or a Title Event.

            "Loss Proceeds" shall mean Casualty Proceeds, Expropriation Proceeds and Title Proceeds.

            "LP Interests Pledge Agreement" shall mean the Second Amended and Restated Pledge and Security Agreement (LP Interests), dated as of the Closing Date, by Holding in favor of the Collateral Agent.

            "LS Power" shall mean LS Power, LLC, a Delaware limited liability company.

            "LSP Energy" shall mean LSP Energy, Inc., a Delaware corporation.

            "Make-Whole Premium" shall have the meaning given to such term in the First Series Supplemental Indenture or the Second Series Supplemental Indenture, as applicable.

            "Management Services Agreement" shall mean the Management Services Agreement, dated as of August 24, 1998, between the Partnership and LS Power Management, LLC.

            "Major Maintenance Expenditures" shall mean labor, materials and other direct expenses for any overhaul of, or major maintenance procedure for, the turbines which requires significant disassembly or shutdown of the Project pursuant to manufacturers' guidelines or recommendations, engineering or operating considerations or the requirements of any Applicable Law.

            "Major Maintenance Reserve Account" shall have the meaning given to such term in the Common Agreement.

            "Major Maintenance Reserve Requirement" shall have the meaning given to such term in the Common Agreement.

            "Market Consultant" shall mean C.C. Pace Consulting L.L.C., or another nationally recognized electricity market consultant selected by the Partner ship.

            "Material Adverse Effect" shall mean: (i) a material adverse change in the status of the business, operations, property or financial condition of the Partnership or the

Funding Corporation; or (ii) any event or occurrence of whatever nature which materially adversely affects (a) the Partnership's or the Funding Corporation's ability to perform its obligations under any Transaction Document or (b) the perfection, validity or priority of the Senior Secured Parties' security interests in the Senior Collateral.

            "Merchant Period" shall mean any period during which less than thirty-three percent (33%) of the then current capacity of the Facility (as defined in the EPC Contract) is to be sold or otherwise disposed of under an Acceptable PPA.

            "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation.

            "Mortgage Estate" shall have the meaning given to the term "Trust Property" in the Deed of Trust.

            "MW" shall mean a unit of electrical energy equal to one million watts of power.

            "Non-U.S. Person" shall mean a Person who is not a U.S. Person.

            "O&M Account" shall have the meaning given to such term in the Common Agreement.

            "O&M Agreement" shall mean the Operation and Maintenance Agreement, dated as of August 24, 1998, by and between the Operator and the Partnership.

            "O&M Costs" shall mean all actual cash maintenance and operation costs incurred and paid for the Project in any particular calendar or fiscal year or period to which said term is applicable (provided that if the Partnership elects to accrue property taxes or any other annual cost on a monthly basis and such property taxes and/or such other annual costs are shown as a separate line item in the Annual Operating Budget, such property taxes and/or such other annual costs shall be factored into the calculation of Cash Available for Debt Service as accrued instead of according to when such property taxes and/or such other annual costs are actually paid), including payments for fuel and/or tracking account payments made by the Partnership under the Power Purchase Agreements, fuel costs incurred under Power Purchase Agreements other than the VEPCO

Power Purchase Agreement or the Aquila Power Purchase Agreement or when no Power Purchase Agreements are in effect, additives or chemicals and transportation costs related thereto, Taxes (other than those based upon the Partnership's income), insurance, consumables, payments under any lease, payments pursuant to the O&M Agreement (other than the Operator Fee), the Parts Agreement and the Management Services Agreement, legal fees and expenses paid by the Partnership in connection with the management, maintenance or operation of the Project, fees paid in connection with obtaining, transferring, maintaining or amending any Governmental Approvals and reasonable general and administrative expenses, but exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of indebtedness of the Partnership; provided that O&M Costs shall not include (i) the Operator Fee, (ii) Major Maintenance Expenditures to the extent paid with funds on deposit in the Major Maintenance Reserve Account, (iii) distributions of any kind to the Partner ship or its Affiliates (other than payments under the Management Services Agreement and the O&M Agreement (except for the Operator
Fee)), (iv) depreciation, (v) capital expenditures, other than those included in and approved as part of the Annual Operating Budget or (vi) payments made for Restoration of the Project in accordance with the provisions of Section 3.10 of the Common Agreement.

            "Officer's Certificate" shall mean a certificate executed by an Authorized Officer of the Partnership or the Funding Corporation, as applicable.

            "144A Global Bond" shall mean a global bond substantially in the form of Exhibit G hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Bonds sold in reliance on Rule 144A.

            "100% PPA Period" shall mean any period during which 100% of the then current capacity of the Facility (as defined in the EPC Contract) is to be sold or otherwise disposed of under an Acceptable PPA.

            "One-Third PPA Period" shall mean any period during which at least 33% but less than 66 2/3% of the then current capacity of the Facility (as defined in the EPC Contract) is to be sold or otherwise disposed of under an Acceptable PPA.

            "Operating Revenues" shall mean all of the following, without duplication, received by the Partnership: (i) all payments received by the Partnership under the Power Purchase Agreements (including with respect to fuel); (ii) proceeds of any business interruption insurance; (iii) income derived from the sale or use of electric capacity or energy produced, transmitted or distributed by the Project; (iv) all other revenues from the operation of the Project together with any receipts derived from the sale of any property pertaining to the Project or incidental to the operation of the Project, including, without limitation, transmission upgrade credits; (v) the investment income on amounts in the Accounts (but solely to the extent deposited from time to time in the Revenue Account); all as determined in conformity with cash accounting principles and excluding any payments received in connection with any Buy-Out and (vi) all other deposits into the Revenue Account not included in clauses (i) through (v) above, including transfers from the Debt Service Reserve Account.

            "Operator" shall mean Cogentrix Batesville Operations, LLC, a Delaware limited liability company.

            "Operator Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among the Operator, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "Operator Fee" shall mean the Management Fee (as defined in the O&M Agreement) due and payable to the Operator pursuant to Section 6.3 of the O&M Agreement.

            "Opinion of Counsel" shall mean a written opinion of counsel for any Person either expressly referred to herein or otherwise reasonably satisfactory to the Trustee which may include, without limitation, counsel for the Funding Corporation or the Partnership, whether or not such counsel is an employee of the Funding Corporation or the Partnership.

            "Optional Modifications" shall have the meaning set forth in Section 5.1(c)(ix).

            "Ordinary Equity Contributions" shall have the meaning given to such term in the Equity Contribution Agreement.

            "Organizational Documents" shall mean, as to any Person, the articles of incorporation, bylaws, partnership agreement, limited liability company agreement or other organizational or governing documents of such Person including, in the case of the Partnership, the Partnership Agreement.

            "Other Construction Consents" shall mean, collectively:

                  (i) the Consent and Agreement, dated as of January 13, 1999, by and among Lauren Constructors, Inc., the Partnership and Credit Suisse First Boston as collateral agent;

                  (ii) the Consent and Agreement, dated as of January 13, 1999, by and among North American Transformer, the Partnership and Credit Suisse First Boston as collateral agent; and

                  (iii) the Consent and Agreement, dated as of January 13, 1999, by and among Siemens Power Transmission & Distribution, LLC, the Partnership and Credit Suisse First Boston as collateral agent.

            "Other Construction Contracts" shall mean, collectively:

                  (i) the Specifications and Documents for Design and Construction of Substation and Transmission Line System, dated as of January 13, 1999, between the Partnership and Lauren Constructors, Inc.;

                  (ii) the Specifications and Documents for 230/161 kV Power Transformer, dated as of January 13, 1999, between the Partnership and North American Transformer, Inc.; and

                  (iii) the Specifications and Documents for 161 kV Circuit Breakers, dated as of January 13, 1999, between the Partnership and Siemens Power Transmission and Distribution.

            "Outstanding," when used with respect to Bonds, shall mean, as of the date of determination, all Bonds theretofore authenticated and delivered under this Indenture, except:

            (i) Bonds theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

            (ii) Bonds for whose redemption money in the necessary amount has been theretofore deposited with the Trustee; provided that pursuant to Article VI notice of such redemption has been duly given pursuant to Article VI or provision therefor satisfactory to the Trustee has been made;

            (iii) Bonds or portions thereof deemed to have been paid within the meaning of Section 13.1;

            (iv) Bonds as to which defeasance has been effected pursuant to
Article XIII; and

            (v) Bonds which have been paid pursuant to Section 2.9 or that have been exchanged for other Bonds or Bonds in lieu of which other Bonds have been authenticated and delivered pursuant to this Indenture other than any Bonds in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds constitute valid obligations of the Funding Corporation and the Partnership;

provided, however, that in determining whether the Holders of the requisite principal of Bonds outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders, Bonds owned by any of the Funding Corporation, the Partner ship, any partner of the Partnership or an Affiliate of any thereof shall be disregarded and deemed not to be outstanding as provided in Section 10.2, except that in deter mining whether the Trustee shall be protected in making such a determination or relying on any quorum, consent or vote, only Bonds which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

            "Overdue Interest" shall mean, as of any Payment Date, all interest on any Bond which has become due and payable and not been punctually paid or duly provided for when and as due and payable, whether as a result of insufficient Available Funds or otherwise.

            "Overdue Principal" shall mean, as of any Payment Date, all principal of any Bond which has become due and payable and not been punctually paid or duly provided for when and as due and payable, whether as a result of insufficient Available Funds or otherwise.

            "Panola County Account" shall mean any account established by the Partnership in favor of the County pursuant to the terms of the Infrastructure Financing Documents.

            "Participant" shall mean, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

            "Partner" shall mean any limited partner or general partner of the Partnership.

            "Partnership" shall have the meaning set forth in the Preamble.

            "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of LSP Energy Limited Partnership, dated as of May 19, 1999, by and between Holding and LSP Energy.

            "Partnership Request" and "Partnership Order" shall mean, respectively, a written request or order signed in the name of the Partnership by an Authorized Representative.

            "Partnership Security Agreement" shall mean the Second Amended and Restated Security Agreement, dated as of the Closing Date, by the Partnership in favor of the Collateral Agent.

            "Parts" shall mean any part, appliance, instrument, appurtenance or accessory necessary or useful to the operation, maintenance, service or repair of the Project.

            "Parts Agreement" shall mean the Letter Agreement/Blanket Purchase Order, dated as of July 23, 1998, by and between Westinghouse and the Partnership.

            "Paying Agent" shall mean any Person acting as Paying Agent hereunder pursuant to Section 9.11.

            "Payment Date" shall mean (i) any Scheduled Payment Date, (ii) any Redemption Date or (iii) any other date specified for the payment of Overdue Interest or Overdue Principal pursuant to Section 2.11.

            "Performance Liquidated Damages" shall mean the performance liquidated damages payable by the EPC Contractor pursuant to Section 12.4(c) of the EPC Contract, in the amount and to the extent payable pursuant to the EPC Contract.

            "Permitted Indebtedness" shall have the meaning given to such term in Section 5.1(c).

            "Permitted Investments" shall mean: (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having a maturity not exceeding (x) 180 days (prior to the Completion Date) or (y) 364 days (after the Completion Date) from the date of issuance; (ii) time deposits and certificates of deposit having a maturity not exceeding (x) 180 days (prior to the Completion Date) or (y) 364 days (after the Completion Date) of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000; (iii) commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $100,000,000 and commercial paper of any domestic corporation rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding (x) 180 days (prior to the Completion Date) or (y) 364 days (after the Completion Date) from the date of acquisition; (iv) fully secured repurchase obligations for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications established in clause (ii) above or any financial institution having long-term unsecured debt securities rated "A" or better by S&P or "A2" or better by Moody's, in connection with which such underlying securities are held in trust by a third-party custodian; (v) high-grade corporate bonds rated at least "A" or the equivalent thereof by S&P or at least "Aa3" or the equivalent thereof by Moody's and, in each case, having a maturity not exceeding (x) 180 days (prior to the Completion Date) or (y) 364 days (after the Completion Date); and (vi) money market funds having a rating in the highest investment category granted thereby by a Rating Agency at the time of acquisition, including any fund for which the Trustee or an Affiliate of the Trustee serves as an investment advisor, administrator, shareholder, servicing agent, custodian or subcustodian, notwithstanding that (a) the Trustee or an Affiliate of the Trustee charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm's-length) and (b) the Trustee charges and collects fees and expenses for services rendered pursuant to this Indenture.

            "Permitted Liens" shall have the meaning set forth in Section
5.1(d).

            "Person" shall mean any natural person, corporation, partnership, limited liability company, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.

            "Place of Payment", when used with respect to the Bonds of any series, shall mean the office or agency maintained pursuant to Section 9.11 and such other place, or places, if any, where the principal of and interest on the Bonds of such series are payable as specified in the Series Supplemental Indenture setting forth the terms of the Bonds of such series.

            "Post Default Rate" shall mean the rate of interest on the applicable Bonds at the time of determination (determined without reference to the Post Default Rate) plus 2%.

            "Power Purchase Agreements" shall mean the Aquila Power Purchase Agreement, the VEPCO Power Purchase Agreement and any other agreement for the sale of all or a portion of the net electric capacity and generation from the Project entered into by the Partnership from time to time.

            "Power Purchaser" shall mean any purchaser of electricity under a Power Purchase Agreement or any Additional Project Document providing for the sale of electricity from the Project.

            "Predecessor Bonds," with respect to any particular Bond, shall mean any previous Bond evidencing all or a portion of the same debt as that evidenced by such particular Bond; for the purposes of this definition, any Bond authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Bond shall be deemed to evidence the same debt as the lost, destroyed or stolen Bond.

            "Principal Sub-Fund" shall mean the Principal Sub-Fund established pursuant to Section 3.1.

            "Private Placement Legend" shall mean the legend set forth in
Section 2.9(g)(i) to be placed on all Bonds issued under this Indenture except where other wise permitted by the provisions of this Indenture.

            "Proceeds Account" shall have the meaning given to such term in the Common Agreement.

            "Project" shall mean the approximately 837 MW gas fired combined cycle electric generating facility to be constructed by the EPC Contractor under the EPC Contract, together with all buildings, structures or improvements erected on the Site and the Easements (to the extent owned by the Partnership), all alterations thereto or replacements thereof, all fixtures, attachments, appliances, equipment, machinery and other articles attached thereto or used in connection therewith (to the extent owned by the Partnership) and all Parts which may from time to time be incorporated or installed in or attached thereto, all contracts and agreements for the purchase or sale of commodities or other personal property related thereto, all leases of real or personal property related thereto, all other real and tangible and intangible personal property owned by the Partnership and placed upon or used in connection with the electric generation plant to be built upon the Site and the Easements, the Site, the Easements, the Governmental Approvals relating to the Project, any transmission lines owned by the Partnership and the Infrastructure (to the extent owned by the Partnership).

            "Project Costs" shall mean the costs associated with the development, financing, design, engineering, acquisition, equipping, construction, assembly, inspection, testing, completion and start-up of the Project (including the Infrastructure). Project Costs include, without limitation, amounts advanced or payable under the Infrastructure Financing Documents (including any retention or security deposit relating to construction costs paid or payable by the Partnership whenever due), interest, reimbursement obligations and other financing costs payable prior to Completion, management fees (including under the Management Services Agreement) and Operator Fees payable prior to the commercial operation of the Project and a development fee in the amount of $3,000,000 payable to an Affiliate of the Partner ship on the Closing Date.

            "Project Documents" shall mean the EPC Agreements, the Infrastructure Contracts (until any such contract is transferred by the Partnership), the Other Construction Contracts, the Power Purchase Agreements, the Fuel Interconnection Agreements, the Electric Interconnection Agreements, the Water Supply Agreement, the O&M Agreement, the Partnership Agreement, the Consents, the Engineering Services Agreement, the Parts Agreement, the Management Services Agreement, the Ad Valorem Tax Agreement and, when entered into, any Additional Project Document.

            "Project Party" shall mean any party to any Project Document other than the Partnership.

            "Projected Senior Debt Service Coverage Ratio" shall mean, for any period, the ratio of (a) the aggregate of all Cash Available for Debt Service for such period to (b) the aggregate of all Senior Debt Service for such period, in each case calculated on a projected basis (using, (i) if the period in question is the 100% PPA Period, projections of Cash Available for Debt Service based on projected sales under the Power Purchase Agreements or Replacement PPAs, as applicable, (ii) if the period in question is the Merchant Period, projections of Cash Available for Debt Service based on projected merchant sales, and (iii) if the period in question is the One-Third PPA Period or the Two-Thirds PPA Period, projections of Cash Available for Debt Service based on the appropriate combination of projected sales under the Power Purchase Agreements or Replacement PPAs, as applicable, and projected merchant sales) and confirmed by the Independent Engineer.

            "Purchase Agreement" shall mean the Purchase Agreement, dated May 13, 1999, among the Partnership, the Funding Corporation and the Purchasers.

            "Purchasers" shall mean Credit Suisse First Boston Corporation, Scotia Capital Markets (USA) Inc. and TD Securities (USA) Inc.

            "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A.

            "Qualified Transferee" shall mean any Person that shall acquire after the Closing Date interests in the Partnership or the general partner of the Partnership so long as (i) such person is, or is controlled by a person that is, reasonably experienced in the business of owning and operating facilities similar to the Project, (ii) such acquisition shall be in compliance with law and after giving effect to such acquisition (a) the Partnership will not as a result of such acquisition be in violation of any Applicable Laws (including, without limitation, all Governmental Approvals) the compliance with which is necessary to permit the Partnership to conduct its business in accordance with the Project Documents and to maintain its status as an Exempt Wholesale Generator and the Project's status as an Eligible Facility (if the Project and the Partnership were certified as such at the time of such acquisition) and the Trustee shall have received opinions of counsel to such person and counsel to the Partnership to such effect, (b) no Default or Event of Default shall have occurred and be continuing and (c) such acquisition would not reasonably be expected to result in a Material Adverse Effect, and (iii) to the extent relevant to such acquisition, the Collateral Agent shall have received a pledge of and lien on the general partnership interests in the Partnership or shares of capital stock of LSP Energy so acquired and the Partnership shall have furnished to the Trustee, the Collateral Agent and the Administrative Agent such documents, certificates and opinions from counsel to such person and the Partnership as the Trustee, the Collateral Agent and the Administrative Agent shall have reasonably required.

            "Rating Agency" shall mean Moody's or S&P.

            "Rating Downgrade" shall mean a downgrade in the then current ratings of the Bonds by a Rating Agency either within a particular category or from one category to another.

            "Redemption Date" shall have the meaning set forth in Section 6.2.

            "Redemption Price" shall mean, with respect to any Outstanding Bond for any Redemption Date, an amount equal to the principal amount, premium, if any, and interest accrued to but not including the Redemption Date of such Outstanding Bond to be paid for Bonds to be redeemed prior to maturity as specified in a notice of redemption given pursuant to Section 6.4.

            "Redemption Sub-Fund" shall mean the Redemption Sub-Fund established pursuant to Section 3.1.

            "Registered Depositary" shall mean The Depository Trust Company, having a principal office at 55 Water Street, New York, New York 10041-0099, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its securities payment and transfer operations.

            "Registration Rights Agreement" shall mean the Registration Rights Agreement, dated as of May 21, 1999, by and among the Issuers and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Bonds, one or more registration rights agreements between the Issuers and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Bonds to register such Additional Bonds under the Securities Act.

            "Regular Record Date", for any Bond of a series, for the Scheduled Payment Date of any installment of principal thereof or payment of interest thereon, shall mean the 15th day (whether or not a Business Day) preceding such Scheduled Payment Date, or any other date specified for such purpose in the form of Bond of such series attached to the Series Supplemental Indenture relating to the Bonds of such series.

            "Regulation S" shall mean Regulation S promulgated under the Securities Act.

            "Regulation S Global Bond" shall mean a Regulation S Temporary Global Bond or Regulation S Permanent Global Bond, as appropriate.

            "Regulation S Permanent Global Bond" shall mean a permanent Global Bond in the form of Exhibit G hereto bearing the Global Bond Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Bond upon expiration of the Restricted Period.

            "Regulation S Temporary Global Bond" shall mean a temporary Global Bond in the form of Exhibit G hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Bonds initially sold in reliance on Rule 903 of Regulation S.

            "Regulation S Temporary Global Bond Legend" shall mean the legend set forth in Section 2.9(g)(iii) which is required to be placed on all Regulation S Temporary Global Bonds issued under this Indenture.

            "Replacement Power" shall have the meaning given to such term in the Power Purchase Agreements.

            "Replacement PPA" shall mean a power purchase agreement in respect of which or that (i) the Rating Agencies confirm in writing that no downgrade of the ratings for the Bonds will occur solely as a result of such Replacement PPA, or (ii) (a) the counterparty of which or the credit support provider for such counterparty (including any parent of such counterparty which guarantees such counterparty's obligations) shall be rated at least "BBB-" by S&P and at least "Baa3" by Moody's, (b) has a minimum term of one year and (c) the pricing and commercial terms of which are, as a whole, equivalent to or better than the pricing and commercial terms under the Power Purchase Agreement being replaced (as confirmed by the Independent Engineer).

            "Replacement Project Document" shall mean any Additional Project Document, other than a Replacement PPA, entered into in replacement of a Project Document (i) with substantially similar economic effect on the Partnership as the Project Document being replaced and (ii) with a counterparty having substantially similar creditworthiness and experience as the counterparty to the Project Document being replaced.

            "Required Modifications" shall have the meaning set forth in Section 5.1(c)(ix).

            "Reserve Account L/C Agent" shall mean any agent for the Reserve Account L/C Issuer and the Reserve Account L/C Banks under a Reserve Account L/C Agreement.

            "Reserve Account L/C Banks" shall mean the financial institutions from time to time party to a Reserve Account L/C Agreement.

            "Reserve Account L/C Issuer" shall mean any issuer of a Reserve Account Letter of Credit.

            "Reserve Account L/C Agreement" shall mean an agreement among the Partnership and/or the Funding Corporation, and, as applicable, the Reserve Account L/C Agent, the Reserve Account L/C Issuer and the Reserve Account L/C Banks pursuant to which the Reserve Account L/C Issuer agrees to issue Reserve Account Letters of Credit for the account of the Partnership on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation, Section 5.1(c)(viii).

            "Reserve Account Letter of Credit" shall have the meaning set forth in Section 5.1(c)(viii).

            "Responsible Officer" shall mean, with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of the Financing Documents to which the Trustee is a party, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            "Restoration", "Restoring" or "Restore(d)" shall mean repairing, rebuilding or otherwise restoring the Project due to the occurrence of a Casualty Event or a Loss Event, or, upon the occurrence of any Title Event, curing such Title Event.

            "Restricted Definitive Bond" shall mean a Definitive Bond bearing the Private Placement Legend.

            "Restricted Global Bond" shall mean a Global Bond bearing the Private Placement Legend.

            "Restricted Period" shall mean the 40-day restricted period as defined in Regulation S.

            "Revenue Account" shall have the meaning given to such term in the Common Agreement.

            "Rule 144" shall mean Rule 144 under the Securities Act.

            "Rule 144A" shall mean Rule 144A under the Securities Act.

            "Rule 903" shall mean Rule 903 promulgated under the Securities Act.

            "Rule 904" shall mean Rule 904 promulgated the Securities Act.

            "S&P" shall mean Standard & Poor's Ratings Group, a New York corporation.

            "Scheduled Payment Date" shall mean (a) with respect to any Bond or Additional Bond, January 15 and July 15, and (b) with respect to any other amortizing Senior Secured Obligation, the date on which any principal is scheduled to become due, which shall be on April 15, July 15, October 15 and January 15.

            "SEC" shall mean the Securities and Exchange Commission.

            "Second Series Supplemental Indenture" shall mean the Second Supplemental Indenture, dated as of the Closing Date, among the Trustee, the Partnership and the Funding Corporation.

            "Secured Parties" shall mean the Senior Secured Parties.

            "Securities Account Control Agreement" shall mean the Second Amended and Restated Securities Account Control Agreement, dated as of the Closing Date, by and among the Partnership, the Funding Corporation, the Collateral Agent and The Bank of New York, as securities intermediary.

            "Securities Act" shall mean the United States Securities Act of 1933, as amended.

            "Securities Intermediary" shall have the meaning set forth in
Section 1.13(a).

            "Security Register" shall have the meaning set forth in Section 2.8.

            "Security Registrar" shall mean any Person acting as Security Registrar pursuant to Section 9.11.

            "Senior Collateral" shall mean all assets, rights, interests and other property in or upon which a security interest or Lien is or is purported to be granted to the Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Senior Security Documents.

            "Senior Debt Service" shall mean, for any period, without duplication, (i) the aggregate of all fees payable to the Senior Secured Parties during such period plus (ii) the aggregate of all interest, principal and other amounts payable in respect of the Senior Secured Obligations during such period (but not including any interest during construction or other similar payments which are pre-funded with proceeds of a debt issuance or otherwise).

            "Senior Debt Service Coverage Ratio" shall mean, for any period, the ratio of (i) the aggregate of all Cash Available for Debt Service for such period to (ii) all Senior Debt Service for such period.

            "Senior Indebtedness" shall mean the Senior Secured Obligations, together with such other Permitted Indebtedness, other than subordinated Indebtedness, of the Partnership or the Funding Corporation.

            "Senior Secured Obligations" shall mean, collectively, without duplication: (i) all Indebtedness, financial liabilities and obligations of the Partner ship and the Funding Corporation, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise) to the Senior Secured Parties under or pursuant to this Indenture, the Bonds, the VEPCO L/C Agreement, any Working Capital Agreement, any Reserve L/C Agreement, any Additional Indebtedness Agreement, the Senior Security Documents, the Equity Documents, any other Financing Document or any other agreement, document or instrument evidencing, securing or relating to such indebtedness, financial liabilities or obligations, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements;
(ii) any and all sums advanced by the Collateral Agent in order to preserve the Senior Collateral or preserve its security interest in the Senior Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the obligations described in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing and unwaived, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Senior Collateral, or of any exercise by the Collateral Agent of its rights under the Senior Security Documents, together with reasonable attorneys' fees and court costs.

            "Senior Secured Parties" shall mean the Holders, the Trustee, the Securities Intermediary, the VEPCO L/C Banks, the VEPCO L/C Issuer, the VEPCO L/C Agent, any Working Capital Bank, any Working Capital Agent, any Reserve Account L/C Bank, any Reserve Account L/C Issuer, any Reserve Account L/C Agent, any Additional Indebtedness Holder, any Additional Indebtedness Agent, the Collateral Agent, the Intercreditor Agent and the Administrative Agent, in each case to the extent such party is, or pursuant to the Intercreditor Agreement (or an agent on its behalf) becomes, a party to the Intercreditor Agreement.

            "Senior Security Documents" shall mean, collectively, the Deed of Trust, the Partnership Security Agreement, the Funding Corporation Security Agreement, the LP Interest Pledge Agreement, the GP Interest Pledge Agreement, the GP Stock Pledge Agreement, the Funding Corporation Stock Pledge Agreement, the Common Agreement, the Collateral Agency Agreement and the Intercreditor Agreement.

            "Series Supplemental Indenture" shall mean an indenture supplemental to this Indenture entered into by the Funding Corporation, the Partnership and the Trustee for the purpose of establishing, in accordance with Article II of this Indenture, the title, form and terms of the Bonds of any series; "Series Supplemental Indentures" shall mean each and every Series Supplemental Indenture.

            "Shelf Registration Statement" shall mean the Shelf Registration Statement as defined in the Registration Rights Agreement.

            "Site" shall mean the approximately 60 acre parcel of land located near Batesville, Mississippi on which the Facility (as defined in the EPC Contract) will be located.

            "Special Record Date" for the payment of any Overdue Interest or Overdue Principal shall mean a date fixed by the Trustee pursuant to Section 2.11.

            "Taxes" shall mean all taxes of every kind (including without limitation, gross and net income, gross and net receipts, capital gains, excess profits and minimum taxes, taxes on tax preferences, capital, net worth, franchise, sales, use, rental, value-added, stamp, documentary, excise, property and other similar taxes), charges and withholdings, levies, imposts, duties, fees and deductions imposed by any government or political subdivision thereof, quasi-governmental authority or taxing jurisdiction or authority, together with all interest, additions to tax, penalties and similar add-ons payable with respect thereto, enacted or imposed with respect to: (i) the Project or any part or component thereof; (ii) the Transaction Documents (including any payment made pursuant thereto or any activity or act in connection therewith or pursuant thereto); (iii) the execution, issue, delivery, registration, notarization, assignment or transfer or transfer of any interest in, or for the legality, validity or enforceability of the Transaction Documents and any documents related to the Transaction Documents; (iv) the manufacture, financing, refinancing, construction, acceptance, rejection, transfer, control, operation, condition, occupancy, servicing, maintenance, repair, abandonment, replacement, purchase, sale, owner ship, delivery, nondelivery, registration, reregistration, leasing, subleasing, mortgaging, pledging, insuring, possession, repossession, use, improvement, transfer of title, return or other disposition of the Project, or any indebtedness with respect thereto; (v) the rental, receipts or earnings arising from the Project or payments with respect to principal or interest or premium on the debt instruments evidencing the Senior Secured Obligations; (vi) the income or other proceeds received with respect to the Project or any part thereof upon the disposition thereof, any contract relating to the manufacture, construction, acquisition or delivery of the Project or any part thereof, in each case as supplemented or amended; or (vii) otherwise in connection with the transactions contemplated by the Transaction Documents.

            "Tennessee Gas" shall mean Tennessee Gas Pipeline Company.

            "Tennessee Gas Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among Tennessee Gas, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "Tennessee Interconnection Agreement" shall mean the Facilities Agreement, dated June 23, 1998, between Tennessee Gas and the Partnership.

            "Title Event" shall mean the existence of any defect of title or lien or encumbrance on the Mortgage Estate (other than Permitted Liens in effect on the Closing Date) that entitles the Collateral Agent to make a claim under the Title Policy.

            "Title Insurer" shall mean First American Title Insurance Company.

            "Title Policy" shall mean that certain policy of title insurance insuring the Deed of Trust issued by the Title Insurer dated as of the Closing Date, including all amendments thereto, endorsements thereof and substitutions or replacements therefor.

            "Title Proceeds" shall mean all amounts and proceeds actually received, including instruments, under the Title Policy or any other title insurance policy on account of a title event.

            "Total Equity Amount" shall have the meaning given to such term in the Equity Contribution Agreement.

            "Transaction Documents" shall mean the Project Documents and the Financing Documents.

            "Trust Indenture Act" shall mean the United States Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was executed (or, with respect to any supplemental indenture, the date as of which such supplemental indenture was executed).

            "Trustee" shall mean the Person named as the "Trustee" in the Preamble of this Indenture and its successors, and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party, or any successor to all or substantially all of its corporate trust business, provided that any such successor or surviving corporation shall be eligible for appointment as trustee pursuant to Section 9.7 until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "TVA" shall mean Tennessee Valley Authority, a corporation created by and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as amended.

            "TVA Consent" means the Consent and Agreement, dated as of August 28, 1998, by and among TVA, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "TVA Interconnection Agreement" means the Interconnection Agreement, dated as of July 22, 1998, by and between TVA and the Partnership.

            "Two-Thirds PPA Period" shall mean any period during which at least 66 2/3% but less than 100% of the then current capacity of the Facility (as defined in the EPC Contract) is to be sold or otherwise disposed of under an Acceptable PPA.

            "Uniform Commercial Code" or "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under this Indenture and the Senior Security Documents.

            "Unrestricted Global Bond" shall mean a permanent Global Bond substantially in the form of Exhibit G attached hereto that bears the Global Bond Legend and that has the "Schedule of Exchanges of Interests in the Global Bond" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Bonds that do not bear the Private Placement Legend.

            "Unrestricted Definitive Bond" shall mean one or more Definitive Bonds that do not bear and are not required to bear the Private Placement Legend.

            "Use Agreements" shall mean, collectively, (i) the Infrastructure Use Agreement (Water Supply System and Wastewater Disposal System), to be entered into by and among the Authority, the Mississippi Department of Economic and Community Development, the County, the Industrial Development Authority of the Second Judicial Authority of Panola County, Mississippi, and the Partnership, substantially in the form attached hereto as Exhibit C-2, and (ii) the Infrastructure Use Agreement (Lateral Pipeline) to be entered into by and among the Authority, the Mississippi Department of Economic and Community Development, the County, the Industrial Development Authority of the Second Judicial Authority of Panola County, Mississippi, and the Partnership, substantially in the form attached hereto as Exhibit C-3, and (iii) the agreement to be entered into by and between Panola Partnership, Inc. and the Partnership, and (iv) any other agreements that may be entered into by the Partnership pursuant to the terms of the agreements described in clauses (i), (ii) and (iii).

            "UtiliCorp" shall mean UtiliCorp United Inc., a Delaware corporation.

            "VEPCO" shall mean Virginia Electric and Power Company, a Virginia public service corporation.

            "VEPCO Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among VEPCO, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "VEPCO Extended Term" shall mean the "Extended Term", as such term is defined in the VEPCO Power Purchase Agreement.

            "VEPCO Initial Term" shall mean the "Initial Term", as such term is defined in the VEPCO Power Purchase Agreement.

            "VEPCO L/C Agent" shall mean, initially, Credit Suisse First Boston, and any Person appointed as a substitute or replacement facility agent under the VEPCO L/C Agreement.

            "VEPCO L/C Agreement" shall mean the Letter of Credit Agreement, dated as of August 28, 1998, as amended, among the Partnership, the VEPCO L/C Agent, the VEPCO L/C Issuer and the VEPCO L/C Banks.

            "VEPCO L/C Banks" shall mean the financial institutions from time to time party to the VEPCO L/C Agreement.

            "VEPCO L/C Issuer" shall mean Credit Suisse First Boston and any other issuer of a VEPCO Letter of Credit.

            "VEPCO Letter of Credit" shall mean any letter of credit issued under the VEPCO L/C Agreement.

            "VEPCO Power Purchase Agreement" shall mean the Power Purchase Agreement, dated as of May 18, 1998, between the Partnership and VEPCO, as amended by (i) the First Amendment to Power Purchase Agreement, dated as of July 22, 1998, and (ii) the Second Amendment to Power Purchase Agreement, dated as of August 11, 1998, between the Partnership and VEPCO.

            "Voluntary Buy-Out" shall mean any buy-out of a Power Purchase Agreement that is not an Involuntary Buy-Out.

            "Water System" shall mean (i) that certain water intake system, pipeline and other related equipment and systems connecting the Project to its water supply at Enid Lake, and (ii) that certain waste water pipeline and other related equipment and systems connecting the Project to its wastewater discharge point in the Little Tallahatchie River.

            "Water Supply Agreement" shall mean Agreement No. ELLSP-1-1, dated June 8, 1998, between the Partnership and the United States of America, as amended by the amendment dated as of March 15, 1999 between the Partnership and the United States of America.

            "Westinghouse" shall mean Siemens Westinghouse Power Corporation, a Division of CBS Corporation, a Pennsylvania corporation.

            "Westinghouse Consent" shall mean the Consent and Agreement, dated as of August 28, 1998, by and among Westinghouse, the Partnership and IBJ Schroder Bank & Trust Company as collateral agent.

            "Working Capital Agent" shall mean any agent for the Working Capital Banks under a Working Capital Agreement.

            "Working Capital Banks" shall mean the financial institutions from time to time party to a Working Capital Agreement.

            "Working Capital Agreement" shall mean an agreement among the Partnership, the Working Capital Agent and the Working Capital Banks pursuant to which the Working Capital Banks agree to make Working Capital Loans to the Partnership on the terms and conditions set forth therein and in accordance with the Financing Documents, including, without limitation, Section 5.1(c)(vii).

            "Working Capital Loans" shall have the meaning set forth in Section 5.1(c)(vii).

            Section 1.2 Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Funding Corporation or the Partnership to the Trustee that the Trustee take any action under any provision of this Indenture, the Funding Corporation or the Partner ship shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any particular application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. The Trustee may conclusively rely, and shall be fully protected in relying, on any such Officer's Certificate.

            Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each individual signing such certificate or opinion has read such covenant or condition;

            (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (c) a statement that, in the opinion of each such individual, such examination or investigation has been made as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with;

            (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with; and

            (e) in the case of an Officer's Certificate of the Funding Corporation or the Partnership, a statement that no Event of Default under this Indenture has occurred and is continuing (unless such Officer's Certificate relates to an Event of Default).

            Section 1.3 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate of an officer of the Funding Corporation or the Partnership may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or has reason to believe that the certificate or opinion or representations with respect to the matters upon which such Officer's Certificate is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an Authorized Representative of the Funding Corporation or the Partnership, as the case may be, stating that the information with respect to such factual matters is in the possession of the Funding Corporation or the Partnership, respectively, unless such counsel knows that the certificate or representations with respect to such matters are erroneous.

            Any Opinion of Counsel stated to be based on the opinion of other counsel shall be accompanied by a copy of such other opinion.

            Where any Person is required to give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

            Section 1.4 Notices, Etc. to Trustee, Funding Corporation and Partnership. Any Act of Holders or other document provided or permitted by this Indenture shall be deemed to have been given only if such notice is in writing and delivered personally, or by registered or certified first-class mail with postage prepaid, or made, given or furnished in writing by confirmed telecopy or facsimile transmission, or by prepaid courier service to the appropriate party as set forth below:

            Trustee:              The Bank of New York
                                  101 Barclay Street
                                  Floor 21 West
                                  New York, New York 10286
                                  Attn: Corporate Trust Trustee
                                        Administration
                                  Telephone No.: (212) 815-5939
                                  Telecopy No.: (212) 815-5915

            Funding Corporation:  LSP Batesville Funding Corporation
                                  c/o LS Power Management, LLC
                                  Two Tower Center
                                  20th Floor
                                  East Brunswick, NJ  08816
                                  Attn: General Counsel
                                  Telephone No.: (732) 249-1736
                                  Telecopy No.: (732) 249-7290

            Partnership:          LSP Energy Limited Partnership
                                  c/o LS Power Management, LLC
                                  Two Tower Center
                                  20th Floor
                                  East Brunswick, NJ  08816
                                  Attn: General Counsel
                                  Telephone No.: (732) 249-6750
                                  Telecopy No.: (732) 249-7290

            With copies to, as applicable:

            Collateral Agent:     The Bank of New York
                                  101 Barclay Street
                                  Floor 21 West
                                  New York, New York 10286
                                  Attn: Corporate Trust Trustee
                                        Administration
                                  Telephone No.: (212) 815-5939
                                  Telecopy No.: (212) 815-5915

            Intercreditor Agent:  The Bank of New York
                                  101 Barclay Street
                                  Floor 21 West
                                  New York, New York 10286
                                  Attn: Corporate Trust Trustee
                                        Administration
                                  Telephone No.: (212) 815-5939
                                  Telecopy No.: (212) 815-5915

            Administrative Agent: The Bank of New York
                                  101 Barclay Street
                                  Floor 21 West
                                  New York, New York 10286
                                  Attn: Corporate Trust Trustee
                                        Administration
                                  Telephone No.: (212) 815-5939
                                  Telecopy No.: (212) 815-5915

            Moody's:              Moody's Investors Service, Inc.
                                  99 Church Street
                                  New York, New York 10007

            S&P:                  Standard & Poor's Ratings Group
                                  25 Broadway
                                  New York, New York 10004

Any party may change its address by giving notice of such change in the manner set forth herein. Any notice given to a party by mail or by courier shall be deemed delivered upon receipt thereof (unless the party refuses to accept delivery, in which case the party shall be deemed to have accepted delivery upon presentation). Any notice given to a party by telecopy or facsimile transmission shall be deemed effective on the date it is actually sent to the intended recipient by confirmed telecopy or facsimile transmission to the telecopier number specified above.

            Section 1.5 Notices to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, if any, and not earlier than the earliest date, if any, prescribed for the giving of such notice. Where this Indenture provides for notice, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

            Section 1.6 Effect of Heading and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

            Section 1.7 Successors and Assigns. All covenants, agreements, representations and warranties contained or incorporated by reference in this Indenture by the Trustee, the Partnership and the Funding Corporation shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

            Section 1.8 Severability Clause. In case any provision in this Indenture or in the Bonds shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 1.9 Benefits of Indenture. Nothing in this Indenture or in the Bonds, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Bonds, any benefit or any legal or equitable right, remedy or claim under this Indenture.

            Section 1.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

            (a) THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE LIEN AND SECURITY INTEREST HEREUNDER, OR THE REMEDIES HEREUNDER, ARE GOVERNED BY THE LAW OF ANY JURISDICTION OTHER THAN THE STATE Of NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE NEW YORK UCC, THE "SECURITIES INTERMEDIARY'S JURISDICTION" OF THE TRUSTEE WITH RESPECT TO THE INDENTURE FUNDS IS THE STATE OF NEW YORK.

            (b) Any legal action or proceeding by or against the Partnership or the Funding Corporation with respect to or arising out of this Indenture may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York. By execution and delivery of this Indenture, each of the Partnership or the Funding Corporation accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts for legal proceedings arising out of or in connection with this Indenture and irrevocably consents to the appointment of CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019 as its agent to receive service of process in New York, New York. If for any reason such agent shall cease to be available to act as such, each of the Partnership and the Funding Corporation agrees to appoint a new agent on the terms and for the purposes of this provision. Nothing herein shall affect the right to serve process in any other manner permitted by law or any right to bring legal action or proceedings in any other competent jurisdiction. Each of the Partnership and the Funding Corporation further agrees that the aforesaid courts of the State of New York and of the United States of America for the Southern District of New York shall have exclusive jurisdiction with respect to any claim or counterclaim of the Partnership or the Funding Corporation, as the case may be, based upon the assertion that the rate of interest charged by or under this Indenture or under the other Financing Documents is usurious. Each of the Partnership and the Funding Corporation hereby waives any right to stay or dismiss any action or proceeding under or in connection with the Project, this Indenture or any other Transaction Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue.

            (c) EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE

TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE OTHER PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

            Section 1.11 Legal Holidays. In any case where the Redemption Date or the Scheduled Payment Date of any Bond or of any installment of principal thereof or payment of interest thereon, or any date on which any Overdue Interest or Overdue Principal is proposed to be paid, shall not be a Business Day, then (notwithstanding any other provision of this Indenture or such Bond) payment of interest, principal, Overdue Interest or Overdue Principal, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date or on the Scheduled Payment Date, or on the date on which the Overdue Interest or Overdue Principal is proposed to be paid, and, except as provided in the Series Supplemental Indenture setting forth the terms of such Bond, no interest shall accrue for the period from and after such Redemption Date or Scheduled Payment Date, or date for the payment of Overdue Interest or Overdue Principal, as the case may be, to the date of such payment.

            Section 1.12 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 1.13 Securities Intermediary.

            (a) Acceptance of Appointment of Securities Intermediary. The Bank of New York hereby agrees to act as securities intermediary (in such capacity, the "Securities Intermediary") under this Indenture. Each of the Trustee, the Partner ship and the Funding Corporation hereby acknowledges that the Securities Intermediary shall act as securities intermediary under this Indenture.

            (b) Confirmation and Agreement. The Securities Intermediary acknowledges, confirms and agrees, as of the Closing Date, that (i) the Securities Intermediary has established the Indenture Funds as set forth in
Section 3.1 (including,
without limitation, as special, segregated and irrevocable cash collateral accounts, in the form of noninterest bearing accounts, which shall be maintained at all times until the termination of this Indenture), (ii) each Indenture Fund is and will be maintained as a "securities account" (within the meaning of Section 8501 of the New York UCC), (iii) the Partnership and the Funding Corporation are the "entitlement holders" (within the meaning of Section 8102(a)(7) of the New York UCC) in respect of the "financial assets" (within the meaning of Section 8102(a)(9) of the New York UCC) carried in or credited to the Indenture Funds, but the Indenture Funds shall be under the exclusive control of the Securities Intermediary, (iv) all property delivered to the Securities Intermediary pursuant to this Indenture or the Senior Security Documents will be promptly credited to an Indenture Fund, (v) all financial assets in registered form or payable to or to the order of and credited to any Indenture Fund shall be registered in the name of, payable to or to the order of, or specially indorsed to, the Securities Intermediary or in blank, or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Indenture Fund be registered in the name of, payable to or to the order of, or specially indorsed to, the Partnership or the Funding Corporation except to the extent the foregoing have been specially indorsed by the Partnership or the Funding Corporation, as the case may be, to the Securities Intermediary or in blank, (vi) the Securities Intermediary shall promptly comply with all instructions of the Trustee, and, to the limited extent set forth in this Indenture, the Partnership, and (vii) the Securities Intermediary shall not change the name or account number of any Indenture Fund without the prior written consent of the Trustee and the Partnership.

            (c) Financial Assets Election. The Securities Intermediary agrees that each item of property (whether cash, a security, an instrument or obligation, share, participation, interest or other property whatsoever) credited to any Indenture Fund shall be treated as a financial asset under
Article 8 of the New York UCC.

            (d) Entitlement Orders; No Other Control Agreements; No Other Liens. Each of the Partnership and the Funding Corporation agrees that the Securities Intermediary may, and the Securities Intermediary agrees that it shall, comply with orders purporting to be entitlement orders if originated by the Trustee and relating to any security entitlements carried in or credited to any Indenture Fund without further consent by the Partnership, the Funding Corporation or any other Person. In the event that the Securities Intermediary receives conflicting entitlement orders from the Trustee and the Partnership or any other Person, the Securities Intermediary shall comply with the entitlement orders originated by the Trustee. The Securities Intermediary shall not execute and deliver, or otherwise become bound by, any agreement (a "Control Agreement") under which the Securities Intermediary agrees with any Person other than the Trustee to comply with entitlement orders originated by such Person relating to any of the Indenture Funds or the security entitlements that are the subject of this Indenture. The Securities Intermediary shall not grant any lien or security interest in any financial asset that is the subject of any security entitlement that is the subject of this Indenture.

            (e) Subordination of Lien; Waiver of Set-Off. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Indenture Fund, any security entitlement carried therein or credited thereto or any financial asset that is the subject of any such security entitlement, the Securities Intermediary agrees that such lien or security interest shall (except to the extent provided in the last sentence of this Section 1.13(e)) be subordinate to the Lien and security interest of the Trustee. The financial assets standing to the credit of the Indenture Funds will not be subject to deduction, set-off, banker's lien or any other right in favor of any Person other than the Trustee (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Indenture Funds, and the Partnership, the Funding Corporation and the Trustee hereby authorize the Securities Intermediary to debit the relevant Indenture Fund or Indenture Funds for such amounts).

            (f) No Other Agreements. Neither the Securities Intermediary, the Partnership nor the Funding Corporation have entered into any agreement with respect to the Indenture Funds or any security entitlements or any financial assets carried in or credited to any Indenture Fund other than this Indenture, the Senior Security Documents and agreements with respect to the making of Permitted Investments. The Securities Intermediary has not entered into any agreement with the Partnership, the Funding Corporation or any other Person purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders originated by the Trustee in accordance with
Section 1.13(d). In the event of any conflict between this Section 1.13 (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Section shall prevail.

            (g) Notice of Adverse Changes. Except for the claim and interest of the Trustee, the Funding Corporation and the Partnership in each of the Indenture Funds, the Securities Intermediary does not know (without independent investigation), as of the Closing Date, of any claim to, or interest in, any Indenture Fund or in any security


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

entitlement or financial asset carried therein or credited thereto. If any officer of the Securities Intermediary charged with administering the Indenture Funds on a day-to-day basis obtains actual knowledge that any Person has asserted any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Indenture Fund or in any security entitlement or financial asset carried therein or credited thereto, the Securities Intermediary will promptly notify the Partnership, the Funding Corporation and the Trustee thereof.

            (h) Rights and Powers of the Trustee. The rights and powers granted to the Trustee by the Securities Intermediary have been granted in order to perfect its Lien and security interest in the Indenture Funds and the security entitlements and financial assets carried therein or credited thereto, are powers coupled with an interest and will neither be affected by the bankruptcy of the Partnership or the Funding Corporation nor the lapse of time.

            (i) Limited Rights of Partnership. Until the payment in full of all outstanding Bonds, neither the Partnership nor the Funding Corporation shall have any rights against or to monies held in the Indenture Funds, as third party beneficiary or otherwise, except to the extent the Partnership has the right to direct the investment of monies held in the Indenture Funds, as permitted by
Section 3.7. In no event shall any amounts or Permitted Investments deposited in or credited to any Indenture Fund be registered in the name of the Partnership or the Funding Corporation, payable to the order of the Partnership or the Funding Corporation or specially indorsed to the Partnership or the Funding Corporation except to the extent that the foregoing have been specially indorsed by the Partnership or the Funding Corporation, as the case may be, to the Securities Intermediary or in blank.

            (j) No Rights of Funding Corporation. The Funding Corporation acknowledges, confirms and agrees that it shall have no rights against or to monies held in the Indenture Funds, as third party beneficiary or otherwise. The Funding Corporation further acknowledges, confirms and agrees that, as between the Funding Corporation and the Partnership, (i) all monies held in the Indenture Funds are the sole property of the Partnership and (ii) the Partnership has full authority to exercise all rights and powers reserved to the Partnership hereunder with respect to the Indenture Funds and all monies held therein.


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

                                   ARTICLE II
                                    THE BONDS

            Section 2.1 Form of Bond to Be Established by Series Supplemental Indenture. The Bonds of each series shall be substantially in the form (not inconsistent with this Indenture, including Section 2.5) established in the Series Supplemental Indenture relating to the Bonds of such series.

            Section 2.2 Form of Trustee's Authentication. The Trustee's certificate of authentication on all Bonds shall be in substantially the following form:

Dated:

            This Bond is one of the Bonds referred to in the within-mentioned Indenture.

                                    The Bank of New York,
                                    as Trustee

                                    By: _______________________________
                                            Authorized Signatory

            Section 2.3 Amount; Issuable in Series. The aggregate principal amount of Bonds that may be authenticated and delivered under this Indenture is unlimited.

            The Bonds may be issued in one or more series. There shall be established in one or more Series Supplemental Indentures, prior to the issuance of Bonds of any series:

            (a) the title of the Bonds of such series (which shall distinguish the Bonds of such series from all other Bonds) and the form or forms of Bonds of such series;

            (b) any limit upon the aggregate principal amount of the Bonds of such series that may be authenticated and delivered under this Indenture (except for Bonds authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Bonds of such series pursuant to Section 2.7, 2.8, 2.10, 6.6 or 12.6 and except for


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

Bonds that, pursuant to the last paragraph of Section 2.4, are deemed never to have been authenticated and delivered hereunder);

            (c) the date or dates on which the principal of the Bonds of such series is payable, the amounts of principal payable on such date or dates and the Regular Record Date for the determination of Holders to whom principal is payable; and the date or dates on or as of which the Bonds of such series shall be dated, if other than as provided in Section 2.14(a);

            (d) the rate or rates at which the Bonds of such series shall bear interest, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the Regular Record Date for the determination of Holders to whom interest is payable; and the basis of computation of interest, if other than as provided in Section 2.14(b);

            (e) if other than as provided in Section 9.11, the place or places where (i) the principal of and interest on Bonds of such series shall be payable, (ii) Bonds of such series may be surrendered for registration of transfer or exchange and (iii) notices and demands to or upon the Funding Corporation or the Partnership in respect of the Bonds of such series and this Indenture may be served;

            (f) the price or prices at which, the period or periods within which and the terms and conditions upon which Bonds of such series may be redeemed, in whole or in part, at the option of the Funding Corporation or the Partnership;

            (g) the obligation, if any, of the Funding Corporation or the Partnership to redeem, purchase or repay Bonds of such series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the term and conditions upon which Bonds of such series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

            (h) if other than minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Bonds of such series shall be issuable;


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

            (i) any other terms of such series (which terms shall not be inconsistent with the provisions of this Indenture);

            (j) any trustees, authenticating or paying agents, warrant agents, transfer agents or registrars with respect to the Bonds of such series if different than those provided for herein; and

            (k) CUSIP numbers, if any.

            Section 2.4 Authentication and Delivery of Bonds. Subject to Section 2.3, at any time and from time to time after the execution and delivery of this Indenture, the Funding Corporation and the Partnership may deliver Bonds of any series executed by the Funding Corporation and the Partnership to the Trustee for authentication, together with a Funding Corporation Order and a Partnership Order for the authentication and delivery of such Bonds, and the Trustee shall thereupon authenticate and make available for delivery such Bonds in accordance with such Funding Corporation Order and Partnership Order, without any further action by the Funding Corporation or the Partnership. No Bond shall be secured by or entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Bond a certificate of authentication, in the form provided for herein, executed by the Trustee by the manual signature of any Responsible Officer thereof, and such certificate upon any Bond shall be conclusive evidence, and the only evidence, that such Bond has been duly authenticated and delivered thereunder. In authenticating such Bonds and accepting the additional responsibilities under this Indenture in relation to such Bonds, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon:

            (a) an executed Series Supplemental Indenture with respect to the Bonds of such series;

            (b) an Officer's Certificate of the Funding Corporation (i) certifying as to resolutions of the Board of Directors of the Funding Corporation by or pursuant to which the terms of the Bonds of such series were established and (ii) certifying that all conditions precedent under this Indenture to the Trustee's authentication and delivery of such Bonds have been complied with;

            (c) an Officer's Certificate of the Partnership to the affect of clauses (b)(i) (with respect to resolutions of the Partnership) and (b)(ii) above; and


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

            (d) an Opinion of Counsel to the effect that (i) the form or forms and the terms of such Bonds have been established by a Series Supplemental Indenture as permitted by Sections 2.1 and 2.3 in conformity with the provisions of this Indenture, (ii) all conditions precedent to the Trustee's authentication and delivery of such Bonds and the execution and delivery by the Trustee of such Series Supplemental Indenture set forth in this Indenture have been complied with and (iii) the Bonds of such series, when authenticated and made available for delivery by the Trustee and issued by the Funding Corporation and the Partnership in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Funding Corporation and the Partnership, enforceable against the Funding Corporation and the Partnership in accordance with their terms, except as enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

            Notwithstanding the foregoing, if any Bond shall have been authenticated and delivered hereunder but never issued and sold by the Funding Corporation and the Partnership, and the Funding Corporation and the Partnership shall deliver such Bond to the Trustee for cancellation as provided in Section 2.13(a) together with a written statement (which need not comply with Section
1.2 and need not be accompanied by an Opinion of Counsel) stating that such Bond has never been issued and sold by the Funding Corporation and the Partnership, for all purposes of this Indenture such Bond shall be deemed never to have been authenticated and delivered hereunder and shall never have been or be entitled to the benefits hereof.

            Section 2.5 Form.

            (a) General. The Bonds of each series shall be in registered form and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed, engraved, typewritten or photocopied thereon, as may be required to comply with the rules of any securities exchange upon which the Bonds of any such series are to be listed, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by Board Resolution of the Funding Corporation or of the Partnership or by the officers of the Funding Corporation or the Partnership


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

executing such Bonds, such determination by said officers to be evidenced by their signing the Bonds.

            The terms and provisions contained in the Bonds shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Bond conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

            The Bonds shall be printed, lithographed, engraved, typewritten, photocopied or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange upon which the Bonds of any such series are to be listed, if any, all as determined by the officers executing such Bonds, as evidenced by their execution of such Bonds.

            (b) Global and Definitive Bonds. The Bonds may be issued in the form of (a) definitive Bonds or (b) one or more Global Bonds. Bonds issued in definitive form shall be registered in the name or names of such Persons and for such principal amounts as the Funding Corporation and the Partnership may request. Bonds issued in the form of a Global Bond shall be registered in the name of the Registered Depositary or its nominee and shall represent the beneficial interests of Persons purchasing the Bonds. In the event any of the Bonds are issued in a transaction under Rule 144A, any such Person shall purchase such Bonds in transactions complying with Rule 144A. In the event any of the Bonds are issued in a transaction under Regulation S, any such Person shall purchase such Bonds in transactions complying with Regulation S. Bonds issued in global form in reliance on Regulation S (the "Regulation S Global Bonds") and Bonds issued in global form in reliance on Rule 144A shall not be represented by the same Global Bond. Beneficial interests in each Regulation S Global Bond may be held through Euroclear or Cedel, as participants in the Registered Depositary. The Trustee, as custodian ("Custodian"), shall act as custodian of each Global Bond for the Registered Depositary or appoint a subcustodian to act in such capacity. So long as the Registered Depositary or its nominee is the registered owner of a Global Bond, it shall be considered the Holder of the Bonds represented thereby for all purposes hereunder and under such Global Bond. None of the Funding Corporation, the Partnership, the Trustee or any Paying Agent shall have any responsibility or liability for any aspect of the records relating to or payments made by the Registered Depositary on account of beneficial interests in any Global Bond.


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

Interests in the Global Bonds shall be transferred on the Registered Depositary's book-entry settlement system.

            Bonds issued in global form shall be substantially in the form of Exhibit G attached hereto (including the Global Bond Legend thereon and the "Schedule of Exchanges of Interests in the Global Bond" attached thereto). Bonds issued in definitive form shall be substantially in the form of Exhibit A attached hereto Supplemental Indenture (but without the Global Bond Legend thereon and without the "Schedule of Exchanges of Interests in the Global Bond" attached thereto). Each Global Bond and Definitive Bond shall represent such of the outstanding Bonds as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Bonds from time to time endorsed thereon and that the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Bond to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.9 hereof.

            (c) Temporary Global Bonds. Bonds offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Bond, which shall be deposited on behalf of the purchasers of the Bonds represented thereby with the Trustee, at its New York office, as custodian for the Registered Depositary, and registered in the name of the Registered Depositary or the nominee of the Registered Depositary for the accounts of designated agents holding on behalf of Euroclear or Cedel, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of a written certificate from the Registered Depositary, together with copies of certificates from Euroclear and Cedel certifying that they have received certification of nonUnited States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Bond (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Bond or an IAI Global Bond bearing a Private Placement Legend, all as contemplated by Section 2.9(a)(ii) hereof). Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Bond shall be exchanged for beneficial interests in Regulation S Permanent Global


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

Bonds pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Bonds, the Trustee shall cancel the Regulation S Temporary Global Bond. The aggregate principal amount of the Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Registered Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

            (d) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Bond and the Regulation S Permanent Global Bonds that are held by Participants through Euroclear or Cedel.

            Section 2.6 Execution of Bonds. The Partnership and the Funding Corporation shall execute the Bonds as co-obligors and the Bonds shall be executed (a) on behalf of the Funding Corporation by the President or one of the Vice Presidents of the Funding Corporation with or without the Funding Corporation's corporate seal reproduced thereon and (b) on behalf of the Partnership by an Authorized Representative. The signature of any such officers on the Bonds may be manual or facsimile.

            Bonds bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, the proper officers of the Funding Corporation or the Partnership, respectively, shall bind the Funding Corporation and the Partnership, respectively, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Bonds or did not hold such offices at the date of such Bonds.

            Section 2.7 Temporary Bonds. Pending the preparation of permanent Bonds of any series pursuant to Section 2.10, the Funding Corporation and the Partnership may execute, and upon receipt of a Funding Corporation Order and Partnership Order, the Trustee shall authenticate and make available for delivery, temporary Bonds of such series that are printed, lithographed, typewritten, photocopied or otherwise produced, in any denomination, substantially of the tenor of the permanent Bonds in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Funding Corporation and the

Partnership executing such Bonds may determine, as evidenced by their execution of such Bonds.

            If temporary Bonds of any series are issued, the Funding Corporation and the Partnership shall cause permanent Bonds of such series to be prepared without unreasonable delay. After the preparation of permanent Bonds of such series, the temporary Bonds of such series shall be exchangeable for permanent Bonds of such series upon surrender of the temporary Bonds of such series at the Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Bonds of any series, the Funding Corporation and the Partnership shall execute, and the Trustee shall authenticate and make available for delivery, in exchange therefor, permanent Bonds of such series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, such temporary Bonds of any series shall in all respects be entitled to the same benefits under this Indenture as permanent Bonds of such series.

            Section 2.8 Registration; General Restrictions on Transfer and Exchange. The Funding Corporation and the Partnership shall cause to be kept at the Corporate Trust Office of the Security Registrar a register which, subject to such reasonable regulations as the Funding Corporation and the Partnership may prescribe, shall provide for the registration of Bonds and for the registration of transfers and exchanges of Bonds. This register and, if there shall be more than one Security Registrar, the combined registers maintained by all such Security Registrars, are herein sometimes referred to as the "Security Register". The Trustee is hereby appointed Security Registrar for the purpose of so keeping the Security Register and registering Bonds and transfers and exchanges of Bonds as herein provided.

            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Bond other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

            If a Person other than the Trustee is appointed by the Funding Corporation and the Partnership as Security Registrar, the Funding Corporation and the Partnership shall give the Trustee prompt written notice of the appointment of a Security Registrar and of the location, and any change in the location, of the Security Register, and the Trustee shall have the right to inspect the Security Register at all reasonable times and to obtain copies thereof, and the Trustee shall have the right to rely upon such Security Register as to the names and addresses of the Holders of the Bonds and the principal amounts and numbers of such Bonds.

            Subject to the other restrictions on transfers and exchanges set forth herein, at the option of the Holder, Bonds of any series may be exchanged for other Bonds of the same series to be registered in the name of such Holder, of authorized denominations and of like tenor, maturity, interest rate and aggregate principal amount, upon surrender of the Bonds to be exchanged at any office or agency maintained for such purpose pursuant to Section 9.11. Whenever any Bonds are so surrendered for exchange, the Funding Corporation and the Partnership shall execute, and the Trustee shall authenticate and make available for delivery, the Bonds which the Holder making the exchange is entitled to receive. The Funding Corporation and the Partnership shall execute and deliver to the Trustee from time to time, for safekeeping and subsequent authentication, a stock of definitive registered Bonds of each series in such quantities as the Partnership, after consultation with the Trustee, determines to be sufficient to permit the issuance of definitive Bonds and the exchanges contemplated by this Section.

            Every Bond presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Partnership and the Security Registrar or any transfer agent, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

            Section 2.9 Transfer and Exchange.

            (a) Transfer and Exchange of Global Bonds. A Global Bond may not be transferred as a whole except by the Registered Depositary to a nominee of the Registered Depositary, by a nominee of the Registered Depositary to the Registered Depositary or to another nominee of the Registered Depositary, or by the Registered Depositary or any such nominee to a successor Registered Depositary or a nominee of such successor Registered Depositary. All Global Bonds will be exchanged by the Issuers for Definitive Bonds if (i) the Issuers deliver to the Trustee notice from the Registered Depositary that it is unwilling or unable to continue to act as Registered Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Registered Depositary is not appointed by the Issuers within 120 days after the


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

date of such notice from the Registered Depositary, (ii) the Issuers in their sole discretion determine that the Global Bonds (in whole but not in part) should be exchanged for Definitive Bonds and delivers a written notice to such effect to the Trustee or (iii) after the occurrence of an Event of Default, beneficial owners holding interests requesting an aggregate principal amount of Bonds of not less than 51% of the Bonds requested by the Global Bonds advise the Trustee through the Registered Depositary in writing that the continuation of a book-entry system through the Registered Depositary with respect to the Bonds is no longer in such owner's best interests; provided that in no event shall the Regulation S Temporary Global Bond be exchanged by the Issuer for Definitive Bonds prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act. Upon the occurrence of any of the events in clauses (i) through (iii) of the preceding paragraph, the Trustee shall, by forwarding any notice received by the Trustee from the Funding Corporation or the Partnership, be deemed to have notified all Persons who hold a beneficial interest in the Global Bond through participants in the Registered Depositary or indirect participants through participants in the Registered Depositary of the availability of definitive Bonds. Upon surrender by the Registered Depositary of the Global Bond and receipt of instructions for reregistration, the Security Registrar will exchange the Global Bond for an equal aggregate principal amount of definitive Bonds. Global Bonds also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Bond authenticated and delivered in exchange for, or in lieu of, a Global Bond or any portion thereof, pursuant to this Section 2.9 or Sections 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Bond. A Global Bond may not be exchanged for another Bond other than as provided in this Section 2.9(a); however, beneficial interests in a Global Bond may be transferred and exchanged as provided in Section 2.9(b), (c) or (f) hereof.

            (b) Transfer and Exchange of Beneficial Interests in the Global Bonds. The transfer and exchange of beneficial interests in the Global Bonds shall be effected through the Registered Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Bonds shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Bonds also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Bond. Beneficial interests in any Restricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Bond in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Temporary Regulation S Global Bond may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a Purchaser). Beneficial interests in any Unrestricted Global Bond may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.9(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Bonds. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.9(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Registered Depositary in accordance with the Applicable Procedures directing the Registered Depositary to credit or cause to be credited a beneficial interest in another Global Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Registered Depositary in accordance with the Applicable Procedures directing the Registered Depositary to cause to be issued a Definitive Bond in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Registered Depositary to the Security Registrar containing information regarding the Person in whose name such Definitive Bond shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Bonds be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Bond prior to (x) the expiration of the Restricted Period and
(y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.9(f) hereof, the requirements of this
Section 2.9(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Bonds. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Bonds contained in this Indenture and the Bonds


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

or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Bond(s) pursuant to Section 2.9(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Bond. A beneficial interest in any Restricted Global Bond may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Bond if the transfer complies with the requirements of Section 2.9(b)(ii) above and the Security Registrar receives the following:

                        (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Bond, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

                        (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Bond or the Regulation S Global Bond, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

                        (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Bond, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications and certificates and Opinion of Counsel required by item
      (3) thereof, if applicable.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Bond for Beneficial Interests in the Unrestricted Global Bond. A beneficial interest in any Restricted Global Bond may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Bond or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond if the exchange or transfer complies with the requirements of Section 2.9(b)(ii) above and:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer,
      (2) a Person participating in the distribution of the


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

      Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule
      144) of the Issuer;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Security Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Bond proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Bond has not yet been issued, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.


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

                  Beneficial interests in an Unrestricted Global Bond cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Bond.

            (c) Transfer or Exchange of Beneficial Interests for Definitive
Bonds.

                  (i) Beneficial Interests in Restricted Global Bonds to Restricted Definitive Bonds. If any holder of a beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Bond, then, upon receipt by the Security Registrar of the following documentation:

                        (A) if the holder of such beneficial interest in a Restricted Global Bond proposes to exchange such beneficial interest for a Restricted Definitive Bond, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (2)(a) thereof;

                        (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                        (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (2) thereof;

                        (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

                        (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including


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

      the certifications, certificates and Opinion of Counsel required by item
      (3) thereof, if applicable;

                        (F) if such beneficial interest is being transferred to the Issuers or any of its Subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.9(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this
      Section 2.9(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Registered Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest in a Restricted Global Bond pursuant to this Section 2.9(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Regulation S Temporary Global Bond to Definitive Bonds. Notwithstanding Sections 2.9(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Bond may not be exchanged for a Definitive Bond or transferred to a Person who takes delivery thereof in the form of a Definitive Bond prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903(c)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.


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

                  (iii) Beneficial Interests in Restricted Global Bonds to Unrestricted Definitive Bonds. A holder of a beneficial interest in a Restricted Global Bond may exchange such beneficial interest for an Unrestricted Definitive Bond or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Security Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
            Restricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit E hereto, including the certifications in item (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
            Restricted Global Bond proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Bond that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in


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

      form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iv) Beneficial Interests in Unrestricted Global Bonds to Unrestricted Definitive Bonds. If any holder of a beneficial interest in an Unrestricted Global Bond proposes to exchange such beneficial interest for a Definitive Bond or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Bond, then, upon satisfaction of the conditions set forth in Section 2.9(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Bond to be reduced accordingly pursuant to Section 2.9(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Bond in the appropriate principal amount. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this
Section 2.9(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Registered Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Bonds to the Persons in whose names such Bonds are so registered. Any Definitive Bond issued in exchange for a beneficial interest pursuant to this Section 2.9(c)(iii) shall not bear the Private Placement Legend.

            (d) Transfer and Exchange of Definitive Bonds for Beneficial Interests.

                  (i) Restricted Definitive Bonds to Beneficial Interests in Restricted Global Bonds. If any Holder of a Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond or to transfer such Restricted Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Bond, then, upon receipt by the Security Registrar of the following documentation:

                        (A) if the Holder of such Restricted Definitive Bond proposes to exchange such Bond for a beneficial interest in a Restricted Global Bond, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (2)(b) thereof;

                        (B) if such Restricted Definitive Bond is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (1) thereof;

                        (C) if such Restricted Definitive Bond is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item
      (2) thereof;

                        (D) if such Restricted Definitive Bond is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(a) thereof;

                        (E) if such Restricted Definitive Bond is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                        (F) if such Restricted Definitive Bond is being transferred to either Issuer or any of its subsidiaries, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(b) thereof; or

                        (G) if such Restricted Definitive Bond is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit D hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Bond, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Bond, in the case of clause
      (B) above, the 144A Global Bond, in the case of clause (C) above, the Regulation S Global Bond, and in all other cases, the IAI Global Bond.


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

                  (ii) Restricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A Holder of a Restricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Restricted Definitive Bond to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond only if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of either Issuer;

                        (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Security Registrar receives the following:

                        (1) if the Holder of such Definitive Bonds proposes to
            exchange such Bonds for a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Bonds proposes to
            transfer such Bonds to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Bond, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.9(d)(ii), the Trustee shall cancel the Definitive Bonds and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Bond.

                  (iii) Unrestricted Definitive Bonds to Beneficial Interests in Unrestricted Global Bonds. A Holder of an Unrestricted Definitive Bond may exchange such Bond for a beneficial interest in an Unrestricted Global Bond or transfer such Definitive Bonds to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Bond at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Bond and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Bonds.

                  If any such exchange or transfer from a Definitive Bond to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Bond has not yet been issued, the Issuer shall issue and, upon receipt of an authentication order in accordance with Section 2.4 hereof, the Trustee shall authenticate one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of Definitive Bonds so transferred.

            (e) Transfer and Exchange of Definitive Bonds for Definitive Bonds. Upon request by a Holder of Definitive Bonds and such Holder's compliance with the provisions of this Section 2.9(e), the Registrar shall register the transfer or exchange of Definitive Bonds. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Bonds duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.9(e).

                  (i) Restricted Definitive Bonds to Restricted Definitive Bonds. Any Restricted Definitive Bond may be transferred to and registered in the name


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

of Persons who take delivery thereof in the form of a Restricted Definitive Bond if the Security Registrar receives the following:

                        (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (1) thereof;

                        (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications in item (2) thereof; and

                        (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit D hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Bonds to Unrestricted Definitive Bonds. Any Restricted Definitive Bond may be exchanged by the Holder thereof for an Unrestricted Definitive Bond or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Bond if:

                        (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Bonds or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

                        (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                        (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                        (D) the Security Registrar receives the following:


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

                        (1) if the Holder of such Restricted Definitive Bonds
            proposes to exchange such Bonds for an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit E hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Bonds
            proposes to transfer such Bonds to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Bond, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Bonds to Unrestricted Definitive Bonds. A Holder of Unrestricted Definitive Bonds may transfer such Bonds to a Person who takes delivery thereof in the form of an Unrestricted Definitive Bond. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Bonds pursuant to the instructions from the Holder thereof.

            (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an authentication order in accordance with Section 2.4, the Trustee shall authenticate (i) one or more Unrestricted Global Bonds in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Bonds tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Bonds and (z) they are not affiliates (as defined in Rule 144) of the Issuers, and accepted for exchange in the Exchange Offer and (ii) Definitive Bonds in an aggregate principal amount equal to the principal amount of the Restricted Definitive Bonds accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Bonds, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global


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

Bonds to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Bonds so accepted Definitive Bonds in the appropriate principal amount.

            (g) Legends. The following legends shall appear on the face of all Global Bonds and Definitive Bonds issued under this Indenture or a Supplemental Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or a Supplemental Indenture.

                  (i) Private Placement Legend.

                        (A) Except as permitted by subparagraph (B) below, each Global Bond and each Definitive Bond (and all Bonds issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, EACH OF THE HOLDERS OF THIS SECURITY AND ANY OWNERS OF INTERESTS HEREIN AGREES UNLESS THIS SECURITY HAS SOONER BEEN REGISTERED UNDER THE SECURITIES ACT THAT BEGINNING FROM TWO YEARS AFTER THE LATER OF (X) THE ORIGINAL ISSUE DATE OF THIS SECURITY OR (Y) THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE THEREOF WAS THE BENEFICIAL OWNER OF THIS SECURITY (OR ANY PREDECESSOR HEREOF) THROUGH THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT, IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) (1) TO THE ISSUERS OR ANY AFFILIATE THEREOF, (2) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN THE

      RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (2) THROUGH (5) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. UNLESS THE ISSUERS DETERMINE OTHERWISE IN ACCORDANCE WITH APPLICABLE LAW, THIS LEGEND WILL BE REMOVED BY THE ISSUES UPON REQUEST OF THE HOLDER, AFTER THE EXPIRATION OF THE TIME PERIOD REFEREED TO IN RULE 144(K) UNDER THE SECURITIES ACT BEGINNING FROM THE LATER OR (A) THE ORIGINAL ISSUE DATE OF THIS SECURITY AND (B) THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE THEREOF WERE THE BENEFICIAL OWNER OF THIS SECURITY (OR ANY PREDECESSOR HEREOF)"

                        (B) Notwithstanding the foregoing, any Global Bond or Definitive Bond issued pursuant to subparagraphs (b)(iv), (c)(iii),
      (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.9 (and all Bonds issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Bond Legend. Each Global Bond shall bear a legend in substantially the following form:

      "THIS GLOBAL BOND IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS BOND) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT

      THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.10 OF THE INDENTURE, (II) THIS GLOBAL BOND MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.9(a) OF THE INDENTURE, (III) THIS GLOBAL BOND MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (IV) THIS GLOBAL BOND MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS."

                  (iii) Regulation S Temporary Global Bond Legend. The Regulation S Temporary Global Bond shall bear a legend in substantially the following form:

      "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL BOND, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED BONDS, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL BOND SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

            (h) Cancellation and/or Adjustment of Global Bonds. At such time as all beneficial interests in a particular Global Bond have been exchanged for Definitive Bonds or a particular Global Bond has been redeemed, repurchased or canceled in whole and not in part, each such Global Bond shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond or for Definitive Bonds, the principal amount of Bonds represented by such Global Bond shall be reduced accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Registered Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Bond, such other Global Bond shall be increased accordingly and an endorsement shall be made on such Global Bond by the Trustee or by the Registered Depositary at the direction of the Trustee to reflect such increase.

            (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Bonds and Definitive Bonds upon the Issuers' order or at the Security Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Bond or to a Holder of a Definitive Bond for any registration of transfer or exchange, but the Security Registrar and the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7, 6.6, or 12.6 hereof).

                  (iii) The Security Registrar shall not be required to register the transfer of or exchange any Bond selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part.

                  (iv) All Global Bonds and Definitive Bonds issued upon any registration of transfer or exchange of Global Bonds or Definitive Bonds shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Bonds or Definitive Bonds surrendered upon such registration of transfer or exchange.

                  (v) The Security Registrar and the Issuers shall not be required (A) to issue, to register the transfer of or to exchange any Bonds during a period beginning at the opening of business 15 days before the day of any selection of Bonds for redemption under Section 6.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Bond so selected for redemption in whole or in part, except the unredeemed portion of any Bond being redeemed in part or (C) to register the transfer of or to exchange a Bond between a record date and the next succeeding Scheduled Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Bond, the Trustee, any Agent and the Issuers may deem and treat the Person in whose


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name any Bond is registered as the absolute owner of such Bond for the purpose of receiving payment of principal of and interest on such Bonds and for all other purposes, and none of the Trustee, any Authorized Agent or the Issuers shall be affected by notice to the contrary.

                  (vii) The Trustee shall authenticate Global Bonds and Definitive Bonds in accordance with the provisions of Sections 2.2 and 2.4 hereof.

                  (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this
Section 2.9 to effect a registration of transfer or exchange may be submitted by facsimile.

            Section 2.10 Mutilated, Destroyed Lost and Stolen Bonds. If (a) any mutilated Bond is surrendered to the Trustee, the Partnership or the Security Registrar, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Bond, and (b) there is delivered to the Partnership, the Security Registrar and the Trustee evidence to their satisfaction of the ownership and authenticity of such mutilated, destroyed, lost or stolen Bond, and such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Partnership, the Security Registrar or the Trustee that such Bond has been acquired by a bona fide purchaser, the Funding Corporation and the Partnership shall execute and upon the Funding Corporation's and the Partnership's request the Trustee shall authenticate and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Bond, a new Bond of the same series and of like tenor and principal amount, bearing a number not then outstanding. If, after the delivery of such new Bond, a bona fide purchaser of the original Bond in lieu of which such new Bond was issued presents for payment such original Bond, the Funding Corporation, the Partnership and the Trustee shall be entitled to recover such new Bond from the Person to whom it was delivered or any Person taking therefrom, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Funding Corporation, the Partnership or the Trustee in connection therewith.

            Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Bond has become or is about to become due and payable, the Funding Corporation and the Partnership, upon satisfaction of the conditions set forth in clauses (a) and (b) of the preceding paragraph, may, instead of issuing a new Bond, pay such Bond.


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

            Upon the issuance of any new Bond under this Section 2.10, the Funding Corporation or the Partnership may require the payment of a sum sufficient to cover any Tax that may be imposed in relation thereto and any other expenses connected therewith.

            Every new Bond issued pursuant to this Section 2.10 in lieu of any mutilated, destroyed, lost or stolen Bond shall constitute an original additional contractual obligation of the Funding Corporation and the Partnership, whether or not the mutilated, destroyed, lost or stolen Bond shall be at any time enforceable by anyone, and shall be entitled to all the security and benefits of this Indenture and the Senior Security Documents equally and proportionately with any and all other Bonds duly issued hereunder.

            The provisions of this Section 2.10 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds.

            Section 2.11 Payment of Principal and Interest; Principal and Interest Rights Preserved. Principal of or interest on any Bond that is payable, and punctually paid or duly provided for, on any Scheduled Payment Date shall be paid to the Person in whose name such Bond (or one or more Predecessor Bonds) is registered at the close of business on the Regular Record Date for such principal or interest. Payment of principal of and interest on the Bonds of any series shall (to the extent there are sufficient Available Funds) be made at the Place of Payment (or, if such office is not in the Borough of Manhattan, The City of New York, at either such office or an office to be maintained in such Borough), or by check or in another manner or manners if so provided in the Series Supplemental Indenture creating the Bonds of such series, except for the final installment of principal payable with respect to a Bond, which shall (to the extent there are sufficient Available Funds) be payable as provided in
Section 6.5 (in the case of Bonds redeemed) or payable upon presentation and surrender of such Bond at the Place of Payment.

            Any principal of or interest on any Bond of any series that is payable, but is not punctually paid or duly provided for, on any Scheduled Payment Date for an installment of principal or payment of interest shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and such Overdue Interest or Overdue Principal may be paid, except as otherwise provided in Article III, by the Funding Corporation or the Partnership, at its election, in each case as provided in paragraph (a) or paragraph (b) below:


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

            (a) The Funding Corporation or the Partnership may elect to make payment of all or any portion of such Overdue Interest or Overdue Principal, to the extent there are sufficient Available Funds, to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) in respect of which Overdue Interest or Overdue Principal is outstanding are registered at the close of business on a Special Record Date for the payment of such Overdue Interest or Overdue Principal, which shall be fixed in the following manner. The Funding Corporation or the Partnership shall notify the Trustee and the Paying Agent in writing of the amount of Overdue Interest or Overdue Principal proposed to be paid on each Bond of such series and the date of the proposed payment, and concurrently there shall be deposited with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Overdue Interest or Overdue Principal or there shall be made arrangements acknowledged by the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Overdue Interest or Overdue Principal as provided in this paragraph. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Overdue Interest or Overdue Principal (together with other amounts payable with respect to such Overdue Interest or Overdue Principal) which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Funding Corporation, the Partnership and the Security Registrar of such Special Record Date and, in the name and at the expense of the Partnership, shall cause notice of the proposed payment of such Overdue Interest or Overdue Principal and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder of a Bond of such series at such Holder's address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Overdue Interest or Overdue Principal and the Special Record Date therefor having been mailed as aforesaid, such Overdue Interest or Overdue Principal shall be paid to the Persons in whose names the Bonds of such series (or their respective Predecessor Bonds) are registered on such Special Record Date and shall no longer be payable pursuant to the following paragraph
(b).

            (b) Subject to the provisions of the other Financing Documents, the Funding Corporation or the Partnership may make, or cause to be made, payment of any Overdue Interest or Overdue Principal (together with other amounts payable with respect to such Overdue Interest or Overdue Principal) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Bonds in respect of which Overdue Interest or Overdue Principal is outstanding may be listed, and, upon such notice


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

as may be required by such exchange, if, after notice given by the Funding Corporation or the Partnership to the Trustee of the proposed payment pursuant to this paragraph, such payment shall be deemed reasonable by the Trustee.

            Subject to the foregoing provisions of this Section 2.11, each Bond delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Bond shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Bond.

            Section 2.12 Persons Deemed Owners. Subject to Section 2.11, prior to due presentment of a Bond for registration of transfer, the Person in whose name any Bond is registered shall be deemed to be the owner of such Bond for the purpose of receiving payment of principal of and interest on such Bond and for all other purposes whatsoever, whether or not such Bond be overdue, regardless of any notice to anyone to the contrary.

            Section 2.13 Cancellation; Purchase by the Funding Corporation or the Partnership. (a) All Bonds surrendered for payment, redemption, credit against any sinking fund payment or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee for cancellation. The Funding Corporation or the Partnership may at any time deliver to the Trustee for cancellation (i) any Bonds previously authenticated and delivered hereunder which the Funding Corporation or the Partnership may have acquired in any manner whatsoever or (ii) any Bond to be replaced by a Bond identical to the Bond to be cancelled, other than with respect to provisions thereof amended in accordance with the terms of this Indenture, and all Bonds so delivered shall be promptly cancelled by the Trustee. No Bonds shall be authenticated in lieu of or in exchange for any Bonds cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Bonds held by the Trustee shall be disposed of by the Trustee in accordance with its policy of disposal.

            (b) The Funding Corporation or the Partnership may at any time purchase any Bond in the open market or otherwise at any price and any Bond so purchased by the Funding Corporation or the Partnership will not be deemed to have been redeemed or cancelled until that Bond has been surrendered to the Trustee for cancellation in accordance with Section 2.13(a) and may not be reissued or resold.


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

            Section 2.14 Dating of Bonds; Computation of Interest. (a) Except as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, each Bond of such series shall be dated the date of its authentication.

            (b) Except as otherwise provided in the Series Supplemental Indenture relating to the Bonds of a series, interest on the Bonds of such series shall be computed on the basis of a 360day year consisting of twelve 30day months.

            Section 2.15 Source of Payments Limited; Rights and Liabilities of the Funding Corporation and the Partnership. Except as otherwise specifically provided in this Indenture or the other Financing Documents, all payments of principal, premium, if any, and interest to be made in respect of the Bonds and this Indenture shall be made only from the assets of the Funding Corporation and the Partnership and the income and proceeds received by the Trustee or the Administrative Agent pursuant to the Financing Documents and allocable to the Trustee therefrom. Each Holder, by its acceptance of a Bond, agrees that (a) it will look solely to the assets of the Funding Corporation and the Partnership and the income and proceeds received by the Trustee or the Administrative Agent pursuant to the Financing Documents and allocable to the Trustee therefrom to the extent available for distribution to such Holder as herein provided or as provided in the Senior Security Documents and (b) recourse shall be otherwise limited in accordance with Section 14.1.

            Section 2.16 Parity of Bonds. All Bonds of a series issued and Outstanding hereunder rank on a parity with each other Bond of the same series and with all Bonds of each other series, and each Bond of a series shall be secured equally and ratably by this Indenture and the Senior Security Documents with each other Bond of the same series and with all Bonds of each other series, without preference, priority or distinction of any one thereof over any other by reason of difference in time of issuance or otherwise, and each Bond of a series shall be entitled to the same benefits and security in this Indenture and the Senior Security Documents as each other Bond of the same series and with all Bonds of each other series.

                                   ARTICLE III
                             ESTABLISHMENT OF FUNDS

            Section 3.1 Establishment of Indenture Funds and Sub-Funds. The Securities Intermediary hereby establishes the following special, segregated and irrevocable cash collateral funds and sub-funds in the form of noninterest bearing accounts


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

(each such Indenture Fund being (or to be, when established) a "securities account" as such term is defined in Section 8501(a) of the New York UCC), which shall be maintained at all times until the termination of this Indenture:

            (i) Bond Fund; and

            (ii) an Interest Sub-Fund, a Principal Sub-Fund and a Redemption Sub-Fund created within the Bond Fund.

            Certain additional sub-funds within certain of the Indenture Funds may be established and created from time to time in accordance with this Article III.

            All such amounts shall constitute a part of the Indenture Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Funding Corporation or the Partnership until applied as hereinafter provided.

            Section 3.2 Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Bonds, the Funding Corporation and the Partnership have pledged, assigned, hypothecated and transferred to the Trustee for the benefit of the Trustee and the Holders, and have granted to the Trustee for the benefit of the Trustee and the Holders, a Lien on and security interest in and to, (a) each Indenture Fund and (b) all cash, investments and securities at any time on deposit in any Indenture Fund, including all income or gain earned thereon.

            Section 3.3 Bond Fund. The following amounts received by the Trustee shall be deposited as promptly as practicable into the Bond Fund directly upon receipt from the Administrative Agent or as soon as practicable after receipt, in each case in accordance with this Section 3.3: (i) all payments received from the Administrative Agent in respect of interest payable on the Bonds; (ii) all payments received from the Administrative Agent in respect of principal payable of the Bonds; (iii) all payments received from the Administrative Agent in respect of any redemption, in whole or in part, of the Bonds; (iv) all payments received from the Administrative Agent in respect of any withdrawal from the Debt Service Reserve Account pursuant to Section 3.6 of the Common Agreement;
(v) any amounts earned from the investment of the moneys in any of the Bond Fund, Interest Sub-Fund, Principal Sub-Fund or Redemption Sub-Fund pursuant to
Section 3.7; and (vi) all other amounts (howsoever earned) and proceeds of any nature whatsoever received from the Administrative Agent in respect of the Bonds.


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

The Funding Corporation and the Partnership hereby agree and confirm (x) that they have irrevocably instructed each of the Collateral Agent and the Administrative Agent and (y) that each of the Collateral Agent and the Administrative Agent has received such instruction, to make all such payments directly to the Trustee for deposit in the Bond Fund in accordance with the terms of this Section 3.3. If, notwithstanding the foregoing, any such amounts are remitted directly to the Funding Corporation or the Partnership (or any Affiliate of the Funding Corporation or the Partnership), the Funding Corporation or the Partnership shall (or shall cause any such Affiliate to) hold such payments in trust for the Trustee and shall promptly remit such payments to the Trustee for deposit in the Bond Fund, in the form received, with any necessary endorsements.

                  (i) Upon the deposit into the Bond Fund of any payment in respect of interest on the Bonds pursuant to the Common Agreement (other than as described in clause (iii) immediately below), the Trustee shall separately segregate such payments in the Interest Sub-Fund of the Bond Fund until application of such amounts pursuant to Section 3.4.

                  (ii) Upon the deposit into the Bond Fund of any payment in respect of principal of the Bonds pursuant to the Common Agreement (other than as described in clause (iii) immediately below), the Trustee shall separately segregate such payments in the Principal Sub-Fund of the Bond Fund until application of such amounts pursuant to Section 3.5.

                  (iii) Upon the deposit into the Bond Fund of the proceeds of any payment in respect of any redemption pursuant to the Common Agreement, the Trustee shall separately segregate such payments in the Redemption Sub-Fund of the Bond Fund until application of such amounts pursuant to Section 3.6 and
Article VI.

                  (iv) In the event the Trustee receives moneys in respect of Bonds without adequate written instruction with respect to the proper sub-fund into which such moneys are to be deposited, the Trustee shall deposit such moneys into the Bond Fund and segregate such moneys from all other amounts on deposit in the Bond Fund and notify the Funding Corporation and the Partnership of the receipt of such moneys. Upon receipt of' written instructions from the Funding Corporation or the Partnership, the Trustee shall transfer such moneys to the Interest Sub-Fund, the Principal Sub-Fund or the Redemption Sub-Fund of the Bond Fund as specified by the Funding Corporation or the Partnership.


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

            Section 3.4 Interest Sub-Fund; Application of Moneys in Interest Sub-Fund. Subject to the provisions of Section 2.11, The Funding Corporation and the Partnership hereby irrevocably authorize the Trustee on each Payment Date to make withdrawals of moneys to the extent then available in the Interest Sub-Fund of the Bond Fund and not segregated for any specific purpose and to apply such moneys in the following order:

                  (i) First: to the payment of all Overdue Interest on the Bonds Outstanding, among all Bonds as to which there is Overdue Interest without any preference or priority as to series or maturity, pro rata as to the amount of interest due; and

                  (ii) Second: after making the payment specified in clause (i), to the payment of all interest then due and payable on the Bonds Outstanding, without any preference or priority as to series or maturity, pro rata as to the amount of interest due.

            Section 3.5 Principal Sub-Fund; Application of Moneys in Principal Sub-Fund. Subject to the provisions of Section 2.11, the Funding Corporation and the Partnership hereby irrevocably authorize the Trustee on each Payment Date to make withdrawals of moneys to the extent then available in the Principal Sub-Fund of the Bond Fund and not segregated for any specific purpose and to apply such monies in the following order:

                  (i) First: to the payment of all Overdue Principal of the Bonds Outstanding among all Bonds as to which there is Overdue Principal without any preference or priority as to series or maturity, pro rata as to the amount of principal due; and

                  (ii) Second: after making the payment specified in clause (i), to the payment of all principal then due and payable on the Bonds Outstanding, without any preference or priority as to series or maturity, pro rata as to the amount of principal due.

            Section 3.6 Redemption Sub-Fund; Application of Moneys in Redemption Sub-Fund. The Funding Corporation and the Partnership hereby irrevocably


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

authorize the Trustee, on each Redemption Date, to make withdrawals of moneys to the extent then available in the Redemption Sub-Fund of the Bond Fund and not segregated for any specific purpose and to apply such moneys in the following order:

                  (i) First: to the payment of all Overdue Principal of the Bonds Outstanding among all Bonds as to which there is Overdue Principal without any preference or priority as to series or maturity, pro rata as to the amount of principal due; and

                  (ii) Second: after making the payment specified in clause (i), to the payment of principal of the Bonds Outstanding, without any preference or priority as to series or maturity, pro rata as to the amount of principal due.

            Section 3.7 Investment of Funds. Moneys held in any Indenture Fund created by and held under this Indenture shall be invested and reinvested in Permitted Investments at the written direction (which may be in the form of a standing instruction) of an Authorized Representative of the Partnership; provided however, that at any time when (a) a Responsible Officer of the Trustee has received written notice that an Event of Default shall have occurred and be continuing or (b) an Authorized Representative of the Partnership has not timely furnished such a written direction or, after a request by the Trustee, has not so confirmed a standing instruction to the Trustee, the Trustee shall invest such moneys only in Permitted Investments of the type specified in clause (vi) of the definition of Permitted Investments, provided that the Trustee shall have no obligation to obtain the highest yield. Such investments shall mature in such amounts and have maturity dates or be subject to redemption at the option of the holder thereof on or prior to maturity as needed for the purposes of such Indenture Funds, but in no event shall such investments mature more than 180 days after the date acquired. The Trustee may at any time and from time to time liquidate any or all of such investments prior to their maturity as needed in order to effect the withdrawals contemplated by this Article III. In the event any such investments are redeemed prior to the maturity thereof or at any other time, the Trustee shall not be liable for any loss or penalties relating thereto. Any income or gain realized from such investments shall be deposited into the Indenture Fund from which such moneys came. Any loss shall be charged to the applicable Indenture Fund. The Trustee shall not be liable for any such loss other than by reason of its willful misconduct or gross negligence. For purposes of any income tax payable on account of any income or gain on an investment, such income or gain shall be for the account of the Partnership.


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

            Section 3.8 Disposition of Indenture Funds Upon Retirement of Bonds. Upon the payment in full of the principal of and interest on all series of Bonds such that no Bonds are Outstanding, and after payment to the Trustee of all amounts, if any, due to the Trustee in respect of this Indenture and the other Transaction Documents, all amounts held in the Indenture Funds shall be transferred to the Partnership upon its written request.

            Section 3.9 Fund Balance Statements. The Trustee shall, on a monthly basis and at such other times as the Partnership may from time to time reasonably request, provide to the Partnership and the Funding Corporation fund balance statements in respect of each of the Indenture Funds, sub-funds and amounts segregated in any of the Indenture Funds. Such balance statements shall also include deposits, withdrawals and transfers from and to any Indenture Fund, sub-fund or segregated amount.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

            Section 4.1 Affirmative Covenants of the Partnership. The Partnership hereby covenants and agrees, for so long as any Bonds are Outstanding hereunder or under any Series Supplemental Indenture, as follows:

            (a) Maintenance of Existence and Properties. The Partnership shall at all times (i) preserve and maintain in full force and effect (A) its existence and its good standing under the laws of the State of Delaware and (B) its qualification to do business in each other jurisdiction in which the character of its properties or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect, and (ii) preserve and maintain (A) good and marketable title to or valid leasehold or other rights to or in the Project and all other Senior Collateral owned or leased by it (subject only to Permitted Liens and to the Partnership's ability to sell, lease, transfer or otherwise dispose of any such property in accordance with the terms hereof) and (B) a valid and subsisting grant of the Easements (subject only to Permitted Liens and to the Partnership's ability to sell, lease, transfer or otherwise dispose of any such property in accordance with the terms hereof), except in the case of clauses (ii)(A) and (ii)(B) where the failure to so preserve and maintain would not reasonably be expected to result in a Material Adverse Effect.


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

            (b) Maintenance of Government Approvals. The Partnership shall obtain and maintain, or cause to be obtained and maintained, in full force and effect all Governmental Approvals required to be obtained in the name of the Partnership from time to time in connection with (i) the ownership, construction, operation and maintenance of the Project as contemplated by the Project Documents and (ii) the issuance of the Bonds, the borrowing by the Partnership under the Financing Documents and the execution, delivery and performance by the Partnership of the Transaction Documents to which it is a party, except, in either case, where failure to so obtain or maintain any such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect. The Partnership shall furnish copies of any material Governmental Approvals obtained or made after the Closing Date to the Trustee, the Collateral Agent and the Independent Engineer promptly upon receipt.

            (c) Compliance with Laws and Governmental Approvals. The Partnership shall comply with all Applicable Laws and Governmental Approvals, except where noncompliance would not reasonably be expected to result in a Material Adverse Effect.

            (d) Insurance. Subject to the last sentence of this Section 4.1(d), the Partnership shall maintain or cause to be maintained the insurance required by the Project Documents and as set forth in Appendix I that is specified as insurance to be maintained by the Partnership. All policies of insurance shall name the Collateral Agent as an additional insured or loss payee pursuant to a loss payee endorsement in the form set forth in Appendix I, as appropriate. If at any time any of the required insurance shall no longer be available on commercially reasonable terms, the Partnership shall procure substitute insurance coverage satisfactory to the Insurance Consultant that is then the most equivalent to the required coverage and that is then available on commercially reasonable terms.

            (e) Pari Passu. The Partnership will cause its payment obligations with respect to the Bonds to constitute direct senior secured obligations of the Partnership and to rank senior in priority of payment, in right of security and in all other respects to all other Indebtedness of the Partnership, except for
(i) other Senior Secured Obligations as to which the Intercreditor Agreement and the Common Agreement establish the priority of payment, right of security and other rights and (ii) Liens with respect to Bonding Arrangements and Capital Lease obligations or "purchase money" Liens which may rank senior as to the assets subject to such Liens in right of security to the Bonds and the other Senior Secured Obligations.

            (f) Information: The Partnership shall deliver to the Trustee, the Collateral Agent, the Rating Agencies and, with respect to clauses (i) and (ii), any Holder or owner of a beneficial interest in a Global Bond upon request (which request may indicate that it is a continuing request for such information until further notice from such Holder or such owner of a beneficial interest in a Global Bond to the contrary) and, with respect to clause (vi), the Independent
Engineer:

                  (i) As soon as available but, in any event, within 45 days after the close of each of the first three quarterly accounting periods in each Fiscal Year (commencing with the quarter ending June 30, 1999), a complete unaudited balance sheet of the Partnership as at the end of such quarterly period with related statements of income and partners' capital and statements of cash flows for such quarterly period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly period, prepared in accordance with GAAP, consistently applied and, commencing with the quarter ending June 30, 2000, setting forth comparative unaudited figures for the related periods in the prior Fiscal Year, all of which shall be accompanied by a certificate of an Authorized Representative of the Partnership to the effect that such financial statements present fairly the financial condition and results of operation of the Partnership on the dates and for the periods indicated, subject to normal year-end audit adjustments;

                  (ii) As soon as available but, in any event, within 120 days after the close of each Fiscal Year (commencing with the Fiscal Year ended December 31, 1999), the following: (A) a balance sheet of the Partnership as at the end of such Fiscal Year with the related statements of income and partners' capital and statements of cash flows for such Fiscal Year, in each case setting forth comparative figures for the preceding Fiscal Year and certified by a nationally recognized independent accounting firm (the "Auditors") (all such statements being in agreement with the Partnership's books of account and prepared in accordance with GAAP, consistently applied); and (B) a report or other written communication from the Auditors indicating whether, in the course of their regular audit of the financial statements of the Partnership, the Auditors obtained knowledge of any Default or Event of Default which has occurred and is continuing (and, in the event the Auditors obtained any such knowledge, indicating the nature of such Default or Event of Default);

                  (iii) Promptly after the Partnership's receipt thereof, a copy of any management letter or other similar communication received by the Partnership from the Auditors in relation to the Partnership's financial, accounting and other systems, management or accounts;

                  (iv) At the time of the delivery of the financial statements provided for in clause (i) or (ii) immediately above, a certificate of an Authorized Officer of the Partnership to the effect that, to such officer's Knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and what action the Partnership is taking or proposes to take in response thereto;

                  (v) (A) Promptly, but in all cases within 10 Business Days after the Partnership obtains Knowledge thereof, notice of any event which constitutes a Default or an Event of Default, specifying the nature of such Default or Event of Default and any steps the Partnership is taking or proposes to take to remedy the same, and (B) promptly, and in any event within 10 Business Days after the Partnership obtains Knowledge thereof, notice of:

                        (1) any litigation, arbitration or governmental
            proceeding (other than any governmental proceeding in the ordinary course of business) pending (a) against the Partnership or the Funding Corporation or (b) with respect to any Transaction Document to which the Partnership or the Funding Corporation is a party, which, in either case, individually or in the aggregate would, if adversely determined, reasonably be expected to result in a Material Adverse Effect;

                        (2) the occurrence and continuance of any Expropriation
            Event that could reasonably be expected to give rise to Expropriation Proceeds in an amount in excess of $5,000,000 (without regard to the existence of a Good Faith Contest in respect thereof);

                        (3) any change in the Authorized Representatives of the
            Partnership or the Funding Corporation, accompanied by certified specimen signatures of any Authorized Representatives so appointed;


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                        (4) (a) any actual or proposed cure plan, termination,
            recission or discharge (otherwise than by performance) under any Project Document, and (b) any actual amendment of any provision of any Project Document or actual waiver of any provision of any Project Document;

                        (5) (a) any material notice or correspondence received
            or initiated by the Partnership or the Funding Corporation (other than in the ordinary course of business) relating to any Governmental Approval or any other license or authorization necessary for the performance by the Partnership or the Funding Corporation of their respective obligations under the Transaction Documents and (b) any material report, notice, correspondence or other document received by the Partnership pursuant to a Project Document;

                        (6) any notice received by the Partnership purporting to
            cancel or materially alter the terms of any insurance policy which the Partnership is required to maintain pursuant to clause (d) of this Section 4.1; or

                        (7) any pending Environmental Claim against the
            Partnership which involves a claim or claims in excess of $3,000,000 or would reasonably be expected to result in a Material Adverse Effect; and

                  (vi) Monthly until Completion, a report describing in such detail as is reasonably acceptable to the Independent Engineer the progress of the construction of the Project since the last prior report provided under this clause (vi), identifying issues known to the Partnership which could affect the cost of the Project and the completion schedule, and providing information, to the extent known to the Partnership, regarding (A) construction progress on the gas pipeline interconnection, (B) the status of the electrical transmission facilities to be constructed by Entergy and TVA, (C) construction progress on the transmission lines to be constructed by the Partnership, and (D) construction progress on the Water System.

            (g) Securities Act Information: So long as any of the Bonds are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, unless at the time the Partnership and the Funding Corporation are subject to and in compliance


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

with the reporting requirements of Sections 13 and 15(d) of the Exchange Act, the Partnership shall provide to any Holder or beneficial owner of an interest in a Global Bond or any prospective purchaser of Bonds designated by a Holder or beneficial owner of an interest in a Global Bond, upon the request of such Holder, beneficial owner or prospective purchaser, the information described in Rule 144A(d)(4) under the Securities Act.

            (h) Construction of the Project. The Partnership shall cause the construction of the Project to be completed in a timely manner (except for interruptions provided for or permitted in the EPC Contract or the other supply or construction contracts relating to the Project or due to force majeure (as defined in the EPC Contract or any such other contract)), which force majeure events the Partnership will use commercially reasonable efforts to mitigate), and in accordance with prudent utility practices, all material Applicable Laws and Governmental Approvals and the material Project Documents. The Partnership shall at all times cause a complete set of the current and (when available) as-built plans (and all supplements thereto) relating to the Project, to the extent any such plans are required under the EPC Contract to be provided by the EPC Contractor, to be maintained on the Site or the EPC Contractor's offices and available for inspection by the Independent Engineer.

            (i) Operation and Maintenance. The Partnership shall or shall cause the Operator and/or one or more other qualified operators to use, maintain and operate the Project and the Site in compliance with prudent utility practices, all material Applicable Laws and Governmental Approvals and the material Project Documents.

            (j) Annual Operating Budget. Not less than 60 days prior to (A) the scheduled Commercial Operation Date, and, thereafter (B) the commencement of each Fiscal Year, the Partnership shall submit to the Independent Engineer a proposed annual operating budget, detailed by month (the "Annual Operating Budget"). The first Annual Operating Budget shall cover the period from the Commercial Operation Date through the end of the Fiscal Year in which the Commercial Operation Date occurs or, if such period consists of less than 6 months, through the end of the immediately succeeding Fiscal Year. Each Annual Operating Budget (other than the first Annual Operating Budget referred to above) shall be, in all material respects, consistent with the provisions of the Project Documents and shall specify the Partnership's good faith estimate of the power sales pursuant to the Power Purchase Agreements and/or sales into the market, as applicable, the rates and revenues for such sales, all O&M Costs and working capital requirements, all


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

Major Maintenance Expenditures, a forecast of personnel to operate and maintain the Project and a periodic inspection, maintenance and repair schedule, in each case, for the applicable year. To the extent the Independent Engineer shall have provided its comments, if any, to the Partnership within 30 days of the Independent Engineer's receipt of the proposed Annual Operating Budget, the Partnership shall reasonably consider such comments in its preparation of a final Annual Operating Budget, which shall then be provided to the Trustee, the Collateral Agent, the Independent Engineer and the Rating Agencies.

            (k) Major Maintenance Plan. The Partnership shall include in each Annual Operating Budget a reassessment of (i) the anticipated scheduling and probable cost of Major Maintenance Expenditures for such year (taking into account such anticipated Major Maintenance Expenditures as are covered by the Parts Agreement so long as same shall be in full force and effect), and (ii) the Major Maintenance Reserve Requirement. The Major Maintenance Reserve Requirement shall be modified in accordance with Section 3.5 of the Common Agreement.

            (l) Insurance Report. Within 120 days after the end of each Fiscal Year, the Partnership shall submit to the Trustee, the Collateral Agent and the Rating Agencies an Officer's Certificate of the Partnership (i) confirming that all insurance policies required pursuant to clause (d) of this Section 4.1 are in full force and effect on the date thereof, (ii) confirming the names of the companies issuing such policies, (iii) confirming the amounts and expiration dates of such policies, (iv) including evidence of payment of all premiums or other amounts due on such insurance policies during such Fiscal Year and (v) stating that such policies comply with the requirements of Financing Documents.

            (m) Right of Inspections. Subject to requirements of Applicable Law and safety requirements, and upon reasonable notice, the Partnership shall permit the Independent Engineer, the Trustee and the Collateral Agent or any agents or representatives of any of the foregoing, from time to time, as the Independent Engineer, the Trustee or the Collateral Agent may desire during normal business hours (i) to conduct reasonable inspections and examinations of the Project and the records of the Partnership relating to the Project and (ii) to discuss the affairs, finances and accounts of the Partnership with the principal officers of LSP Energy and the Auditors.

            (n) Contractor Performance Tests. The Independent Engineer, the Trustee and the Collateral Agent shall have the right to witness performance tests under the


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EPC Contract scheduled by the EPC Contractor and the Partnership, and the
Independent Engineer shall verify such performance tests under the EPC Contract.

            (o) Actions to Maintain EWG Status. The Partnership shall use all reasonable efforts to maintain its status as an Exempt Wholesale Generator and to maintain the Project's status as an Eligible Facility, and in the event of a loss of either such status, shall act diligently to pursue remedies available to it.

            (p) Further Assurances. The Partnership shall take or cause to be taken all action reasonably required to maintain and preserve the Liens purported to be provided for in the Senior Security Documents to which it is a party. The Partnership shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to the Liens granted in such Senior Security Documents) required to maintain and preserve the Liens purported to be provided for in such Senior Security Documents.

            (q) Project Party Buy-Out. In the event that a Power Purchaser notifies the Partnership that such Power Purchaser (a "Buy-Out Power Purchaser") intends to engage in a Buy-Out, the Partnership shall provide a written notice to the Trustee, the Collateral Agent, the Independent Engineer and the Rating Agencies disclosing the identity of the Buy-Out Power Purchaser and any relevant and available details regarding the Buy-Out.

            (r) New Owner. The Partnership shall cause each person who becomes a partner of the Partnership or a shareholder of the Funding Corporation or LSP Energy to become a party to each Senior Security Document relating to the interests acquired in the Partnership, LSP Energy or the Funding Corporation, as applicable (and such Senior Security Documents may be so modified without the consent of the Holders or any other Senior Secured Party), and to execute such other documents required to preserve the Liens purported to be granted by the Senior Security Documents and to furnish to the Trustee and the Collateral Agent such documents, certificates or legal opinions from counsel to such person and the Partnership with respect to the foregoing as the Trustee or the Collateral Agent shall reasonably request (in each case in form and substance substantially consistent with the correlative documents, certificates and legal opinions from counsel delivered on the Closing Date).


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

            (s) Use of Proceeds. The Partnership shall use the proceeds of the Bonds and the Ordinary Equity Contributions only to pay the Closing Date Payments, Project Costs and O&M Costs, except to the extent otherwise permitted under the Financing Documents.

            (t) Taxes. The Partnership shall, prior to the time penalties shall attach thereto, (i) file, or cause to be filed, all tax and information returns that are required to be, or are required to have been, filed by it in any jurisdiction, and (ii) pay or cause to be paid all Taxes shown to be, or to have been, due and payable on such returns and all other Taxes lawfully imposed and payable by it, to the extent the same shall have become due and payable, except to the extent there is a Good Faith Contest thereof by the Partnership.

            (u) Fuel Plan. The Partnership shall deliver to the Trustee, the Collateral Agent and the Rating Agencies no later than 6 months prior to the earlier of (i) the expiration of the VEPCO Initial Term (if the term of such Power Purchase Agreement is not extended) or the VEPCO Extended Term (if the term of such Power Purchase Agreement is extended), and (ii) the expiration of the Aquila Initial Term (if the term of such Power Purchase Agreement is not extended) or the Aquila Extended Term (if the term of such Power Purchase Agreement is extended), a fuel plan reasonably acceptable to the Independent Engineer and the Market Consultant.

            (v) Electricity Market Updates. The Partnership shall cause the Market Consultant to provide updated electricity price projections (i) if the Partnership reasonably believes that such updated projections are necessary to allow the Partnership to make certifications for purposes of satisfying the Distribution Conditions or for determining whether the Partnership is permitted to incur Additional Indebtedness, and (ii) every three years if required to support such certifications.

            Section 4.2 Affirmative Covenants of the Funding Corporation. The Funding Corporation hereby covenants and agrees, for so long as any Bonds are Outstanding hereunder or under any Series Supplemental Indenture, as follows:

            (a) Maintenance of Existence. The Funding Corporation shall at all times preserve and maintain in full force and effect (i) its legal existence and good standing under the laws of the State of Delaware and (ii) its qualification to do business in each other jurisdiction in which the character of its properties or the nature of its activities makes


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

such qualification necessary, except where the failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

            (b) Maintenance of Government Approvals. The Funding Corporation shall obtain and maintain, or cause to be obtained and maintained, in full force and effect, all Governmental Approvals required to be obtained in the name of the Funding Corporation from time to time in connection with the issuance of the Bonds, except where failure to so obtain or maintain any such Governmental Approval would not reasonably be expected to result in a Material Adverse Effect.

            (c) Compliance with Laws. The Funding Corporation shall comply with all Applicable Laws and Governmental Approvals, except where noncompliance would not reasonably be expected to result in a Material Adverse Effect.

            (d) Taxes. The Funding Corporation shall, prior to the time penalties attach thereto, (i) file, or cause to be filed, all tax and information returns that are required to be, or are required to have been, filed by it in any jurisdiction, and (ii) pay or cause to be paid all Taxes shown to be, or to have been, due and payable on such returns and all other Taxes lawfully imposed and payable by it, to the extent the same shall have become due and payable, except to the extent there is a Good Faith Contest thereof by the Funding Corporation.

            Section 4.3 Information Confidential. Each Person, including Holders, beneficial owners of Bonds and prospective investors in the Bonds, who receives information from the Partnership or the Funding Corporation pursuant to the terms hereof agrees, by their receipt of such information, to keep confidential such information and not to disclose the same to any other Person without the prior written consent of the Partnership.

                                    ARTICLE V
                               NEGATIVE COVENANTS

            Section 5.1 Negative Covenants of the Partnership. The Partnership hereby covenants and agrees, for so long as any Bonds are Outstanding hereunder or under any Series Supplemental Indenture, as follows:


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

            (a) Amendments to Project Documents. The Partnership shall not terminate, amend, waive or modify any of the Project Documents to which it is a party or exercise any rights it may have to consent to any assignment of any of the Project Documents by the other Project Party thereto or exercise any option under any of the Project Documents to which it is a party unless such termination, amendment, waiver, modification, assignment or exercise: (i) would not reasonably be expected to result in a Material Adverse Effect, as certified in an Officer's Certificate of the Partnership delivered to the Trustee and the Collateral Agent; (ii) is reasonably necessary in order to maintain a Power Purchase Agreement in full force and effect, as certified in an Officer's Certificate of the Partnership delivered to the Trustee and the Collateral Agent; (iii) is necessary in order for the Partnership to be in compliance with Applicable Law or to be able to obtain or maintain, or comply with the terms and conditions of, any Governmental Approval necessary for the Partnership to conduct its business as currently conducted or as proposed to be conducted or to permit the Project to maintain its certification as an Eligible Facility or the Partnership to maintain its certification as an Exempt Wholesale Generator, in each case as certified in an Officer's Certificate of the Partnership delivered to the Trustee and the Collateral Agent; (iv) is the result of (A) a change in tariffs or similar publicly promulgated rates approved by any Governmental Authority which are incorporated by reference into a Project Document or (B) implementation of provisions requiring adjustments to price or volume under, and in accordance with, the terms of a Project Document, if the Partnership exercises good faith and commercially reasonable efforts to negotiate price changes under such provisions for adjustments to price so as not to result in a Material Adverse Effect; (v) is reasonably necessary in order to implement an Expansion Modification in connection with which it has been determined that no Rating Downgrade will occur; or (vi) is permitted by Section 5.1(b).

            (b) Change Orders. The Partnership shall not initiate or consent to any change order under the EPC Contract unless (i) an Authorized Representative of the Partnership certifies to the Trustee and the Collateral Agent that (A) such change order would not reasonably be expected to result in a Material Adverse Effect, (B) the implementation of such change order is not reasonably expected to cause the Completion Date to occur after the Date Certain, (C) such change order is reasonable and is consistent with sound engineering practice and
(D) unless the Independent Engineer has concurred in writing with the certifications set forth in clauses (A), (B) and (C) above, such change order does not individually exceed $3,000,000, or when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the Independent Engineer, exceed $6,000,000; or (ii) (A) such change order is for an


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

Expansion and (1) does not result in a Rating Downgrade or (2) would not reasonably be expected to result in a Material Adverse Effect, and (B) unless the Independent Engineer has approved such change order, such change order does not individually exceed $3,000,000 or, when aggregated with all other change orders that have not been concurred with in writing or otherwise approved or ratified by the Independent Engineer, exceed $6,000,000.

            (c) Indebtedness. The Partnership shall not create or incur or suffer to exist any Indebtedness except as follows, without duplication (all such Indebtedness, whether incurred by the Partnership or the Funding Corporation, being referred to hereinafter as "Permitted Indebtedness"):

                  (i) the Senior Secured Obligations;

                  (ii) purchase money or Capital Lease obligations incurred to finance assets of the Partnership that are readily replaceable personal property with a principal amount and capitalized portion not exceeding $5,000,000 in the aggregate outstanding at any time;

                  (iii) trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered;

                  (iv) Guarantees of Permitted Indebtedness;

                  (v) obligations in respect of replacements for or financings of any VEPCO Letter of Credit;

                  (vi) Indebtedness which is (A) issued to the Partnership by a partner of the Partnership or an Affiliate of the Partnership, (B) used to pay Project Costs, O&M Costs, costs of Restoration or other costs incurred in connection with the construction, operation or maintenance of the Project, (C) fully subordinated in right of payment to the Bonds and (D) not secured by any of the Senior Collateral (such Indebtedness, "Affiliate Indebtedness");


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

                  (vii) working capital loans ("Working Capital Loans") which
(A) are used solely to pay O&M Costs, (B) do not at any time exceed $10,000,000 in aggregate principal amount and (C) are provided under an agreement which requires that no working capital loans be outstanding for a period of at least ten days per year;

                  (viii) Indebtedness incurred under any agreement providing for the issuance of one or more irrevocable direct pay letters of credit ("Reserve Account Letters of Credit") by a bank or other financial institution rated at least "A" by S&P and at least "A2" by Moody's to the Administrative Agent in order to satisfy the Partnership's obligation to maintain the Debt Service Reserve Requirement or the Aquila PPA Reserve Requirement, in each case in accordance with the Common Agreement; provided that neither the Partnership nor the Funding Corporation shall be permitted to incur any Indebtedness under this clause (viii) unless each of the conditions set forth in Section 3.6 or 3.8, as applicable, of the Common Agreement are satisfied with respect to the incurrence of such Indebtedness;

                  (ix) Indebtedness ("Additional Indebtedness") incurred in respect of Required Modifications, Optional Modifications or Expansion Modifications, where: (A) "Required Modifications" are (1) those modifications or improvements reasonably necessary for the Partnership to maintain its status as an Exempt Wholesale Generator or the Project to maintain its status as an Eligible Facility or for the Project to remain in compliance with all Applicable Laws and Governmental Approvals and (2) those modifications or improvements reasonably necessary to achieve Completion after the application of all Ordinary Equity Contributions, provided, however, that such Indebtedness for Required Modifications may be incurred only if (i) the minimum Projected Senior Debt Service Coverage Ratio for any Fiscal Year for the remaining term of the Bonds (after taking into account such Indebtedness incurred for Required Modifications, and provided that for purposes of this calculation Operating Revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its Initial Term (as defined in such Power Purchase Agreement) unless an extension notice has been given pursuant to such Power Purchase Agreement) is greater than or equal to (x) 1.20/1.00 during the 100% PPA Period, (y) 1.35/1.00 during the Two-Thirds PPA Period and (z) 1.50/1.00 during the One-Third PPA Period and the Merchant Period, as certified in an Officer's Certificate of the Partnership and confirmed in writing by the Independent Engineer or (2) the incurrence of such Indebtedness will not result in a Rating Downgrade; (B) "Optional Modifications" are discretionary modifications or improvements to the Project other than Required Modifications or Expansion Modifications, provided, however, that the Partnership may incur Indebtedness for Optional Modifications only if (1) (a) the minimum Projected Senior Debt Service Coverage Ratio for any Fiscal Year during the remaining term of the Bonds (after taking into account such Indebtedness incurred for Optional Modifications, and provided that for purposes of this calculation Operating Revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its Initial Term (as defined in such Power Purchase Agreement) unless an extension notice has been given pursuant to such Power Purchase Agreement) is greater than or equal to (x) 1.45/1.00 during the 100% PPA Period, (y) 1.70/1.00 during the Two-Thirds PPA Period and (z) 2.00/1.00 during the Merchant Period, as certified in an Officer's Certificate of the Partnership and confirmed in writing by the Independent Engineer, and (b) the average annual Projected Senior Debt Service Coverage Ratio during the remaining term of the Bonds (after taking into account such Indebtedness incurred for Optional Modifications, and provided that for purposes of this calculation Operating Revenues will be based on the assumption that each Power Purchase Agreement expires at the end of its Initial Term (as defined in such Power Purchase Agreement) unless an extension notice has been given pursuant to such Power Purchase Agreement) is greater than or equal to (x) 1.45/1.00 during the 100% PPA Period, (y) 1.75/1.00 during the Two-Thirds PPA Period and (z) 2.25/1.00 during the One-Third PPA Period and the Merchant Period, as certified in an Officer's Certificate of the Partnership and confirmed in writing by the Independent Engineer or (2) the incurrence of such Indebtedness will not result in a Rating Downgrade; and (C) "Expansion Modifications" are modifications or improvements to the Project that are designed to materially increase the net generating capacity of the Facility (as defined in the EPC Contract), including without limitation the addition of a fourth combined-cycle generating unit at the Site, and do not include Required Modifications or Optional Modifications, provided, however, that the Partnership may incur Indebtedness for Expansion Modifications only if the Partnership shall have delivered to the Trustee confirmation from each Rating Agency that the incurrence of such Indebtedness for such Expansion Modifications will not result in a Rating Downgrade by such Rating Agency;

                  (x) surety bonds, performance bonds or similar arrangements with third-party sureties or indemnitors or similar persons ("Bonding Arrangements") in connection with a Good Faith Contest or otherwise permitted by this Indenture or any other Transaction Document; and

                  (xi) indemnities and similar obligations, if any, arising under the Transaction Documents, to the extent the same constitute Indebtedness.


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

            (d) Liens. The Partnership shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties, other than the following ("Permitted Liens"): (i) Liens specifically created or required to be created by this Indenture or any other Financing Document; (ii) Liens securing Senior Secured Obligations; (iii) Liens with respect to Bonding Arrangements permitted by this Indenture consisting of Liens on cash collateral and related investments held as cash cover with respect thereto in an aggregate amount not exceeding $7,000,000 plus monies so furnished from amounts otherwise available to the partners of the Partnership as a distribution permitted in accordance with Section 3.9 of the Common Agreement; (iv) Liens for Taxes which are either not yet due or are due but payable without penalty or are the subject of a Good Faith Contest by the Partnership; (v) any exceptions to title existing on the Closing Date and set forth on the Title Policy; (vi) such defects, easements, rights of way, restrictions, irregularities, encumbrances and clouds on title and statutory Liens that do not materially impair the property affected thereby and that do not individually or in the aggregate materially impair the value of the security interests granted under the Senior Security Documents; (vii) deposits or pledges to secure (A) statutory obligations or appeals, (B) release of attachments, stay of execution or injunction, (C) performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or (D) for purposes of like general nature in the ordinary course of business;
(viii) Liens in connection with worker's compensation, unemployment insurance, or other social security or pension or similar obligations; (ix) legal or equitable encumbrances deemed to exist by reason of the existence of any litigation or other legal proceeding if the same are the subject of a Good Faith Contest; (x) mechanics', workmen's, materialmen's, suppliers', construction or other similar Liens arising in the ordinary course of business or incident to the construction, operation, repair, restoration or improvement of any property in respect of obligations which are not yet due or which are the subject of a Good Faith Contest; (xi) Liens on assets acquired with the proceeds of Indebtedness described in clause (c)(ii) of this Section 5.1 and Liens on cash collateral and related investments held as cash cover with respect to Indebtedness described in clause (c)(v) or, insofar as such Indebtedness is in respect of a letter of credit obtained in connection with the Partnership's obligations to Aquila, clause (c)(viii) of this Section 5.1; (xii) Liens in favor of Aquila on the Aquila PPA Reserve Account; (xiii) Liens in favor of the County and/or the State of Mississippi in one or more accounts that the Partnership may establish in connection with its transfer of the Infrastructure to the County pursuant to the Infrastructure Financing Documents; (xiv) Liens to secure any other Permitted Indebtedness, provided that such Liens (A) are not superior in right to the Liens provided to the Holders under the Senior Security Documents and (B) secure such Permitted Indebtedness equally and ratably with the Bonds or on a basis fully subordinated to the Bonds and (xv) Liens substantially similar to any of the foregoing Liens described in clauses (i)(xiv), provided that any such Lien, if foreclosed upon, would not reasonably be expected to result in a Material Adverse Effect.

            (e) Distributions. The Partnership shall not make any distribution (including by transfer of assets or assumption or incurrence of any other Indebtedness or liability) with respect to distributions to its equity holders other than as permitted under Section 3.9 of the Common Agreement.

            (f) Nature of Business. The Partnership shall not engage in any business other than the construction, ownership, operation, maintenance, administration, financing and expansion of the Project as contemplated or permitted by the Transaction Documents.

            (g) Prohibition on Fundamental Changes and Disposition of Assets. The Partnership shall not enter into any transaction of merger or consolidation, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution) unless contemporaneously reconstituted with no adverse effect on the Senior Secured Parties. The Partnership shall not purchase or otherwise acquire all or substantially all of the assets of any other person except as contemplated by the Transaction Documents. In addition, except as contemplated by the Transaction Documents, the Partnership shall not sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of the Project except: (i) in the ordinary course of business to the extent that (A) such property is worn out or is no longer useful or necessary in connection with the operation of the Project or (B) such sale, lease or transfer is required to comply with any Applicable Law or to obtain, maintain or comply with the terms and conditions of any Governmental Approval necessary for the Partnership to conduct its business pursuant to the Project Documents; (ii) pursuant to the Infrastructure Financing Documents or the Common Facilities Agreement; and (iii) real property and related personal property and rights to be transferred to an Expansion Party for purposes of developing an Expansion, provided that such transfer (A) does not result in a Rating Downgrade or (B) (1) would not reasonably be expected to result in a Material Adverse Effect (as certified by the Partnership) and (2) will not have an adverse effect on the operation or technical integrity of the Project, including without limitation as to availability and anticipated financial performance (as certified by the Independent Engineer). Notwithstanding the foregoing, the Partnership may amend or otherwise modify any easement agreement in order to substitute easements or specify the location of an easement; provided that any replacement or substitute easement shall be subject to the Lien of the Senior Security Documents.

            (h) Investments. The Partnership shall not make any investment other than Permitted Investments.

            (i) Transactions with Affiliates. The Partnership shall not enter into any transaction or agreement with any Affiliate other than (i) the Financing Documents, the O&M Agreement and the Management Services Agreement, and (ii) transactions and agreements on fair and reasonable terms no less favorable to the Partnership than the Partnership would obtain in an arm's-length transaction with a person that is not an Affiliate of the Partnership. Prior to entering into any transaction contemplated by clause (ii) of the preceding sentence, the Partnership shall deliver to the Trustee and the Collateral Agent an Officer's Certificate stating that the requirements of such clause (ii) are satisfied.

            (j) Employees and Employee Plans. The Partnership shall not adopt, establish, maintain, sponsor, administer, contribute to or participate in any employee benefit plan subject to ERISA or the Internal Revenue Code if such plan could reasonably be expected to give rise to any liability or obligation to contribute that, either alone or in the aggregate with all other such liabilities and obligations, would reasonably be expected to result in a Material Adverse Effect.

            (k) Infrastructure Financing Documents. (i) The Partnership shall not enter into Infrastructure Financing Documents which are not in all material respects in form and substance the same as the documents attached hereto as Exhibit C1 and without the certifications in form and substance attached hereto as Exhibit C2, unless each Rating Agency confirms in writing that such action would not result in a Rating Downgrade by such Rating Agency.

                  (ii) The Partnership shall not approve, consent to or agree to any decision to permit any Person to use the Infrastructure pursuant to the terms of the Infrastructure Financing Documents, to the extent the Partnership has the right to withhold such approval, consent or agreement under the Infrastructure Financing Documents, unless (A) the Partnership is required to so permit the use of the Infrastructure by such Person pursuant to the Infrastructure Financing Documents, or (B) such approval, consent or agreement would not reasonably be expected to result in (1) a Material Adverse Effect (as


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confirmed in writing by the Partnership) or (2) a material adverse effect on the operation of the Project (as confirmed in writing by the Independent Engineer).

            (l) Replacement Power. The Partnership shall not elect to provide Replacement Power unless (i) it arranges for or enters into an Acceptable Replacement Power Arrangement, and (ii) the Partnership is physically constrained from generating and delivering power; provided that if as a result of providing Replacement Power during any period the Partnership has incurred cumulative losses during such period of at least $5,000,000 in excess of any losses the Partnership would have incurred during such period as a result of electing a derating of capacity of the Project under any Power Purchase Agreement during such period, the Partnership shall not thereafter continue to provide Replacement Power unless such provision of Replacement Power would not reasonably be expected to result in a Material Adverse Effect (as certified by the Partnership).

            (m) Additional Documents. The Partnership shall not enter into any material agreements, contracts or other arrangements or commitments other than:
(i) the Transaction Documents, (ii) such power purchase agreements, fuel supply and transportation agreements, transmission agreements and other agreements, contracts or other arrangements entered into by the Partnership in connection with the purchase of fuel for or the sale of electricity from the Project, which, in each case, do not result in the breach of, or conflict with the terms of, any then-existing Power Purchase Agreement; (iii) Acceptable Replacement Power Arrangements; (iv) a Common Facilities Agreement, provided that the execution, delivery and performance by the Partnership of such agreement (a) does not result in a Rating Downgrade or (b) (1) would not reasonably be expected to result in a Material Adverse Effect (as certified by the Partnership) and (2) will not have an adverse effect on the operation or technical integrity of the Project, including without limitation as to anticipated financial performance (as certified by the Independent Engineer);
(v) the Infrastructure Financing Documents; and (vi) agreements, contracts or other arrangements or commitments which are (A) contemplated by the Transaction Documents, (B) entered into by the Partnership with respect to the disposition of assets which the Financing Documents permit the Partnership to sell, transfer, assign, lease or sublease, (C) entered into by the Partnership in the ordinary course of business and which are included in the construction budget or the Annual Operating Budget, (D) in substitution for existing agreements, contracts or other arrangements which are on substantially similar terms and conditions or (E) entered into in connection with an Expansion and which (1) do


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not result in a Rating Downgrade or (2) would not reasonably be expected to result in a Material Adverse Effect.

            Section 5.2 Negative Covenants of the Funding Corporation. The Funding Corporation hereby covenants and agrees, for so long as any Bonds are Outstanding hereunder or under any Series Supplemental Indenture, as follows:

            (a) Indebtedness. The Funding Corporation shall not create or incur or suffer to exist any Indebtedness except for Permitted Indebtedness (which, for purposes hereof, shall be aggregated with all Permitted Indebtedness incurred by the Partnership whenever any such Permitted Indebtedness is subject to an aggregate dollar limitation, but shall not be aggregated with the Permitted Indebtedness incurred by the Partnership if the Funding Corporation is the co-issuer, the co-borrower or is otherwise the co-obligor in respect of such Indebtedness).

            (b) Liens. The Funding Corporation shall not create or suffer to exist or permit any Lien upon or with respect to any of its properties other than Permitted Liens.

            (c) Nature of Business. The Funding Corporation shall not engage in any business other than in connection with the financing of the Project as contemplated by the Transaction Documents.

            (d) Prohibition on Fundamental Changes and Disposition of Assets. The Funding Corporation shall not enter into any transaction of merger or consolidation, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution) unless contemporaneously reconstituted with no adverse effect on the Senior Secured Parties. The Funding Corporation shall not purchase or otherwise acquire all or substantially all of the assets of any other Person.

            (e) Transactions with Affiliates. The Funding Corporation shall not enter into any transaction or agreement with any Affiliate other than (i) the Financing Documents and Affiliate Indebtedness and (ii) transactions and agreements in the ordinary course of business on fair and reasonable terms no less favorable to the Funding Corporation than the Funding Corporation would obtain in an arm's-length transaction with a person that is not an Affiliate of the Funding Corporation. Prior to entering into any transaction contemplated by clause (ii) of the preceding sentence, the Funding Corporation


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shall deliver to the Trustee and the Collateral Agent an Officer's Certificate
stating that the requirements of such clause (ii) are satisfied.

            (f) Permitted Investments. The Funding Corporation shall not make any investment other than Permitted Investments.

                                   ARTICLE VI
                               REDEMPTION OF BONDS

            Section 6.1 Applicability of Article. Bonds of any series that are subject to redemption before their Final Maturity Date shall be redeemed in accordance with their terms and (except as otherwise specified in the Series Supplemental Indenture creating such series) in accordance with this Article VI.

            Section 6.2 Election to Redeem; Notice to Trustee. The election of the Funding Corporation or the Partnership to redeem any Bonds, otherwise than through a sinking fund, shall be evidenced by a Funding Corporation Order or a Partnership Order. If the Funding Corporation or the Partnership determines or is required to redeem any Bonds, the Funding Corporation or the Partnership shall, at least 15 days prior to the date upon which notice of redemption is required to be given to the Holders pursuant to Section 6.4, deliver to the Trustee a Funding Corporation Order or a Partnership Order specifying the date on which such redemption shall occur (the "Redemption Date") as determined in accordance with this Article VI, the series and principal amount of Bonds to be redeemed and evidence that the moneys necessary for such redemption will be delivered to the Trustee not later than the Business Day prior to the Redemption Date. In the case of any redemption of Bonds prior to the expiration of any restriction on or condition to such redemption provided in the terms of such Bonds, the Series Supplemental Indenture relating thereto or elsewhere in this Indenture, the Funding Corporation or the Partnership shall furnish the Trustee with an Officer's Certificate and Opinion of Counsel evidencing compliance with such restriction or condition.

            Section 6.3 Optional Redemption; Extraordinary Mandatory Redemption; Redemption at the Option of the Holders; Selection of Bonds to be Redeemed. (a) The Bonds of any series shall be subject to redemption from time to time at the option of the Funding Corporation or the Partnership only as provided in the Series Supplemental Indenture relating thereto.


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            (b) The Trustee shall apply all funds received by it pursuant to
Section 3.9(c) or Sections 3.10(a) through 3.10(d) of the Common Agreement to the redemption of the Bonds, pro rata among each series of the Bonds, based upon the then outstanding principal amounts of each series of Bonds, within 90 days after the receipt by the Trustee of such funds in accordance with written allocation instructions from the Partnership provided to the Trustee in accordance with the notice provisions set forth in this Article VI. The foregoing provisions of this Section 6.3(b) may be altered in a Series Supplemental Indenture, but such altered provisions shall not be effective while any Bonds Outstanding on the date of such Series Supplemental Indenture remain Outstanding.

            (c) If requested by any Holder, the Outstanding Bonds owned by such Holder shall be redeemed prior to maturity, as a whole or in part, at a Redemption Price equal to 101% of the principal amount thereof plus accrued and unpaid interest thereon to but not including the Redemption Date, upon the occurrence of a Change in Control. Within 5 Business Days after any such request by a Holder, the Partnership and the Funding Corporation shall pay to the Trustee for deposit in the Redemption Sub-Fund of the Bond Fund an amount of funds sufficient to redeem the Outstanding Bonds owned by such Holder. The Trustee shall apply all such funds received by it to the redemption of the Bonds pursuant to this Section 6.3(c) as soon as practicable after the receipt by the Trustee of such funds in accordance with written allocation instructions from the Partnership provided to the Trustee in accordance with the notice provisions set forth in Article VI. The foregoing provisions of this Section 6.3(c) may be altered in a Series Supplemental Indenture, but such altered provisions shall not be effective while any Bonds Outstanding on the date of such Series Supplemental Indenture remain Outstanding.

            (d) Except as otherwise specified herein or in the Series Supplemental Indenture relating to the Bonds of a series, if less than all of the Bonds of such series are to be redeemed or prepaid pursuant to Section 6.3(a), the particular Bonds of such series to be redeemed or prepaid shall be selected by the Trustee from the Outstanding Bonds of such series not previously called for redemption or prepayment in whole, by such method (including by lot) as the Trustee shall deem appropriate.

            (e) The Trustee shall promptly notify the Funding Corporation and the Partnership in writing of the Bonds selected for redemption or prepayment and, in the case of any Bonds to be redeemed or prepaid in part, the principal amount thereof to be redeemed or prepaid.


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            (f) For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption or prepayment of Bonds shall relate, in the case of any Bonds redeemed or prepaid or to be redeemed or prepaid only in part, to the portion of the principal amount of such Bonds that has been or is to be redeemed or prepaid.

            (g) The Funding Corporation and the Partnership shall execute and deliver to the Trustee from time to time, for safekeeping and subsequent authentication, a stock of definitive registered Bonds of each series in such quantities as the Funding Corporation or the Partnership, after consultation with the Trustee, determines to be sufficient to permit any redemption contemplated by this Indenture.

            Section 6.4 Notice of Redemption. Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series to be redeemed, notice of redemption shall be given in the manner provided in Section
1.5 to the Holders of Bonds of such series to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date. All notices of redemption shall state:

            (a) the Redemption Price (including any applicable Make-Whole Premium);

            (b) the Redemption Date;

            (c) if less than all of the Outstanding Bonds of any series are to be redeemed, the portion of the principal amount of each Bond of such series to be redeemed in part and a statement that, on and after the Redemption Date, upon surrender of such Bond, a new Bond or Bonds of such series in principal amount equal to the remaining unpaid principal amount thereof will be issued;

            (d) that on and after the Redemption Date, interest thereon will cease to accrue;

            (e) the Place or Places of Payment where such Bonds are to be surrendered for payment of the Redemption Price (including any applicable Make-Whole Premium);

            (f) that the redemption is for a sinking fund, if such is the case;


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            (g) that the availability in the Redemption Sub-Fund by 10:00 a.m.
New York time on the date of such redemption of an amount of immediately available funds to pay the Bonds to be redeemed in full is a condition precedent to the redemption; and

            (h) the CUSIP number(s) of the Bonds to be redeemed.

            Notice of redemption of Bonds to be redeemed shall be given by the Funding Corporation or the Partnership or, at the Partnership's request, by the Trustee in the name and at the expense of the Partnership.

            Section 6.5 Bonds Payable on Redemption Date. Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Bonds or portions thereof so to be redeemed shall on the Redemption Date become due and payable, and from and after such date such Bonds or portions thereof shall cease to bear interest. Upon surrender of any such Bond for redemption in accordance with such notice, an amount in respect of such Bond or portion thereof shall be paid as provided therein; provided, however, that any payment of interest on any Bond the Scheduled Payment Date of which is on or prior to the Redemption Date shall be payable to the Holder of such Bond or one or more Predecessor Bonds registered as such at the close of business on the related Regular Record Date according to the terms of such Bond and subject to the provisions of Section 2.11.

            Section 6.6 Bonds Redeemed in Part. Any Bond that is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Funding Corporation, the Partnership or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Funding Corporation, the Partnership and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Funding Corporation and the Partnership shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Bond without service charge, a new Bond or Bonds of the same series, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the remaining unpaid principal amount of the Bond so surrendered.


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            Section 6.7 Cancellation of Bonds. All Bonds redeemed under any provision of this Indenture or any Series Supplemental Indenture shall forthwith be cancelled.

                                   ARTICLE VII
                                  SINKING FUNDS

            Section 7.1 Applicability of Article. The provisions of this Article VII shall be applicable to any sinking fund for the retirement of the Bonds of any series except as otherwise specified in the Series Supplemental Indenture creating the Bonds of such series.

            Section 7.2 Sinking Funds for Bonds. Any Series Supplemental Indenture may provide for a sinking fund for the retirement of the Bonds of the series created thereby (a "Sinking Fund") in accordance with which the Funding Corporation and the Partnership will be required to redeem on the dates set forth therein ("Sinking Fund Redemption Dates") Bonds of principal amounts set forth therein ("Sinking Fund Requirements").

            Except as otherwise specified in the Series Supplemental Indenture relating to the Bonds of a series, the particular Bonds of such series, if any, to be redeemed through a Sinking Fund shall be selected in the manner provided in Section 6.3(d), and notice of such redemption shall be given in the manner provided in Section 6.4.

                                  ARTICLE VIII
                         EVENTS OF DEFAULT AND REMEDIES

            Section 8.1 Events of Default. The term "Event of Default," whenever used herein, shall mean any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or come about or be effected by operation of law, or be pursuant to or in compliance with any Applicable Law), on and after the Closing Date, and any such event shall continue to be an Event of Default if and for so long as it shall not have been remedied:

            (a) the Partnership or the Funding Corporation shall fail to pay or cause to be paid any principal of, premium, if any, or interest on any Bond when the same


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becomes due and payable, whether by scheduled maturity or required redemption or by acceleration or otherwise, and such failure shall continue uncured for 15 or more days; or

            (b) any representation or warranty made by the Partnership or the Funding Corporation herein, or in any certificate furnished to the Senior Secured Parties or the Independent Consultants in accordance with the terms of the Financing Documents, shall prove to have been false or misleading in any respect as of the time made, and the fact, event or circumstance that gave rise to such misrepresentation has resulted in or is reasonably expected to result in a Material Adverse Effect and such misrepresentation or such Material Adverse Effect shall continue uncured for 30 or more days from the date the Partnership or the Funding Corporation, as applicable, obtains Knowledge thereof; provided that if the Partnership or the Funding Corporation, as applicable, commences efforts to cure (or to cause to be cured) such misrepresentation by curing (or causing to be cured) the factual situation resulting in such misrepresentation or such Material Adverse Effect within such 30day period, the Partnership or the Funding Corporation, as applicable, may continue to effect (or cause) such cure, and such misrepresentation shall not be deemed an Event of Default, for an additional 90 days so long as an Authorized Representative of the Partnership or the Funding Corporation, as applicable, certifies to the Trustee and the Collateral Agent that such misrepresentation or such Material Adverse Effect is reasonably capable of being cured within such period and that the Partnership or the Funding Corporation, as applicable, is diligently pursuing (or causing) such cure; or

            (c) the Partnership shall fail to perform or observe any covenant or agreement described in Section 4.1(d); provided, however, that the Partnership shall have 5 Business Days grace prior to the occurrence of any Event of Default under this clause (c) to correct or cause to be corrected any error in any endorsement (without regard to the date that the Partnership obtained Knowledge of such error); or

            (d) either the Partnership or the Funding Corporation shall, to the extent applicable to it, fail to perform or observe in any material respect any covenant or agreement contained in Section 4.1(a)(i) or (s), Section 4.2(a),
Section 5.1(c), (d), (f), (g), (h) or (m) or Section 5.2(a), (b), (c), (d) or
(f), and such failure shall continue uncured for 30 or more days after the Partnership or the Funding Corporation, as applicable, has Knowledge of such failure; or

            (e) the Partnership or the Funding Corporation shall fail to perform or observe in any material respect any of its covenants contained in any other provision of this


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Indenture (other than those referred to in clauses (a), (c) or (d) above) or any other Financing Document and such failure shall continue uncured for 30 or more days after the Partnership or the Funding Corporation, as applicable, has Knowledge of such failure; provided that if the Partnership or the Funding Corporation, as applicable, commences efforts to cure such default within such 30day period, the Partnership or the Funding Corporation, as applicable, may continue to effect such cure of the default (and such default shall not be deemed an Event of Default) for an additional 180 days so long as an Authorized Representative of the Partnership or the Funding Corporation, as applicable, provides an Officer's Certificate to the Trustee and the Collateral Agent stating that such default is reasonably capable of being cured within such period and that the Partnership or the Funding Corporation, as applicable, is diligently pursuing the cure; or

            (f) the Partnership or the Funding Corporation shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or any similar or corresponding insolvency law, (iv) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such person in an involuntary case under the Bankruptcy Code or any similar or corresponding insolvency law, (vi) admit in writing its inability, or generally be unable, to pay its debts as such debts become due (unless, in the case of the Funding Corporation, another Person also is obligated on such debts), or (vii) take any corporate or other action for the purpose of effecting any of the foregoing; or

            (g) a proceeding or case shall be commenced with respect to the Partnership or the Funding Corporation without the application or consent of the Partnership or the Funding Corporation, as the case may be, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution winding-up, or the composition or readjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 90 or more consecutive days, or any order for relief against such person shall be entered in an involuntary case under the Bankruptcy Code or any similar or


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corresponding insolvency law (each event described in clause (f) and (g) of this
Section 8.1, a "Bankruptcy Event"); or

            (h) any Lien granted in the Senior Security Documents shall cease to be a perfected Lien in favor of the Collateral Agent on any material portion, taken individually or in the aggregate, of the Senior Collateral described therein (other than with respect to property or assets which the terms of the Financing Documents permit the Partnership to convey or transfer) with the priority purported to be created by the Senior Security Documents; or

            (i) with respect to any Transaction Document, (i) a term of such Transaction Document (A) ceases to be a valid and binding obligation of the parties thereto or (B) is declared unenforceable by a Governmental Authority,
(ii) such Transaction Document is terminated (prior to its normal expiration which, in the case of any Power Purchase Agreement, shall be deemed to be its initial term, without giving effect to any extension), or (iii) a Project Party denies its liability with respect to a Project Document or such Project Party defaults in respect of its obligations under such Project Document (and any grace or cure period with respect to such failure has expired), and in each case such event described in clauses (i), (ii) or (iii) would reasonably be expected to result in a Material Adverse Effect; provided that none of such events described in clauses (i), (ii) or (iii) shall be deemed an Event of Default with respect to a Project Document if within 180 days from the occurrence of any such event, the Partnership shall have (A) cured or caused the relevant Project Party to cure the circumstances described in clauses (i), (ii) or (iii), as applicable, and caused the relevant Project Party to resume performance in accordance with the relevant Project Document, or (B) entered into a Replacement Project Document or Replacement PPA in substitution of the relevant Project Document which is reasonably satisfactory to the Independent Engineer; or

            (j) the Partnership or the Funding Corporation shall fail to make any payment in respect of any Indebtedness, including Permitted Indebtedness, having an outstanding principal amount of more than $10,000,000 (other than any amount referred to in clause (a) above) when due (subject to any applicable grace period), and a default and acceleration shall be declared with respect to such Indebtedness; or

            (k) a final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 shall be rendered against the Partnership or the


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Funding Corporation, and the same shall remain unpaid or unstayed for a period of 90 or more consecutive days after such payment is due and payable;

            (l) any portion of the Total Equity Amount shall fail to be paid when due; or

            (m) an Event of Abandonment shall occur.

            Section 8.2 Enforcement of Remedies. If one or more Events of Default shall have occurred and be continuing, then, subject to the terms of the Intercreditor Agreement:

                  (i) in the case of an Event of Default described in Section 8.1(f) or (g), the entire principal amount of the Bonds Outstanding, all interest accrued and unpaid thereon, and all other amounts payable under the Bonds and this Indenture, if any, shall automatically become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived; or

                  (ii) in the case of an Event of Default described in:

                        (A) Section 8.1(a), upon the direction of the Holders of no less than 33 1/3% in aggregate principal amount of the Outstanding Bonds; or

                        (B) Section 8.1(b), (c), (d), (e), (h), (i), (j), (k),
      (l) or (m), upon the direction of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds;

the Trustee shall, by notice to the Partnership (with a copy to the Funding Corporation), declare the entire principal amount of the Bonds Outstanding, all interest accrued and unpaid thereon, and all other amounts payable under the Bonds and this Indenture, if any, to be due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby waived. If an Event of Default occurs and is continuing and if Responsible Officer of the Trustee has actual knowledge of such Event of Default, the Trustee shall mail to each Holder notice of the Event of Default within 30 days after receipt by the Trustee of notice of such Event of Default. Except in the case of an Event of Default in the payment of principal of or interest on any Bond, the Trustee may (but shall not be obligated to)


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withhold the notice to the Holders if a committee of Responsible Officers of the
Trustee in good faith determines that withholding the notice is in the interest of the Holders.

            If an Event of Default referred to in clause (ii)(A) above shall have occurred and be continuing, the Trustee may, but shall not be obligated to, declare the entire principal amount of the Bonds Outstanding, all interest accrued and unpaid thereon, and all other amounts payable under the Bonds and this Indenture, if any, to be due and payable notwithstanding the absence of direction from the Holders of at least 33 1/3% in aggregate principal amount of the Bonds Outstanding directing the Trustee to accelerate the maturity of the Bonds, unless the Holders of more than 66 2/3% of the Bonds Outstanding direct the Trustee not to accelerate the maturity of the Bonds.

            In addition, if one or more of the Events of Default referred to in clause (ii)(B) above shall have occurred and be continuing, the Trustee may, but shall not be obligated to, declare the entire principal amount of the Bonds Outstanding, all interest accrued and unpaid thereon, and all other amounts payable under the Bonds and this Indenture, if any, to be due and payable notwithstanding the absence of direction from the Holders of at least a majority in aggregate principal amount of the Bonds Outstanding directing the Trustee to accelerate the maturity of the Bonds, unless the Holders of more than 50% of the Bonds Outstanding direct the Trustee not to accelerate the maturity of the Bonds.

            (a) At any time after the principal of the Bonds shall have become due and payable upon a declared acceleration as provided herein, and before any judgment or decree for the payment of the money so due, or any portion thereof, shall be entered, the Holders of not less than majority in aggregate principal amount of the Outstanding Bonds, by written notice to the Funding Corporation, the Partnership and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) there shall have been paid to or deposited with the Trustee a sum sufficient to pay:

                        (A) all Overdue Interest on the Bonds;

                        (B) the principal of any Bonds that have become due (including Overdue Principal) other than by such declaration of acceleration and interest thereon at the Post Default Rate;


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                        (C) to the extent that payment of such interest is
      lawful, interest upon Overdue Interest at the Post Default Rate; and

                        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (ii) all Events of Default, other than the nonpayment of the principal of the Bonds that has become due solely by such acceleration, have been cured or waived as provided in Section 8.7.

            No such rescission shall affect any subsequent default or impair any right consequent thereon.

            Section 8.3 Specific Remedies. If any Event of Default shall have occurred and be continuing and an acceleration shall have occurred pursuant to
Section 8.2, subject to the provisions of Sections 8.4, 8.5, 8.6 and 8.7, the Trustee, by such officer or agent as it may appoint, may deliver notice to the Collateral Agent, in accordance with the Intercreditor Agreement, requesting that the Collateral Agent sell, without recourse, for cash or credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as the Collateral Agent deems necessary, the Senior Collateral as an entirety, or in any such portions as the Holders of a majority in aggregate principal amount of the Bonds then Outstanding shall request by an Act of Holders, or, in the absence of such request, as the Trustee deems necessary in the interest of the Holders, at public or private sale, provided, however, that the Collateral Agent shall not be required to so sell any such Senior Collateral unless it is required to do so pursuant to the terms of the Intercreditor Agreement.

            Section 8.4 Judicial Proceedings Instituted by Trustee. (a) If there shall exist an Event of Default, then the Trustee, in its own name, and as trustee of an express trust, subject to the provisions of Sections 2.14, 8.2 and 8.7, shall be entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, for the collection of the sums so due and unpaid on the Bonds, and may prosecute any such claim or proceeding to judgment or final decree, and, subject to the Senior Security Documents, may enforce any such judgment or final decree and collect the moneys adjudged or decreed to be payable in any manner provided by law, whether before or


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after or during the pendency of any proceedings for the enforcement of the Lien of this Indenture, or of any of the Trustee's rights or the rights of the Holders under this Indenture, and such power of the Trustee shall not be affected by any sale hereunder or by the exercise of any other right, power or remedy for the enforcement of the provisions of this Indenture or for the foreclosure of the Lien hereof.

            (b) Trustee May Recover Unpaid Indebtedness after Sale of Senior Collateral. Subject to Section 2.14, in the case of a sale of the Indenture Collateral, and of the application of the proceeds of such sale and the moneys contained in the Indenture Funds to the payment of the Indebtedness secured by this Indenture, the Trustee in its own name, and as trustee of an express trust, shall be entitled and empowered by any appropriate means, legal, equitable or otherwise, to enforce payment of, and to receive all amounts then remaining due and unpaid upon, all or any of the Bonds, for the benefit of the Holders thereof, and upon any other portion of such Indebtedness remaining unpaid, with interest at the rates specified in the respective Bonds on Overdue Principal and (to the extent that payment of such interest is legally enforceable) on Overdue Interest.

            (c) Recovery of Judgment Does Not Affect Rights. No recovery of any such judgment or final decree by the Trustee and no levy of any execution under any such judgment upon any of the Indenture Collateral, or upon any other property, shall in any manner or to any extent affect the Lien of this Indenture upon any of the Indenture Collateral, or any rights, powers or remedies of the Trustee, or any liens, rights, powers or remedies of the Holders, but all such liens, rights, powers or remedies shall continue unimpaired as before.

            (d) Trustee May File Proofs of Claim; Appointment of Trustee as Attorney-in-Fact in Judicial Proceedings. Subject to Sections 2.14 and 8.2, the Trustee in its own name, or as trustee of an express trust, or as attorney-in-fact for the Holders, or in any one or more of such capacities (irrespective of whether the principal of the Bonds shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand for the payment of Overdue Principal or Overdue Interest), shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders (whether such claims be based upon the provisions of the Bonds or of this Indenture) allowed in any equity, receivership, insolvency, bankruptcy, liquidation, readjustment, reorganization or any other judicial proceedings relating to the Funding Corporation or the Partnership, the creditors of the


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Funding Corporation or the Partnership, the Indenture Collateral or any other property of the Funding Corporation or the Partnership and any receiver, assignee, trustee, liquidator or sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee is hereby irrevocably appointed (and the successive respective Holders of the Bonds, by taking and holding the same, shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective Holders, with authority to (i) make and file in the respective names of the Holders (subject to deduction from any such claims of the amounts of any claims filed by any of the Holders themselves), any claim, proof of claim or amendment thereof, debt, proof of debt or amendment thereof, petition or other document in any such proceedings and to receive payment of any amounts distributable on account thereof, (ii) execute any such other papers and documents and do and perform any and all such acts and things for and on behalf of such Holders as may be necessary or advisable in order to have the respective claims of the Indenture Collateral or any property of the Funding Corporation or the Partnership allowed in any such proceeding and (iii) receive payment of or on account of such claims and debt; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee any right to accept or consent to any plan or reorganization or otherwise by action of any character in any such proceeding to waive or change in any way any right of any Holder. Any moneys collected by the Trustee under this Section shall, subject to the Intercreditor Agreement, be applied as provided in Section 8.11.

            (e) Trustee Need Not Have Possession of Bonds. All proofs of claim, rights of action and rights to assert claims under this Indenture or under any of the Bonds may be enforced by the Trustee without the possession of the Bonds or the production thereof at any trial or other proceedings instituted by the Trustee. In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture or the Bonds to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Bonds and it shall not be necessary to make any such Holders parties to such proceedings.

            (f) Suit to be Brought for Ratable Benefit of Holders. Any suit, action or other proceeding at law, in equity or otherwise which shall be instituted by the Trustee


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under any of the provisions of this Indenture or the Bonds shall be for the equal, ratable and common benefit of all of the Holders, subject to the provisions of this Indenture.

            (f) Trustee May Be Restored to Former Position and Rights in Certain Circumstances. In case the Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture or the Bonds by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then and in every such case the Funding Corporation, the Partnership, the Trustee and the Holders shall be restored to their former positions and rights hereunder, and all rights, powers and remedies of the Trustee shall continue as if no such proceedings had been taken.

            Section 8.5 Holders May Demand Enforcement of Rights by Trustee. If an Event of Default shall have occurred and be continuing, the Trustee shall, subject to the terms of the Senior Security Documents, upon the written request of the Holders of a majority in aggregate principal amount of the Bonds then Outstanding and upon the offering and provision of indemnity as provided in
Section 9.1(d), proceed to institute one or more suits, actions or proceedings at law, in equity or otherwise, or take any other appropriate remedy, to enforce payment of the principal of or interest on the Bonds, or to foreclose the Lien of this Indenture or to sell the Indenture Collateral under a judgment or decree of a court or courts of competent jurisdiction or under the power of sale granted herein, or take such other appropriate legal, equitable or other remedy, as the Trustee, which may be advised by counsel, shall deem most effectual to protect and enforce any of the rights or powers of the Trustee or the Holders, or, in case such Holders shall have requested a specific method of enforcement permitted hereunder, in the manner requested, provided that such action shall not be otherwise than in accordance with law and the provisions of this Indenture, and the Trustee, subject to Section 9.1(d), shall have the right to decline to follow any such request if the Trustee in good faith shall determine that the suit, proceeding or exercise of the remedy so requested would involve the Trustee in personal liability or expense.

            Section 8.6 Control by Holders. Subject to the Intercreditor Agreement, the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture,
(b) the Trustee may decline to follow such direction if it


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shall not have been indemnified to its satisfaction pursuant to Section 9.1(d)
and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

            Section 8.7 Waiver of Past Defaults or Events of Default. The Holders of not less than a majority in aggregate principal amount of the Bonds Outstanding may on behalf of the Holders of all Bonds waive any past Default or Event of Default and its consequences except that (a) only the Holders of all Bonds affected thereby may waive a Default or an Event of Default in the payment of the principal of and interest on or other amounts due under any Bond Outstanding and (b) except as provided in clause (a), only the Holders of all Bonds Outstanding may waive a Default or an Event of Default in respect of a covenant or provision hereof that under Article XII cannot be modified or amended without the consent of the Holder of each Bond Outstanding affected. Upon any such waiver, such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

            Section 8.8 Holder May Not Bring Suit Under Certain Conditions. A Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

            (a) such Holder previously shall have given written notice to a Responsible Officer of the Trustee of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal amount of the Outstanding Bonds shall have requested a Responsible Officer of the Trustee in writing to institute such action, suit or proceeding and shall have offered and provided to the Trustee an indemnity as provided in Section 9.1(d);

            (c) the Trustee shall have refused or neglected to institute any such action suit or proceeding for 60 days after receipt by a Responsible Officer of the Trustee of such notice, request and offer and provision of indemnity; and


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            (d) no direction inconsistent with such written request has been given to the Trustee during such 60day period by the Holders of a majority in principal amount of Outstanding Bonds.

            It is understood and intended that no one or more of the Holders shall have any right in any manner whatever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of this Indenture on any property subject thereto or the rights of the Holders of any other Bonds, (ii) obtain or seek to obtain priority or preference over any other such Holder or (iii) enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all the Holders subject to the provisions of this Indenture

            Section 8.9 Undertaking to Pay Court Costs. All parties to this Indenture, and each Holder by its acceptance of a Bond, shall be deemed to have agreed that any court may in its discretion require, in any suit, action or proceeding against the Trustee for any action taken or omitted by it as Trustee hereunder, the filling by any party litigant in such suit, action or proceeding of an undertaking to pay the costs of such suit, action or proceeding, and that such court may, in its discretion, assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in such suit, action or proceeding having due regard to the merits and good faith of the claim or defenses made by such party litigant; provided, however, the provisions of this
Section 8.9 shall not apply to (a) any suit, action or proceeding instituted by the Trustee, (b) any suit, action or proceeding instituted by any Holder or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Bonds or (c) any suit, action or proceeding instituted by any Holder for the enforcement of the payment of the principal of or interest on any of the Bonds on or after the respective due dates expressed therein.

            Section 8.10 Right of Holders to Receive Payment Not to be Impaired. Anything in this Indenture to the contrary notwithstanding, the right of any Holder to receive payment of the principal of and interest on any Bond on or after the respective due dates expressed in such Bond (or, in case of redemption, on the Redemption Date fixed for such Bond), or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


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            Section 8.11 Application of Moneys Collected by Trustee. Subject to
the Intercreditor Agreement, any money collected or to be applied by the Trustee pursuant to this Article VIII in respect of the Bonds of a series, together with any other moneys which may then be held by the Trustee under any of the provisions of this Indenture as security for the bonds of such series (other than moneys at the time required to be held for the payment of specific Bonds of such series) shall be applied in the following order from time to time, on the date or dates fixed by the Trustee and, in the case of a distribution of such moneys on account of principal or interest, upon presentation of the Outstanding Bonds of such series, if only partially paid, and upon presentation and surrender thereof, if fully paid:

            FIRST: to the payment of all amounts due the Trustee or any predecessor Trustee under Section 9.5;

            SECOND: in case the unpaid principal amount of the Outstanding Bonds of such series or any of them shall not have become due, to the payment of any Overdue Interest, in the order of the maturity of the payments thereof, with interest at the rates specified in the Bonds of such series in respect of Overdue Interest (to the extent that payment of such interest shall be legally enforceable) on such Overdue Interest;

            THIRD: in case the unpaid principal amount of a portion of the Outstanding Bonds of such series shall have become due, first to the payment of Overdue Interest on all Outstanding Bonds of such series in the order of the maturity of the payments thereof, together with interest at the respective rates specified in the Bonds of such series for Overdue Principal and (to the extent that payment of such interest shall be legally enforceable) Overdue Interest, and next to the payment of the Overdue Principal on all Bonds of such series then due;

            FOURTH: in case the unpaid principal amount of all the Outstanding Bonds of such series shall have become due, first to the payment of the whole amount then due and unpaid upon the Outstanding Bonds of such series for principal and interest, together with interest at the respective rates specified in the Bonds of such series for Overdue Principal and (to the extent that payment of such interest shall be legally enforceable) Overdue Interest; and


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            FIFTH: in case the unpaid principal amount of all the Outstanding
      Bonds of such series shall have become due, and all of the Outstanding Bonds of such series shall have been fully paid, any surplus then remaining shall be paid to the Partnership;

provided, however, that all payments in respect of the Bonds of a series to be made pursuant to clauses "SECOND" through "FOURTH" of this Section 8.11 shall be made (within each such clause) ratably to the Holders of Bonds of such series entitled thereto, without discrimination or preference, based upon the ratio of
(a) the unpaid principal amount of the Bonds of such series in respect of which such payments are to be made that are held by each such Holder to (b) the unpaid principal amount of all Bonds of such series.

            Section 8.12 Bonds Held by Certain Persons Not to Share in Distribution. Any Bonds actually known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Funding Corporation, the Partnership or any partner of the Partnership, or an Affiliate of any of the foregoing, shall not be entitled to share in any payment or distribution provided for in this Article VIII until all Bonds held by other Persons have been indefeasibly paid in full in cash or cash equivalents.

            Section 8.13 Waiver of Stay or Extension Laws. Each of the Funding Corporation and the Partnership covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Funding Corporation and the Partnership (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

            Section 8.14 Remedies Cumulative; Delay or Omission Not a Waiver. Each and every right, power and remedy herein specifically given to the Trustee shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may


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

be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee and the exercise or the commencement of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy, and no delay or omission by the Trustee in the exercise of any right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Funding Corporation or the Partnership or to be an acquiescence therein.

            Section 8.15 The Intercreditor Agreement and the Collateral Agency Agreement. Simultaneously with the execution and delivery of this Indenture, the Trustee shall enter into the Intercreditor Agreement and the Collateral Agency Agreement and the other Transaction Documents to which it is or is intended to be a party on behalf of itself and all Holders of the Outstanding Bonds and all future Holders of any of the Bonds. Each Holder, by its acceptance of a Bond, authorizes the Trustee to enter into the Intercreditor Agreement and the Collateral Agency Agreement and the other Transaction Documents to which it is or is intended to be a party on its behalf. All rights, powers and remedies (other than as provided in Section 12.2 hereof) available to the Trustee and the Holders of the Outstanding Bonds, and all future Holders of any of the Bonds, with respect to the Senior Collateral, or otherwise pursuant to the Intercreditor Agreement or the Collateral Agency Agreement and the other Transaction Documents to which it is or is intended to be a party, shall be subject to the Intercreditor Agreement and the Collateral Agency Agreement. In the event of any conflict or inconsistency between the terms and provisions of this Indenture and the terms and provisions of the Intercreditor Agreement or the Collateral Agency Agreement, the terms and provisions of the Intercreditor Agreement and the Collateral Agency Agreement shall govern and control, except to the extent that such provisions conflict with the Trust Indenture Act. In acting, or directing the Intercreditor Agent or the Collateral Agent to act, under the Intercreditor Agreement or the Collateral Agency Agreement, the Trustee shall rely, and shall be fully protected in relying, on instructions given by the Holders in accordance with the terms of this Indenture. If the Trustee is required to vote in any Intercreditor Vote (as defined in the Intercreditor Agreement) pursuant to the Intercreditor Agreement, the Trustee shall cast its votes according to the percentage of Holders voting in favor of or against, as the case may be, the decision which is subject to such Intercreditor Vote.


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                                   ARTICLE IX
                             CONCERNING THE TRUSTEE

            Section 9.1 Certain Rights and Duties of Trustee.

            (a) The Trustee may conclusively rely and shall be fully protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties or with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this Indenture.

            (b) Any request, direction, order or demand of the Funding Corporation or the Partnership mentioned herein shall be sufficiently evidenced by an instrument signed (i) in the name of the Funding Corporation an Authorized Representative and (ii) in the name of the Partnership by an Authorized Representative; and any Board Resolution of the Funding Corporation or of the Partnership shall be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Funding Corporation or the Partnership.

            (c) The Trustee may consult with counsel of its selection and the advice of counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

            (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, and may refuse to perform any duty or exercise any such rights or powers unless it shall have been offered and provided reasonable security or indemnity to its satisfaction against the costs, expenses and liabilities which may be incurred therein or thereby.

            (e) The Trustee shall not be liable for any action taken, suffered or omitted by it and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture (or any other Transaction Document) or with respect to any action it takes or omits to take in accordance with a direction received by it from Holders holding a sufficient percentage of Bonds to give such direction as permitted by this


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Indenture absent misapplication of monies by the Trustee or gross negligence or willful misconduct on the part of the Trustee.

            (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture or other paper or document with respect to such series of Bonds believed by it to be genuine and to have been signed or presented by the proper parties unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Bonds of such series then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such expenses or liabilities as a condition to so proceeding.

            (g) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any act or omissions on the part of any agent or attorney appointed with due care by it hereunder or under any of the other Transaction Documents.

            (h) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs in a similar situation.

            (i) Except during the continuance of an Event of Default:

                  (i) the Trustee need perform only those duties as are specifically set forth in this Indenture and the other Financing Documents to which it is a party and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to


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

the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

            (j) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 9.1.

            (k) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

            (l) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                        (1) this Subsection shall not be construed to limit the
            effect of Subsection (i) of this Section;

                        (2) the Trustee shall not be liable for any error of
            judgement made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                        (3) the Trustee shall not be liable with respect to any
            action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Bonds of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Bonds of such series.

            (m) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the


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Trustee at the Corporate Trust Office of the Trustee, and such notice references the Bonds and this Indenture; and

            (n) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

            Section 9.2 Trustee Not Responsible for Recitals, Etc. The recitals contained herein and in the Bonds, except the Trustee's certificate of authentication, shall be taken as the statements of the Partnership and the Funding Corporation and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Indenture Collateral or of the Bonds. The Trustee shall not be accountable for the use or application by the Funding Corporation or the Partnership of any of the Bonds or of the proceeds of such Bonds.

            Section 9.3 Trustee and Others May Hold Bonds. The Trustee or any Paying Agent or Security Registrar or any other Authorized Agent of the Trustee, or any Affiliate thereof, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with the Funding Corporation and the Partnership, or any other obligor on the Bonds with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other Authorized Agent.

            Section 9.4 Moneys held by Trustee or Paying Agent; Investments. All moneys received by the Trustee or any Paying Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Funding Corporation or the Partnership to pay thereon.

            Section 9.5 Compensation of Trustee and Its Lien. For so long as any of the Bonds shall remain outstanding, the Funding Corporation and the Partnership jointly and severally covenant and agree to pay to the Trustee (all references in this Section 9.5 to the Trustee shall be deemed to apply to the Trustee in its capacities as Trustee, Paying Agent, Securities Intermediary and Security Registrar) from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder (which shall be


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

agreed to from time to time by the Funding Corporation, the Partnership and the Trustee and which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as herein otherwise expressly provided, the Funding Corporation and the Partnership shall pay or reimburse the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense or disbursement as may arise from its gross negligence, willful misconduct or bad faith misapplication of monies. The Funding Corporation and the Partnership also jointly and severally covenant and agree to indemnify the Trustee or any predecessor Trustee and their agents for and to hold them harmless against, any loss, liability, claim, damage or expense incurred without gross negligence, willful misconduct or bad faith misapplication of monies on the part of the Trustee or any of its employees, officers, affiliates or agents, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including liability which the Trustee may incur as a result of failure to withhold, pay or report Taxes and including the costs and expenses of defending itself against any claim or liability in the premises. Nothing in this Indenture shall be construed to require the Trustee to make advances.

            The obligations of the Funding Corporation and the Partnership under this Section shall survive payment in full of the Bonds, the resignation or removal of the Trustee and the termination of this Indenture.

            When the Trustee or any predecessor Trustee incurs expenses or renders services in connection with the performance of its obligations hereunder (including its services as Paying Agent, if so appointed by the Funding Corporation and the Partnership) after an Event of Default specified in Section 8.1(g) or (h) occurs, the expenses and compensation for such services are intended to constitute expenses of administration under applicable bankruptcy, insolvency or other similar United States federal or state law to the extent provided in Section 503(b)(5) of the Bankruptcy Code.

            The Trustee shall have a Lien prior to the Bonds as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 9.5, except with respect to funds held in trust for the benefit of the Holders of particular Bonds.

            Section 9.6 Right of Trustee to Rely on Officer's Certificates and Opinions of Counsel. Before the Trustee acts or refrains from acting with respect to any


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matter contemplated by this Indenture, it may require an Officer's Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 1.3. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion as set forth in Section 9.1(a).

            Section 9.7 Persons Eligible for Appointment As Trustee. There shall at all times be a Trustee hereunder which shall at all times be a corporation which complies with the eligibility requirements of the Trust Indenture Act, having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a supervising or examining authority referred to in
Section 310(a) of the Trust Indenture Act, then for the purposes of this Section 9.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 9.7, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.8.

            Section 9.8 Resignation and Removal of Trustee; Appointment of Successor. The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to any one or more or all series of Bonds by giving written notice to the Funding Corporation and the Partnership and by giving notice of such resignation to the Holders of Bonds in the manner provided in
Section 1.5.

            (a) In case at any time any of the following shall occur with respect to any series of Bonds:

                  (i) the Trustee shall cease to be eligible under Section 9.7 and shall fail to resign immediately in accordance with Section 9.7 after written request therefor by the Funding Corporation, the Partnership or by any Holder of such series, or

                  (ii) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Partnership may remove the Trustee with respect to the applicable series of Bonds and appoint a successor trustee by written instrument, in duplicate, or (B) subject to the requirements of Section 8.9, any Holder who has been a


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bona fide Holder of a Bond or Bonds of any such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to such series of Bonds. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor Trustee with respect to such series of Bonds.

            (b) The Holders of a majority in aggregate principal amount of the Bonds at the time Outstanding may at any time remove the Trustee and appoint a successor Trustee by delivering to the Trustee so removed, to the successor Trustee so appointed and to the Funding Corporation and the Partnership, the evidence provided for in Section 10.1 of the action taken by the Holders.

            (c) If the Trustee shall resign, be removed or become incapable of acting or if a vacancy shall occur in the office of Trustee with respect to Bonds of any series for any cause, the Partnership may promptly appoint a successor Trustee or Trustees with respect to the applicable series of Bonds by written instrument, in duplicate, executed by Board Resolution of the Partnership, one copy each of which instruments shall be delivered to the former Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed with respect to a particular series and have accepted such appointment pursuant to Section 9.9 within 30 days after the mailing of such notice of resignation or removal, the former Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee at the sole cost and expense of the Funding Corporation and the Partnership, or any Holder who has been a bona fide Holder of a Bond or Bonds of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor Trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

            (d) Any resignation or removal of the Trustee and any appointment of a successor Trustee pursuant to this Section 9.8 shall become effective only upon acceptance of appointment by the successor Trustee as provided in Section 9.9.

            Section 9.9 Acceptance of Appointment by Successor Trustee. Any successor Trustee appointed under Section 9.8 shall execute, acknowledge and deliver to the Funding Corporation and the Partnership and to its predecessor Trustee with respect to any or all applicable series of Bonds an instrument accepting such appointment


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hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations with respect to such series of its predecessor Trustee hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Funding Corporation, the Partnership or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any such amounts then due it pursuant to the provisions of Section 9.5, execute and deliver an instrument transferring to such successor Trustee all of the rights, powers and trusts with respect to such series of the Trustee so ceasing to act. Upon request of any such successor Trustee, the Funding Corporation and the Partnership shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to Section 9.5.

            In the case of the appointment hereunder of a successor Trustee with respect to the Bonds of one or more (but not all) series, the Funding Corporation, the Partnership, the predecessor Trustee and each successor Trustee with respect to the Bonds of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such mutually agreeable provisions as shall be deemed necessary or desirable to confirm that all of the rights, powers, trusts and duties of the predecessor Trustee with respect to the Bonds of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall, by mutual agreement, add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-Trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.

            No successor Trustee with respect to any series of Bonds shall accept appointment as provided in this Section unless at the time of such acceptance such successor Trustee shall with respect to such series be eligible under Section 9.7.

            Upon acceptance of appointment by a successor Trustee with respect to the Bonds of any series, the Funding Corporation and the Partnership shall give notice of the succession of such Trustee hereunder to the Holders of Bonds in the manner provided


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in Section 1.5. If the Funding Corporation and the Partnership fail to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Partnership.

            Section 9.10 Merger, Conversion or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Trustee shall be eligible under the provisions of Section 9.7 and
Section 310(a) of the Trust Indenture Act.

            Section 9.11 Maintenance of Offices and Agencies. (a) There shall at all times be maintained in the City of New York, and in such other Places of Payment, if any, as shall be specified for the Bonds of any series in the related Series Supplemental Indenture, an office or agency where Bonds may be presented or surrendered for registration of transfer or exchange and for payment of principal and interest. Such office shall be initially the Corporate Trust Office.

Notices and demands to or upon the Trustee in respect of the Bonds of this Indenture may be served at the Corporate Trust Office. Written notice of the location of each of such other office or agency and of any change of location thereof shall be given by the Funding Corporation or the Partnership to the Trustee and by the Trustee to the Holders in the manner specified in Section
1.5. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentation, surrenders and demands may be made and notices may be served at the Corporate Trust Office.

            (b) There shall at all times be a Security Registrar and a Paying Agent hereunder. In addition, at any time when any Bonds remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to the Bonds of one or more series which shall be authorized to act on behalf of the Trustee to authenticate Bonds of such series issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.9, and Bonds so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder (it being understood that wherever reference is


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made in this Indenture to the authentication and delivery of Bonds by the
Trustee or the Trustee's certification of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent). If an appointment of an Authenticating Agent with respect to the Bonds of one or more series shall be made pursuant to this Section 9.11(b), the Bonds of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

            The Bond is one of the series of Bonds referred to in the within-mention Indenture.


                                    _______________________________
                                          Trustee

                                    By:____________________________
                                          Authenticating Agent

                                    By:____________________________
                                          Authorized Signatory

            Any Authorized Agent shall be a bank or trust company, shall be a Person organized and doing business under the laws of the United States or any State thereof, with a combined capital and surplus of at least $50,000,000, and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by United States federal or state authorities. If such Authorized Agent publishes reports of its condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.11, the combined capital and surplus of such Authorized Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authorized Agent shall cease to be eligible in accordance with the provisions of this Section 9.11, such Authorized Agent shall resign immediately in the manner and with the effect specified on this Section 9.11.

            The Trustee at its office specified in the first paragraph of this Indenture is hereby appointed as Paying Agent and Security Registrar hereunder.


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            (c) Any Paying Agent (other than the Trustee) from time to time appointed hereunder shall execute and deliver to the Trustee an instrument in which said Paying Agent shall agree with the Trustee, subject to the provisions of this Section 9.11, that such Paying Agent will:

                  (i) hold all sums held by it for the payment of principal of and interest on Bonds in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee within five days thereafter notice of any default by any obligor upon the Bonds in the making of any such payment of principal or interest; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

            Notwithstanding any other provision of this Indenture, any payment required to be made to or received or held by the Trustee may, to the extent authorized by written instructions of the Trustee, be made to or received or held by a Paying Agent in the Borough of Manhattan, The City of New York, for the account of the Trustee.

            (d) Any Person into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authorized Agent, shall be the successor to such Authorized Agent hereunder, if such successor Person is otherwise eligible under this Section 9.11, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor Person.

            (e) Any Authorized Agent may at any time resign by giving written notice of resignation to the Trustee, the Funding Corporation and the Partnership. The Partnership may, and at the request of the Trustee shall, at any time, terminate the agency of any Authorized Agent by giving written notice of such termination to the Authorized Agent and the Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section


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9.11 (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed), the Partnership shall promptly appoint one or more qualified successor Authorized Agents approved by the Trustee to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section 9.11. The Partnership shall give written notice of any such appointment to all Holders as their names and addresses appear on the Security Register.

            Section 9.12 Trustee Risk. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Whether or not expressly provided herein, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to
Section 9.1.

            Section 9.13 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as Trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or any other Transaction Document, and in particular in case of the enforcement of any such document on default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties in trust as herein granted, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 9.13 are adopted to these ends.

            In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vested in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.


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            Should any instrument in writing be required by the separate trustee or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, suits, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Funding Corporation and the Partnership. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate trustee or co-trustee.

            No trustee shall be personally liable by reason of any act or omission of any other trustee hereunder. The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

            Section 9.14 Disqualification; Conflicting Interests.

            (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section 9.14, then, within 90 days after ascertaining that it has such conflicting interest, and if the default (for purposes of this Section 9.14, a default shall mean a default in payment of principal which shall have continued for 30 days or more and shall not have been cured) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, it shall resign in the manner and with the effect hereinafter specified in this Article IX.

            (b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section 9.14, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such failure.

            (c) For the purposes of this Section 9.14, the Trustee shall be deemed to have a conflicting interest if the Bonds are in default and:

                  (i) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of any obligor on the Bonds are outstanding unless (A) the Bonds are collateral trust notes under which the only collateral consists of securities issued under such other indenture, (B) such


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other indenture is a collateral trust indenture under which the only collateral consists of Bonds issued under this Indenture or (C) such obligor has no substantial unmortgaged assets and is engaged primarily in the business of owning, or of owning and developing and/or operating, real estate, and this Indenture and such other indenture are secured by wholly separate and distinct parcels of real estate, provided that there shall be excluded from the operation of this paragraph other series under this Indenture;

                  (ii) the Trustee or any of its directors or executive officers is an underwriter for an obligor on the Bonds;

                  (iii) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of any obligor on the Bonds, or of an underwriter (other than the Trustee itself) for such obligor who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of an obligor on the Bonds but may not be at the same time an executive officer of both the Trustee and such obligor, (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of an obligor on the Bonds, and (C) the Trustee may be designated by an obligor on the Bonds or by any underwriter for such obligor to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or subject to the provisions of paragraph (i) of this subsection, to act as trustee, whether under an indenture or otherwise;

                  (iv) 10% or more of the voting securities of the Trustee are beneficially owned either by any obligor on the Bonds or by any director, partner or executive officer thereof, or 20% or more of such voting securities are beneficially owned, collectively, by any two or more of such Persons; or 10% or more of the voting securities of the Trustee are beneficially owned either by an underwriter for any obligor on the Bonds or by any director, partner or executive officer thereof, or are beneficially owned collectively by any two or more of such Persons;

                  (v) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) 5% or more of the voting securities, or 10% or more of any other class of security, of any obligor on the Bonds not including the Bonds issued under this Indenture and securities issued under any other indenture under


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which the Trustee is also trustee, or (B) 10% or more of any class of security of an underwriter for any obligor on the Bonds;

                  (vi) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, any obligor on the Bonds;

                  (vii) the Trustee is the beneficial owner of, or holds collateral security for an obligation which is in default, 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of any obligor on the Bonds;

                  (viii) the Trustee owns, on the date of default upon the Bonds or any anniversary of such default while such default upon the Bonds remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraphs (v),
(vi) or (vii) of this subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the immediately preceding sentence shall not apply for a period of not more than two years from the date of such acquisition to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after the dates of any such default upon the Bonds and annually in each succeeding year that the Bonds remain in default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If any obligor on the Bonds fails to make payment in full of the principal of, premium, if any, or interest on any of the Bonds when and as the same becomes due and payable and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30day period, and, after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall be considered as though beneficially owned by the Trustee for the purposes of paragraphs (v), (vi) and (vii) of this subsection; or


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

                  (ix) except under the circumstances described in Section 9.3 or Section 9.5, the Trustee shall be or shall become a creditor of the obligor.

            For the purposes of paragraph (i) of this subsection, the term "series of securities" or "series" means a series, class or group of Bonds issuable under this Indenture pursuant to whose terms Holders of one such series may vote to direct the Trustee, or otherwise take action pursuant to a vote of such Holders, separately from Holders of another such series, provided that "series of securities" or "series" shall not include any series of Bonds issuable under this Indenture if all such series rank equally and are wholly unsecured.

            The specification of percentages in paragraphs (iv) to (viii) inclusive, of this subsection, shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (iii) or (vi) of this subsection.

            For the purposes of paragraphs (v), (vi), (vii) and (viii) of this subsection only, (A) the terms "security" and "securities" shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys loaned to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness, and (B) the Trustee shall not be deemed to be the owner or holder of (1) any security that it holds as collateral security, as trustee or otherwise, for an obligation which is not in default, or
(2) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (3) any security that it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.

            Except as provided in the next preceding paragraph, the word "security" or "securities" as used in this Indenture shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereon) or any put, call,


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straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate or interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to purchase, any of the foregoing.

            (d) For the purposes of this Section:

                  (i) The term "underwriter" when used with reference to any obligor on the Bonds, means every person who, within one year prior to the time as of which the determination is made, has purchased from such obligor with a view to, or has offered or sold for such obligor in connection with, the distribution of any security of such obligor outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking; but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors' or sellers' commission.

                  (ii) The term "director" means any director of a corporation, or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

                  (iii) The term "person" means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term "trust" shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

                  (iv) The term "voting security" means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

                  (v) The term "obligor" means the Partnership and the Funding Corporation.


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

                  (vi) The term "executive officer" means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

            (e) The percentage of the voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

                  (i) A specified percentage of the voting securities of the Trustee, any obligor or any other person referred to in this Section 9.14 (each of whom is referred to as a "person" in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

                  (ii) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

                  (iii) The term "amount," when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.

                  (iv) The term "outstanding" as used in this Section 9.14 means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

                        (A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

                        (B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;


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                        (C) securities pledged by the issuer thereof as security
      for an obligation of the issuer not in default as to principal or interest or otherwise; and

                        (D) securities held in escrow if placed in escrow by the issuer thereof;

provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

                  (v) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders substantially the same rights and privileges; provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

            Section 9.15 Reports by Trustee.

            (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

            (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Bonds are listed, with the Commission and with the Partnership and the Funding Corporation. The Partnership and the Funding Corporation will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

            Section 9.16 Limitation on Duty of Trustee in Respect of Senior Collateral. Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Senior Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be


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responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Senior Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Senior Collateral in its possession if the Senior Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Senior Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

            (a) The Trustee shall not be responsible for the existence, genuineness or value of any of the Senior Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Senior Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or wilful misconduct on the part of the Trustee, for the validity or sufficiency of the Senior Collateral or any agreement or assignment contained therein, for the validity of the title of the Partnership and the Funding Corporation to the Senior Collateral, for insuring the Senior Collateral or for the payment of taxes, charges, assessments or Liens upon the Senior Collateral or otherwise as to the maintenance of the Senior Collateral.

            Section 9.17 No Liability for Cleanup of Hazardous Materials. In the event that the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Trustee's sole discretion may cause the Trustee to be considered an "owner or operator" under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 72 U.S.C. ss.9601, et seq., or otherwise cause the Trustee to incur liability under CERCLA or any other federal, state or local law, the Trustee reserves the right to, instead of taking such action, either resign as Trustee or arrange for the transfer of the title or control of the asset to a court appointed receiver.

            The Trustee shall not be liable to the Funding Corporation, the Partnership or any other Persons for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Trustee's actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment.


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                                    ARTICLE X
                             CONCERNING THE HOLDERS

            Section 10.1 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders (collectively, an "Act" of such Holders, which term also shall refer to the instruments or record evidencing or embodying the same) may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders of Bonds voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Bonds duly called and held in accordance with the provisions of Article XI, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record, or both, are received by the Trustee, and when it is specifically required herein, by the Funding Corporation and the Partnership. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 9.1) conclusive in favor of the Trustee, the Partnership and the Funding Corporation, if made in the manner provided in this Section 10.1. The record of any meeting of Holders of Bonds shall be proved in the manner provided in
Section 11.6.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the certificate of any public or other officer of any jurisdiction authorized to take acknowledgments of deeds or administer oaths that the Person executing such instrument acknowledged to such officer the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer, and where such execution is by an officer of a corporation or association or of a partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of such Person's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The principal amount and serial numbers of Bonds held by any Person, and the date or dates of holding the same, shall be proved by the Security Register and the Trustee shall not be affected by notice to the contrary.


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            (d) Any Act by the Holder of any Bond (i) shall bind every future
Holder of the same Bond and the Holder of every Bond issued upon the transfer thereof or the exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Bond and (ii) shall be valid notwithstanding that such Act is taken in connection with the transfer of such Bond to any other Person, including the Funding Corporation, the Partnership or any Affiliate thereof.

            (e) Until such time as written instruments shall have been delivered with respect to the requisite percentage of principal amount of Bonds for the Act contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder of Bonds may be revoked with respect to any or all of such Bonds by written notice by such Holder (or its duly appointed agent) or any subsequent Holder (or its duly appointed agent), proven in the manner in which such instrument was proven unless such instrument is by its terms expressly irrevocable.

            (f) Bonds of any series authenticated and delivered after an Act of Holders may, and shall if required by the Funding Corporation and the Partnership, bear a notation in a form approved by the Funding Corporation and the Partnership as to any action taken by such Act of Holders. If the Funding Corporation and the Partnership shall so determine, new Bonds of any series so modified as to conform, in the opinion of the Funding Corporation and the Partnership, to such action, may be prepared and executed by the Funding Corporation and the Partnership and authenticated and delivered by the Trustee in exchange for outstanding Bonds of such series, which outstanding bonds shall be cancelled by the Trustee.

            The Funding Corporation and the Partnership may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to sign any instrument evidencing or embodying an Act of the Holders. If a record date is fixed, those Persons who were Holders at such record date (or their duly appointed agents), and only those Persons, shall be entitled to sign any such instrument evidencing or embodying an Act of Holders or to revoke any such instrument previously signed, whether or not such Persons continue to be Holders after such record date. No such instrument shall be valid or effective if signed more than 90 days after such record date, and may be revoked as provided in paragraph (e) above.

            Section 10.2 Bonds Owned by the Funding Corporation, the Partnership or Affiliates Deemed Not Outstanding. In determining whether the Holders of


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the requisite aggregate principal amount of Bonds have concurred in any request, demand, authorization, direction, notice, consent and waiver or other act under this Indenture, Bonds which are owned by the Funding Corporation, the Partnership or any partner of the Partnership or any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds for which a Responsible Officer of the Trustee has received written notice of such ownership as conclusively evidenced by the Security Register shall be so disregarded. The Funding Corporation and the Partnership shall furnish the Trustee, upon its reasonable request, with a list of such Affiliates. Bonds so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee that the pledgee has the right to vote such Bonds and that the pledgee is not an Affiliate of the Funding Corporation or the Partnership. In case of a dispute as to such right, any decision by the Trustee, taken upon the advice of counsel, shall be full protection to the Trustee.

                                   ARTICLE XI
                                HOLDERS' MEETINGS

            Section 11.1 Purposes for Which Holders' Meetings May Be Called. A meeting of Holders may be (but shall not be required to be) called at any time and from time to time pursuant to this Article XI for any of the following purposes:

            (a) to give any notice to the Funding Corporation, the Partnership or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to Article IX;

            (b) to remove the Trustee and appoint a successor Trustee pursuant to Article IX;

            (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to Section 12.2; or

            (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Bonds under any other provision of this Indenture or under applicable law.


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            Section 11.2 Call of Meetings by Trustee. The Trustee may at any
time call a meeting of Holders of any series to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given by the Trustee, in the manner provided in Section 1.5, not less than 10 nor more than 180 days prior to the date fixed for the meeting, to the Holders of Bonds of such series.

            Section 11.3 Funding Corporation, Partnership and Holders May Call Meeting. In case the Funding Corporation, the Partnership or the Holders of at least 10% in aggregate principal amount of the Bonds of any series then Outstanding shall have requested the Trustee to call a meeting of Holders of such series, by written request setting forth in general terms the action proposed to be taken at the meeting, and the Trustee shall not have made the mailing of the notice of such meeting within 20 days after receipt of such request, then the Funding Corporation, the Partnership or the Holders of such Bonds in the amount above specified may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 11.1 by giving notice thereof as provided in Section 11.2.

            Section 11.4 Persons Entitled To Vote at Meeting. To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of one or more Outstanding Bonds with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as proxy for the Holder or Holders of such outstanding bonds by a holder of one or more such Outstanding Bonds. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Funding Corporation, the Partnership and their counsel.

            Section 11.5 Determination of Voting Rights; Conduct and Adjournment of Meeting. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Bonds and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the meeting as it shall think fit. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the


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proof specified in Section 10.1 or other proof. Except as otherwise permitted or required by any such regulations, the holding of Bonds shall be proved in the manner specified in Section 10.1 and the appointment of any proxy shall be proved in the manner specified in Section 10.1 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, banker, trust company or firm satisfactory to the Trustee.

            The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Partnership, the Funding Corporation or Holders as provided in Section 11.3, in which case the Partnership, the Funding Corporation or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Bonds represented at the meeting and entitled to vote.

            Subject to the provisions of Section 10.2, at any meeting each Holder of a Bond of a series or proxy shall be entitled to one vote for each $1,000 principal amount of Bonds of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Bond challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Bonds of such series held by him or instruments in writing as aforesaid duly designating him as the Person to vote on behalf of other Holders of such series. Any meeting of Holders duly called pursuant to Section 11.2 or 11.3 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice. At any meeting, the presence of Persons holding or representing Bonds with respect to which such meeting is being held in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum may be present, the Persons holding or representing a majority of the Bonds represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

            Section 11.6 Counting Votes and Recording Action of Meeting. The vote upon any resolution submitted to any meeting of Holders of a series shall be by written ballots on which shall be subscribed the signatures of the Holders of Bonds of such series or of their representatives by proxy and the serial numbers and principal amounts of the Bonds of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting


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for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.2. The record shall show the serial numbers (if any) of the Bonds voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Partnership and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

            Any record so signed and verified shall be conclusive evidence of the matters therein stated.

                                   ARTICLE XII
                             SUPPLEMENTAL INDENTURES

            Section 12.1 Supplemental Indentures and Amendments to Financing Documents Without Consent of Holders. Without the consent of the Holders of any Bonds, the Funding Corporation and the Partnership, when authorized by a Board Resolution of the Funding Corporation and of the Partnership (copies of which shall be delivered to the Trustee), and the Trustee (or, if the Trustee is not a party to such Financing Document or if another agent is also a party to such Financing Document, the Collateral Agent, the Administrative Agent, the Intercreditor Agent and/or the Securities Intermediary), at any time and from time to time, may enter into or consent to amendments or supplements to the Financing Documents (including this Indenture) in form satisfactory to the Trustee, for any of the following purposes:

            (a) to establish the form and terms of Bonds of any series permitted by Sections 2.1, 2.3 and 2.7; or

            (b) to evidence the succession of another entity to the Funding Corporation and the assumption by any such successor of the covenants of the Funding Corporation incorporated herein by reference or herein contained or to evidence the succession of another entity to the Partnership and the assumption by any such successor


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of the covenants of the Partnership incorporated herein by reference or herein contained; or

            (c) to evidence the succession of a new Trustee hereunder pursuant to Section 9.9; or

            (d) to add to the covenants of the Funding Corporation or the Partnership, for the benefit of the Holders, or to surrender any right or power conferred in this Indenture or any other Financing Document upon the Funding Corporation or the Partnership; or

            (e) to convey, transfer and assign to the Trustee properties or assets to secure the Bonds, or to the Collateral Agent properties or assets to secure the Senior Secured Obligations, and to correct or amplify the description of any property at any time subject to the Lien of this Indenture or the Lien of any Senior Security Document or to assure, convey and confirm unto the Trustee any property subject or required to be subject to the Lien of this Indenture or unto the Collateral Agent any property subject to or required to be subject to the Lien of the Senior Security Documents; or

            (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to register any Bonds under the Securities Act or the Exchange Act, or to comply with any applicable rules or regulations of any securities exchange on which any Bonds may be listed or to qualify, requalify or continue the qualification of this Indenture (including any supplemental indenture) under the Trust Indenture Act, or under any similar United States federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this Indenture was executed or any corresponding provision in any similar United States federal statute hereafter enacted; or

            (g) to permit or facilitate the issuance of Bonds in uncertificated form; or

            (h) to cure any ambiguity, to correct or supplement any provision in any Financing Document (including this Indenture) that may be defective or inconsistent with any other provision in such Financing Document, or to make any other provisions with respect to matters or questions arising under any Financing Document, provided, that such


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action shall not adversely affect the interests of the Holders of any series in any material respect.

            Section 12.2 Supplemental Indenture with Consent of Holders. Subject to Section 12.1, with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding, considered as one class, by Act of said Holders delivered to the Funding Corporation, the Partnership and the Trustee, the Funding Corporation and the Partnership may, and the Trustee, subject to Sections 12.3 and 12.4, shall, enter into an indenture or indentures supplemental hereto for the purpose of adding any mutually agreeable provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Bonds of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the Outstanding Bonds of all series so directly affected considered as one class shall be required; and provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Bond directly affected thereby:

            (a) change any Scheduled Payment Date of any Bond or change the principal amount thereof or the interest thereon, or change the place of payment where, or the coin or currency in which, any Bond or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or interest on or after the Scheduled Payment Date for such payment (or, in the case of redemption, on or after the Redemption Date); or

            (b) except to the extent expressly permitted by this Indenture or the Intercreditor Agreement, permit the creation of any Lien prior to or pari passu with the Lien of this Indenture with respect to any of the Indenture Collateral, terminate the Lien of this Indenture on any Indenture Collateral (except as specifically contemplated hereby) or deprive any Holder of the security afforded by the Lien of this Indenture; or

            (c) reduce the percentage in principal amount of the Outstanding Bonds the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or


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            (d) modify any of the provisions of Section 8.7 or of this Section
12.2.

            A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Bonds, or which modifies the rights of the Holders of Bonds of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Bonds of any other series.

            The provisions of Article IX shall not be amended by supplemental indenture or otherwise without the consent of the Trustee.

            Upon the written request of the Partnership and such other documentation as the Trustee may reasonably require and upon the filing with the Trustee of evidence of the Act of said Holders, the Trustee shall join in the execution of such supplemental indenture or other instrument, as the case may be, subject to the provisions of Sections 12.3 and 12.4.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

            Section 12.3 Documents Affecting Immunity or Indemnity. If in the opinion of the Funding Corporation, the Partnership or the Trustee any document required to be executed by it pursuant to the terms of Section 12.2 affects any interest, right, duty, immunity or indemnity in favor of the Funding Corporation, the Partnership or the Trustee under this Indenture, the Funding Corporation, the Partnership or the Trustee, as the case may be, may in its discretion decline to execute such document.

            Section 12.4 Execution of Supplemental Indentures. The Trustee may, but shall not be required to, take any action that increases its duties and responsibilities hereunder. In executing or accepting the additional trusts created by any Series Supplemental Indenture or other supplemental indenture permitted by this Article XII or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is permitted by this Indenture.


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            Section 12.5 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article XII, this Indenture shall be, and the Bonds shall be deemed to be, modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Bonds theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

            Section 12.6 Reference in Bonds to Supplemental Indentures. Bonds authenticated and delivered after the execution of any supplemental indenture pursuant to this Article XII may, and shall if required by the Partnership, bear a notation in form approved by the Partnership and the Trustee as to any matter provided for in such supplemental indenture; and, in such case, suitable notation may be made upon Outstanding Bonds after proper presentation and demand. If the Funding Corporation or the Partnership shall so determine, new Bonds so modified as to conform, in the opinion of the Partnership, to any such supplemental indenture may be prepared and executed by the Funding Corporation and the Partnership and authenticated and delivered by the Trustee in exchange for Outstanding Bonds, which shall be cancelled by the Trustee.

                                  ARTICLE XIII
                                   DEFEASANCE

            Section 13.1 Defeasance. Subject to Sections 13.1(b) and 13.2, the Funding Corporation and the Partnership at any time may terminate (i) all their obligations under this Indenture, the Bonds and the other Financing Documents which the Bonds enjoy the benefit of, and may terminate the Liens of the Senior Security Documents on the Senior Collateral to the extent that such Liens run to the benefit of the Trustee, the Holder or other agents under this Indenture, including the Securities Intermediary (a "Legal Defeasance"), or (ii) their obligations under any of their covenants under this Indenture, the Bonds and the other Financing Documents which the Bonds enjoy the benefit of, other than under Sections 4.1(a) and 4.2(a) and their obligation to make payments on the Bonds pursuant to Section 2.11, and may terminate the Liens of the Senior Security Documents on the Senior Collateral to the extent that such Liens run to the benefit of the Trustee, the Holders or other agents under this Indenture, including the Securities Intermediary (a "Covenant Defeasance"). With respect to any Covenant Defeasance, except as specified in clause (ii) of the preceding sentence, the remainder of this Indenture and the Bonds shall be unaffected thereby. The Funding Corporation and the Partnership may exercise a Legal Defeasance notwithstanding the prior exercise of a Covenant Defeasance. If the Funding Corporation and the Partnership exercise a Legal Defeasance, payment of the Bonds may


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not be accelerated due to an Event of Default. Upon satisfaction of the conditions set forth herein and on demand of the Funding Corporation and the Partnership, the Trustee (x) shall acknowledge in writing the discharge of the obligations terminated by the Funding Corporation and the Partnership, (y) shall execute (or cooperate in the execution of) documents and deliver (or cooperate in the delivery of) such instruments in writing as shall be required by the Partnership and the Funding Corporation to reconvey, release, assign and deliver to the Funding Corporation and the Partnership any and all of the Trustee's interest in the Indenture Collateral and the Senior Collateral, and the right, title and interest in and to any and all rights conveyed, assigned or pledged to the Trustee or otherwise subject to this Indenture and (z) shall turn over to the Funding Corporation or the Partnership upon request all balances then held by it hereunder. Covenant Defeasance, as effected hereby, means that the Funding Corporation and the Partnership may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth under any of the covenants in this Indenture except as set forth herein above, whether directly or indirectly by reason of any reference elsewhere herein to any such covenant or to any other provision herein or in any other document.

            (a) Notwithstanding Section 13.1(a) above, the obligations of the Funding Corporation and the Partnership pursuant to Sections 2.8, 2.9, 2.10,
2.11 and 9.5 shall survive until the Bonds have been paid in full. Thereafter, the obligations of the Funding Corporation pursuant to Section 9.5 shall survive.

            Section 13.2 Conditions to Defeasance. Either the Legal Defeasance or the Covenant Defeasance may be exercised only if:

            (a) The Funding Corporation or the Partnership shall have irrevocably deposited, or caused to be deposited, in trust with the Trustee (or another trustee satisfying the requirements of Section 9.7 who shall agree to comply with the provisions of this Article XIII applicable to it) (i) cash in an amount which, when added to any other moneys held by the Trustee and available for such payment and to the amounts deposited pursuant to clauses (ii) and (iii) below, would be sufficient to pay (A) the principal of and interest on all Bonds issued hereunder and under any Series Supplemental Indenture when due, whether on any Scheduled Payment Date or upon redemption, acceleration or otherwise, and
(B) all other sums payable hereunder and under any Series Supplemental Indenture, (ii) noncallable direct obligations of, or obligations guaranteed by, the United States, maturing on or before the date or dates when the payments specified in clause (i) above shall become due, the principal amount of which and the interest thereon, when due, is or


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will be, in the aggregate and taken together with the amounts deposited pursuant to clauses (i) and (iii), sufficient to make all such payments, and/or (iii) securities evidencing ownership interests in obligations or in specified portions thereof (which shall consist of specified portions of the principal of or interest on such obligations) of the character described in clause (ii), sufficient to make, when taken together with the amounts deposited pursuant to clauses (i) and (ii) all the payments specified in clause (i) above, and such deposit shall not cause the Trustee to have a conflicting interest as defined in and for the purposes of the Trust Indenture Act;

            (b) The Funding Corporation or the Partnership shall have delivered to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the deposited cash and/or the obligations as described in clause (a) above without any reinvestment thereof will provide cash at such times and in such amounts as will be sufficient to pay principal of and interest on all Outstanding Bonds when due, whether on any Scheduled Payment Date or upon redemption, acceleration or otherwise;

            (c) The Funding Corporation or the Partnership shall have delivered to the Trustee an Opinion of Counsel to the effect that as of the date of such opinion (i) subject to certain assumptions and exceptions the trust funds will not, on the 91st day following the deposit, be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, (ii) the defeasance trust will not be subject to the rights of holders of Indebtedness other than the Bonds, and (iii) the Holders shall have a perfected security interest under applicable law in the obligations so deposited;

            (d) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than from the incurrence of Indebtedness the proceeds of which will be used for the Legal Defeasance or the Covenant Defeasance, as the case may be);

            (e) Such Legal Defeasance or Covenant Defeasance, as the case may be, shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Financing Documents) to which the Funding Corporation or the Partnership is a party or by which the Funding Corporation or the Partnership is bound;


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            (f) In the case of a Legal Defeasance, the Funding Corporation or the Partnership shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Funding Corporation or the Partnership has received from, or there has been published by, the Internal Revenue Service a ruling or
(ii) since the date of this Indenture there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            (g) In the case of a Covenant Defeasance, the Funding Corporation or the Partnership shall have delivered to the Trustee an Opinion of Counsel confirming that the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

            (h) The Funding Corporation or the Partnership shall have delivered to the Trustee an Officer's Certificate and Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

            Neither the obligations nor moneys deposited with the Trustee pursuant to this Section shall be substituted, withdrawn, reinvested or used for any purpose other than, and shall be segregated and held in trust for, the payment of the principal of and interest on the Bonds.

                                   ARTICLE XIV
                                   EXCULPATION

            Section 14.1 Liability to Senior Secured Parties. Notwithstanding any other provision of the Financing Documents (but subject to the last sentence of this Section 14.1), there shall be no recourse against (and the Holders and beneficial owners of Bonds and the parties hereto other than the Partnership and the Funding Corporation, and other than in respect of any obligations undertaken directly in the Transaction Documents by any Non-Recourse Party (as defined below), waive any claim against) any general partner or limited partner of the Partnership or any shareholder of the Funding Corporation or any of their respective Affiliates (including Holding), shareholders, members, managers, officers, directors, representatives or employees (each, a "Non-Recourse Party") for any liability under this Indenture or any other Financing Document, by operation of law or otherwise, arising in connection with any breach or default under any Financing Document except to the extent the same is enforced against the Partnership and/or the Funding Corporation (but not against any Non-Recourse Party) and the Senior Collateral and the rents, issues, profits and proceeds of the Senior Collateral, and the Senior Secured Parties shall look solely to the Partnership and the Funding Corporation (but not to any Non-Recourse Party) and the Senior Collateral and the rents, issues, profits and proceeds of the Senior Collateral in enforcing rights and obligations under and in connection with the Financing Documents; provided that: (a) the foregoing provisions of this Section 14.1 shall not constitute a waiver, release or discharge of any of the indebtedness under, or of any of the terms, covenants, conditions or provisions of, this Indenture or any other Financing Document, and the same shall continue until fully paid, discharged, observed or performed, subject to the limitations on recourse against the Non-Recourse Parties contained herein; and (b) the foregoing provisions of this Section 14.1 shall not limit or restrict the right of the Trustee and/or the other Senior Secured Parties to name any Person (but not any Non-Recourse Party) as a defendant in any action or suit for a money judgment, deficiency judgment (which judgment shall in either case be satisfied solely out of the Senior Collateral and any other property of the Partnership and/or the Funding Corporation) or judicial foreclosure or for the exercise of any other remedy under or with respect to this Indenture or any other Financing Document (including an effort to obtain relief in the nature of an injunction, specific performance or other equitable relief). The foregoing acknowledgments, agreements and waivers shall be enforceable by any Non-Recourse Party. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this
Section 14.1 shall limit or restrict any right or remedy of the Senior Secured Parties (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation or willful misconduct, and the provisions of this Section 14.1 do not limit the liability of any party for breach of its obligations under any Project Document.

                                   ARTICLE XV
                    REQUEST FOR INFORMATION FROM THE TRUSTEE

            Section 15.1 Information to Holders. With respect to the information and documents required to be delivered to the Trustee by the Partnership and the Funding Corporation pursuant to Rule 144A(d) under the Securities Act or to any Holder or beneficial owner of a Bond pursuant to those sections of this Indenture which state that specified information will be provided to Holders or beneficial owners of the Bonds, the Trustee shall deliver, at the expense of the Partnership and the Funding Corporation, any such documents and information to any Holder or owner of a beneficial interest in a Global Bond who makes a request to the Trustee substantially in the form of Exhibit B hereto (which request may indicate that it is a continuing request for such information until further notice from such Holder or owner of a beneficial interest in a Global Bond to the contrary) for such documents or information.

            IN WITNESS WHEREOF, the parties hereto have each caused this Indenture to be executed by their duly authorized officers and attested on the date first above written.

                                       LSP BATESVILLE FUNDING CORPORATION


                                       By: /s/ Frank Hardenbergh
                                          ------------------------------
                                           Name: Frank Hardenbergh
                                           Title: Senior Vice President and
                                                  Secretary


                                       LSP ENERGY LIMITED PARTNERSHIP

                                       By: LSP Energy, Inc.,
                                           its general partner


                                           By: /s/ Frank Hardenbergh
                                              ----------------------------
                                               Name: Frank Hardenbergh
                                               Title: Senior Vice President
                                                      and Secretary


                                       THE BANK OF NEW YORK,
                                       as Trustee and Securities Intermediary


                                       By: /s/ Mary Beth Lewicki
                                          -----------------------------------
                                           Name: Mary Beth Lewicki
                                           Title: Assistant Vice President

Signature Page to Trust Indenture

                                   SCHEDULE I

                              CLOSING DATE PAYMENTS

See attached.

                                   APPENDIX I

                             INSURANCE REQUIREMENTS

            Defined terms used in this Appendix I and not otherwise defined herein shall have the meanings set forth in that certain Trust Indenture, dated as of May 21, 1999 (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation and The Bank of New York, as trustee.

(A) Insurance by the EPC Contractor. The Partnership shall cause the EPC Contractor to maintain in full force and effect no later than 10 days prior to the commencement of any work and continuing until the Final Completion Date (as defined in the EPC Contract), insurance as required under the EPC Contract.

(B)   Insurance by the Partnership:

      (1) The Partnership shall procure at its own expense and maintain in full force and effect at all times on and after the Closing Date, except for insurance maintained pursuant to section (B)(2), and continuing throughout the term of the Senior Secured Obligations, insurance policies with responsible insurance companies authorized to do business in Mississippi (if required by law or regulation) with a Best Insurance Reports rating of "A-" or better and a financial size category of "VIII" or higher or, if not rated by Best, a Standard & Poor's financial strength rating of "BBB" or higher, with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below:

            (a) Workers' Compensation Insurance: If the Partnership has any employees, statutory workers' compensation insurance for all employees.

            (b) Employer's Liability Insurance: If the Partnership has any employees, employer's liability insurance with a $1,000,000 minimum limit per accident. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

            (c) General Liability Insurance: Liability insurance on an occurrence basis against claims for personal injury (including bodily injury and death) and property damage. Such insurance shall provide coverage for products-completed operations, blanket contractual, explosion, collapse and underground coverage, broad form property damage, personal injury insurance, independent contractors and hostile fire pollution liability with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage; provided that such policy aggregates, if any, shall apply separately to claims occurring with respect to the Project. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

            (d) Automobile Liability Insurance: Automobile liability insurance against claims for personal injury (including bodily injury and death) and property damage covering all owned, leased, non-owned and hired motor vehicles, including loading and unloading, with a $1,000,000 minimum limit per occurrence for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. A maximum deductible or self-insured retention of $25,000 per occurrence shall be allowed.

            (e) Excess Insurance: Excess liability insurance on an occurrence basis covering claims in excess of the underlying insurance described in the foregoing subsections (b), (c) and (d), with a $25,000,000 minimum limit per occurrence; provided that aggregate limits of liability, if any, shall apply separately to claims occurring with respect to the Project.

                  The amounts of insurance required in the foregoing subsections
                  (b), (c), (d) and this subsection (e) may be satisfied by the Partnership purchasing coverage in the amounts specified or by any combination of primary and excess insurance, provided that the total amount of insurance meets the requirements specified above.

            (f) Aircraft Insurance: To the extent aircraft are utilized in connection with the Project by the Partnership, aircraft liability insurance for all owned, non-owned, hired and leased aircraft used in connection with the Project by the Partnership with a $10,000,000 minimum limit per occurrence for combined property damage and bodily injury, including passengers and crew.

            (g) Builder's Risk Insurance: A builder's risk insurance policy on an "all risk" basis including coverage for the perils of earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption), flood, boiler, turbine and machinery accidents. Such insurance shall be on a completed value form, with no periodic reporting requirements, with a limit equal to $264,000,000 and providing coverage for (i) the buildings, structures, boilers, machinery, equipment, facilities, fixtures, supplies, fuel, pipelines, transmission lines and other properties constituting a part of the Project,
                  (ii) off-site storage with sub-limits sufficient to insure the full replacement value of any property or equipment not stored on the Site, (iii) removal of debris with a sub-limit not less than $5,000,000, (iv) pollution, clean up and removal for a sub-limit not less than $500,000, (v) foundations and other property below the surface of the ground, (vi) electronic equipment and media, (vii) value losses at replacement cost including custom duties, taxes and fees, (viii) ground and inland waterway transit of key equipment on a "warehouse to warehouse" basis from the manufacturer or supplier to the Site with limits sufficient to insure the value of the largest single shipment but in no case less than $25,000,000, (ix) unintentional errors and omissions, (x) all operational and performance testing for a period not less than 60 days and
                  (xi) existing property for a limit not less than $5,000,000. The earth movement and flood coverage shall not have a sub-limit. The deductible for all such insurance shall not exceed (A) $250,000 per occurrence for operational testing coverage and (B) $100,000 per occurrence for all other coverage. The builder's risk coverage shall not contain an exclusion for freezing, mechanical breakdown, or resultant damage caused by faulty workmanship, design or materials. Coverage shall remain in effect for the Project as a whole until replaced by physical damage insurance insuring the entire Project as specified in Section (B)(2)(a) hereof. The physical damage insurance (specified in Section (B)(2)(a)) may insure part of the Project while the builder's risk insurance is in place only if the same insurer is used for both policies that provide these coverages. The builder's risk coverage shall not be subject to cancellation except for non-payment of premium (after prior notice) and shall include a 50/50 clause.

                  If the insurance company providing the physical damage insurance is different from the company providing the boiler & machinery insurance required in this Section, then a joint loss agreement between such insurance companies shall be required and included as part of the respective policies.

            (h) Delayed Startup Insurance: Delayed startup coverage to pay fixed costs incurred, including debt service and any additional cost for replacement power, as a result of loss or damage insured by Section (g) above resulting in a delay in completion of the Project beyond its anticipated date of completion in an amount equal to 12 months' projected continuing expenses of the Project plus debt service of the Partnership and any additional cost incurred for replacement power. Such insurance shall (i) have a deductible of not greater than 30 days per occurrence and 60 days aggregate for all occurrences during the construction period, (ii) include extra expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the delayed startup coverage even if such expenses do not reduce the delayed startup loss) in an amount not less than $5,000,000, (iii) an indemnity period not less than 18 months,
                  (iv) not contain any form of a coinsurance provision or include a waiver of such provision, (v) insure delay due to loss or damage covered under a guarantee or warranty caused by an insured peril, (vi) insure delay arising out of damage to finished goods while stored at the manufacturer/supplier's premises prior to shipment to the Site, (vii) insure delay arising out of the prevention of access to the Site in an amount not less than 1 month of debt service and fixed expenses, (viii) insure delay arising out of an insured peril that damages the TVA/Entergy sub-station in an amount not less than 6 months of fixed expenses and debt service and
                  (ix) insure delay arising out of an insured peril that damages the premises of any utility or gas supplier in an amount not less that 2 months of debt service and fixed expenses. Coverage shall remain in effect until replaced by business interruption insurance as specified in Section (B)(2)(c) hereof.

                  The insurance policies required by Sections (B)(1)(g) and
                  (B)(1)(h) shall be amended to waive any rights by the insurer to subrogation against the EPC Contractor, subcontractors, the Partnership, the Senior Secured Parties and their respective officers and employees and include as insureds all sub-contractors and the Partnership.

            (i) Cargo Insurance: Until the date of Substantial Completion (as defined in the EPC Contract), cargo insurance which shall be written on a "warehouse to warehouse" basis including land, air and marine transit shipments, not insured by the builder's risk insurance, insuring "all risks" of loss or damage on a replacement cost basis plus freight and insurance from the time the goods are finished and stored ready for transit until they are finally delivered to the Site. Such insurance shall include coverage for war, strikes, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, contain a replacement by air extension clause, 50/50 clause, unintentional errors and omissions clause, import duty clause, non-vitiation clause, lenders loss payable clause satisfactory to the Insurance Consultant, contain no exclusion for inadequate packing and insure for the replacement value of the largest single shipment plus freight and insurance, subject to a minimum limit of $25,000,000 per conveyance.

            (j) Cargo Delayed Startup Insurance: Delayed startup coverage to pay fixed costs incurred, including debt service, as a result of (x) loss or damage insured by Section (i) above or (y) loss, breakdown or damage to the hull, machinery or equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in completion of the Project beyond its anticipated date of completion in an amount not less than $50,000,000. Such insurance shall have a deductible of not greater than 30 days per occurrence and 60 days in the aggregate for all occurrences during the construction of the Project.

      (2) The Partnership shall procure at its own expense and maintain in full force and effect at all times on or prior to the date of Substantial Completion (as defined in the EPC Contract), and continuing until the indefeasible payment in full in cash or cash equivalents of all of the Senior Secured Obligations and the termination of all of the commitments of the Senior Secured Parties under the Financing Documents, insurance policies with responsible insurance companies authorized to do business in Mississippi (if required by law or regulation) with a Best Insurance Reports rating of "A-" or better and a financial size category of "VIII" or higher or, if not rated by Best, a Standard & Poor's financial strength rating of "BBB" or higher, with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Project Documents, but in no event less than the limits and coverage provisions set forth below:

            (a) Physical Damage Insurance: Property damage insurance on an "all risk" basis, boiler and machinery insurance on a comprehensive basis (covering all production machinery, including but not limited to pressure vessels, electrical turbines, generators, transformers and other related equipment, motors, air tanks, boilers, machinery, pressure piping or any other similar objects) including coverage against damage or loss caused by earth movement (including but not limited to earthquake, landslide, subsidence and volcanic eruption) and flood and providing coverage for (i) the Project in a minimum aggregate amount equal to the "full insurable value" of the Project, (ii) transit including ocean marine transit (which may be written separately), if applicable, with sub-limits sufficient to insure the full replacement value of the property or equipment prior to its being removed from the Site and while located away from the Site, (iii) steam and electrical transmission lines along with related equipment for which the Partnership has an insurable interest, (iv) foundations and other property below the surface of the ground, (v) unintentional errors and omissions, and (vi) attorneys' fees, engineering and other consulting costs, and permit fees directly incurred in order to repair or replace damaged insured property in a minimum amount of $1,000,000. For purposes of this Section (B)(2)(a), "full insurable value" shall mean the full replacement value of the Project, including any improvements, equipment, spare parts, fuel and supplies, without deduction for physical depreciation and/or obsolescence. All such insurance shall have deductibles of not greater than $250,000 per occurrence, except for the turbine/generator units which shall not have a deductible greater than $750,000 per occurrence. In addition, such insurance shall (i) not include any coinsurance provision, (ii) provide for increased cost of construction and loss to undamaged property as the result of enforcement of building laws or ordinances with sub-limits not less than $5,000,000, (iii) value losses at replacement cost including custom duties, taxes and fees, and (iv) include debris removal with sub-limits not less than $5,000,000. The earth movement and flood coverage shall be insured with a sub-limit not less than 100% of the "full insurable value" of the Project plus 100% of the business income amount required by Section
                  (B)(2)(b) below. The property damage coverage shall not contain an exclusion for freezing, mechanical breakdown, or resultant damage caused by faulty workmanship, design or materials.

                  If the insurance company providing the physical damage insurance is different from the company providing the boiler and machinery insurance required in this Section, then a joint loss agreement between such insurance companies shall be required and included as part of the respective policies.

                  (b) Business Interruption Insurance: Business interruption insurance covering 100% of continuing normal Project operating expenses, payroll and debt service of the Partnership and the cost of any replacement power obligation the Partnership may have for a period of 12 months, arising from loss required to be insured by Section B(2)(a) above. The maximum deductible shall be no greater than 45 days per occurrence. Such insurance shall also insure (i) for a period of 2 months that portion of fixed expenses and debt service not earned arising from an insured loss or occurrence at the premises of any utility or gas supplier to the Project,
                        (ii) an indemnity period of not less than 18 months,
                        (iii) extra expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the business interruption even if such expense does not reduce the business interruption loss) in an amount not less than $5,000,000, and (iv) loss of income due to loss or damage covered under a guarantee or warranty caused by an insured peril and (v) for a period of 6 months that portion of fixed expenses and debt service not earned arising from an insured peril at the TVA/Entergy sub-station. Such insurance shall not contain any coinsurance clause or include a waiver of such clause.

            (3) Endorsements: All policies of insurance to be maintained by the Partnership shall (i) include the Funding Corporation and Holding as named insureds, (ii) the Senior Secured Parties as additional insureds and (iii) provide for waivers of subrogation in favor of the Senior Secured Parties and their respective officers and employees (and such other Persons as may be required by the Project Documents). All policies of liability insurance required to be maintained by the Partnership under this Section (B), other than employer's liability, shall be endorsed as follows:

                  (a) To provide a severability of interest or cross liability clause;

                  (b) The insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Collateral Agent or the other Senior Secured Parties.

                  (c) Name the Collateral Agent and the Senior Secured Parties and their respective officers and employees (and such other persons as may be required by the Project Documents) as additional insureds.

            (4) Waiver of Subrogation: The Partnership hereby waives any and every claim for recovery from the Collateral Agent and the other Senior Secured Parties for any and all loss or damage covered by any of the insurance policies to be maintained under the Indenture to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other person), the Partnership shall give written notice of the terms of such waiver to each insurance company which has issued, or which may issue in the future, any such policy of insurance (if such novice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

(C) Amendment of Requirements: The Collateral Agent may (as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement) at any time, in consultation with the Insurance Consultant and with reasonable advance notice to the Partnership, amend the requirements and approved insurance companies of this Appendix I due to (i) new information not known by the Senior Secured Parties on the Closing Date or (ii) changed circumstances after the Closing Date which in the reasonable judgment of the Insurance Consultant either render such coverage materially inadequate or materially reduce the financial ability of the approved insurance companies to pay claims. The Partnership will respond and work to secure the additional insurance coverage within a reasonable period of time not to exceed 2 months.

      In the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be reasonably available and commercially feasible in the commercial insurance market, the Collateral Agent (as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement) shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) the Partnership shall first request any such waiver in writing, which request shall be accompanied by written reports prepared by two independent insurance advisors of recognized national standing (one of which may be the Partnership's insurance advisor and one of which may be the Insurance Consultant), certifying that such insurance is not reasonably available and commercially feasible in the commercial insurance market for power plants of similar type, location and capacity as the Project (and, in any case where the required amount is not so available, certifying as to the maximum amount which is so available) and explaining in detail the basis for such conclusions; (ii) at any time after the granting of any such waiver, but not more often than once a year, the Collateral Agent may (as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement) request, and the Partnership shall furnish to the Collateral Agent within fifteen (15) days after such request, supplemental reports from such independent insurance broker or the Insurance Consultant updating their prior reports and reaffirming such conclusion; and (iii) any such waiver shall be effective only so long as such insurance shall not be reasonably available and commercially feasible in the commercial insurance market, it being understood that the failure of the Partnership to timely furnish any such supplement report shall be presumptive evidence that such waiver is no longer effective because such condition no longer exists; provided, however, that such failure is not the only way to establish such non-existence. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Partnership's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

(D)   Conditions:

      (1) The Partnership shall promptly notify the Collateral Agent of any loss covered by any insurance maintained pursuant to Sections (B)(1) or (B)(2).

      (2) All policies of insurance required to be maintained pursuant to Sections (B)(1)(g) and (h) plus (B)(2)(a) and (b), shall provide that the proceeds of such policies shall be payable solely to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or ISO endorsement CP12181091, without contribution. All losses payable under the insurance policies required by Section
            (B)(1)(i) and (j) shall include a loss payable clause in favor of the Collateral Agent.

      (3) A loss under any insurance required to be carried pursuant to Sections (B)(1)(g), (h), (i) and (j) plus (B)(2)(a) and (b), shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Partnership, subject to the approval of the Insurance Consultant if such loss is in excess of $500,000. In addition the Partnership may in its reasonable judgment consent to the settlement of any loss, provided that in the event that the amount of the loss exceeds $500,000 the terms of such settlement is concurred with by the Insurance Consultant.

      (4) All policies of insurance required to be maintained pursuant to Section (B) shall be endorsed so that if at any time should they be canceled, or coverage be reduced which affects the interests of the Senior Secured Parties, such cancellation or reduction shall not be effective as to the Senior Secured Parties for 60 days, except for non-payment of premium which shall be 10 days, after receipt by the Collateral Agent of written notice from such insurer of such cancellation or reduction.

      (5) All policies of insurance required to be maintained pursuant to this Section (B) shall be mutually acceptable to the Partnership and the Insurance Consultant.

      (6) The Partnership has previously furnished the Insurance Consultant with draft copies of the policies of insurance it intends to procure for the coverage required hereunder including the identities of the insurer(s) and insured amounts with the deductibles, all of which the Insurance Consultant has approved. The Partnership warrants that the insurance policies procured by the Partnership for the coverage required hereunder shall, to the extent commercially reasonable, be the same in all material respects as the policies previously approved by the Insurance Consultant.

(E) Evidence of Insurance: On the Closing Date and on an annual basis at least 10 days prior to each policy anniversary, the Partnership shall furnish the Collateral Agent with (1) approved written certification of all insurance required by Section (B) and (2) a schedule of the insurance policies held by or for the benefit of the Partnership and required to be in force by the provisions of Section (B). Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits and the policy term and shall specifically list the special provisions enumerated for such insurance required by Section (B). Upon request, the Partnership will promptly furnish the Collateral Agent with copies of all insurance policies, binders and cover notes or other evidence of such insurance relating to the insurance required to be maintained by the Partnership. The schedule of insurance shall include the name of the insurance company, policy number, type of insurance, major limits of liability and expiration date of the insurance policies.

(F) Reports: Concurrently with the furnishing of the certification referred to in Section (E), the Partnership shall furnish the Collateral Agent with a report of an independent broker, signed by an officer of the broker, stating that in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of Section (B), and attaching an updated copy of the schedule of insurance required by Section
      (E) above. In addition the Partnership will advise the Collateral Agent in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Partnership which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Partnership pursuant to Section (B).

(G) Failure to Maintain Insurance: In the event the Partnership fails, or fails to cause the EPC Contractor to take out or maintain the full insurance coverage required by this Appendix I, the Collateral Agent (as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement), upon 30 days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Partnership of any such failure may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Collateral Agent shall become an additional Senior Secured Obligation of the Partnership to the Collateral Agent under the Financing Documents, and the Partnership shall forthwith pay such amounts to the Collateral Agent, together with interest thereon at the average of (x) the Post Default Rate for the Series A Bonds and (y) the Post Default Rate for the Series B Bonds from the date so advanced.

(H) No Duty of the Collateral Agent to Verify or Review: No provision of this Appendix I or any provision of the Indenture or any Project Document shall impose on the Collateral Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Partnership, nor shall the Collateral Agent be responsible for any representations or warranties made by or on behalf of the Partnership to any insurance company or underwriter. Any failure on the part of the Collateral Agent to pursue or obtain the evidence of insurance required by the Indenture from the Partnership and/or failure of the Collateral Agent to point out any non-compliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in this Appendix I or in the Indenture.

                                    EXHIBIT A

                                 FORM OF CONSENT

            This CONSENT AND AGREEMENT (this "Consent"), dated as of [DATE OF CONSENT], is between [NAME OF CONTRACTING PARTY], a [FORM AND JURISDICTION OF ORGANIZATION OF CONTRACTING PARTY] (the "Contracting Party"), and THE BANK OF NEW YORK, as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the Senior Secured Parties pursuant to the Second Amended and Restated Collateral Agency Agreement, dated as of May 21, 1999 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Collateral Agency Agreement"), among LSP Energy Limited Partnership (the "Partnership"), the Funding Corporation, the Trustee, the VEPCO L/C Agent, the Collateral Agent, the Intercreditor Agent and the Administrative Agent.

                                    RECITALS

            A. The Partnership was formed for the purpose of developing, financing, constructing, owning and operating an approximately 837 MW (net) natural gas-fired combined cycle electric generating facility to be located in Batesville, Mississippi.

            B. The Contracting Party and the Partnership have entered into the [NAME OF ASSIGNED AGREEMENT], dated [DATE OF ASSIGNED AGREEMENT] (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof and hereof, the "Assigned Agreement").

            C. The Partnership and the Funding Corporation have determined to issue (1) $150,000,000 aggregate principal amount of their Series A Senior Secured bonds due January 15, 2014 (the "Series A Bonds") and (2) $176,000,000 aggregate principal amount of their Series B Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Bonds") pursuant to the Indenture.

            D. The Partnership and the Funding Corporation will use the net proceeds of the Bonds to (1) repay in full the Indebtedness outstanding under the Amended and Restated Bank Facility Credit Agreement, dated as of December 15, 1998, among the Partnership, the banks and other financial institutions party thereto and Credit

Suisse First Boston as agent for banks, and (2) pay a portion of the remaining Project Costs.

            E. Pursuant to the Second Amended and Restated Partnership Security Agreement, dated as of May 21, 1999 (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Partnership Security Agreement"), between the Partnership and the Collateral Agent "), as security for the obligations under the Indenture and the other Senior Secured Obligations, the Partnership has assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement and all of its rights to receive payment under or with respect to such Assigned Agreement and all payments due and to become due to the Partnership under or with respect to such Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise, to the Collateral Agent for the benefit of the Senior Secured Parties.

            F. Except as otherwise expressly provided herein, capitalized terms used in this Consent shall have the meanings given thereto in Article I of the Indenture.

            NOW, THEREFORE, in consideration of the Senior Secured Parties entering into the Financing Documents and the issuance of the Bonds and the other Senior Secured Obligations, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Contracting Party hereby agrees as follows:

SECTION 1. CONSENT TO ASSIGNMENT, ETC.

            1.1 Consent to Assignment. The Contracting Party (a) acknowledges that the Senior Secured Parties are entering into the Financing Documents and issuing the Senior Secured Obligations in reliance upon the execution and delivery by the Contracting Party of the Assigned Agreement and this Consent,
(b) consents in all respects to the pledge and assignment to the Collateral Agent pursuant to the Partnership Security Agreement of all of the Partnership's right, title and interest in, to and under the Assigned Agreement including, without limitation, all of the Partnership's rights to receive payment under or with respect to the Assigned Agreement and all payments due and to become due to the Partnership under or with respect to the Assigned Agreement, whether as contractual obligations, damages, indemnity payments or otherwise (collectively, the "Assigned Interests"), and (c) acknowledges the right of the Collateral Agent or any designee of the

Collateral Agent, in the exercise of the Collateral Agent's rights and remedies under the Partnership Security Agreement, to make all demands, give all notices, take all actions and exercise all rights of the Partnership under the Assigned Agreement.

            1.2 Substitute Owner. The Contracting Party agrees that (i) if the Collateral Agent shall notify the Contracting Party that an event of default under the Indenture has occurred and is continuing and that the Collateral Agent or any designee of the Collateral Agent has been instructed to exercise the rights and remedies set forth in the Partnership Security Agreement, then the Collateral Agent, the Collateral Agent's designee or the Collateral Agent's transferee or any purchaser of the Assigned Interests in a judicial or nonjudicial foreclosure sale, in each case, which assumes the obligations of the Partnership under the Assigned Agreement (the "Substitute Owner") shall be substituted for the Partnership solely for the purposes of enforcing remedies or exercising rights under the Assigned Agreement and (ii) in such event, the Contracting Party will recognize the Substitute Owner and will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner.

            1.3 Right to Cure. In the event of a default by the Partnership in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or nonoccurrence of any event or condition under the Assigned Agreement which would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Contracting Party to terminate the Assigned Agreement (each hereinafter a "default"), the Contracting Party will not terminate the Assigned Agreement until it first gives prompt written notice of such default to the Collateral Agent or its designees and affords each such party a period of at least sixty (60) days (or if such default is a nonmonetary default, such longer period as is required so long as any such party has commenced and is diligently pursuing appropriate action to cure such default) from receipt of such notice to cure such default; provided, however, that if any such party is prohibited from curing any such default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding or other similar proceeding involving the Partnership, then the time periods specified herein for curing a default shall be extended for the period of such prohibition.

            1.4 No Amendments. The Contracting Party agrees that it will not, without the prior written consent of the Collateral Agent (as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement), enter into any amendment or supplement or any assignment, transfer, suspension, novation, extension, restatement or other modification of the Assigned Agreement, or enter into any consensual cancellation or termination of the Assigned Agreement, or assign or otherwise transfer any of its right, title and interest under the Assigned Agreement, or consent to any such assignment or transfer by the Partnership.

            1.5 Replacement Agreement. In the event that the Assigned Agreement is terminated as a result of any bankruptcy or insolvency proceeding or other similar proceeding affecting the Partnership, the Contracting Party will, at the request of the Collateral Agent (as directed by the Intercreditor Agent, acting pursuant to the Intercreditor Agreement), enter into a new agreement with the Collateral Agent or its transferee or nominee having terms substantially the same as the terms of the Assigned Agreement.

            1.6 No Liability. The Contracting Party acknowledges and agrees that the rights, benefits, privileges and protections of the Collateral Agent shall be as set forth in the Collateral Agency Agreement and that neither the Collateral Agent nor its designees shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Partnership Security Agreement or otherwise, nor shall the Collateral Agent or its designees be obligated or required to (a) perform any of the Partnership's obligations under the Assigned Agreement, except during any period in which the Collateral Agent is a Substitute Owner pursuant to Section 1.2, in which case the obligations of such Substitute Owner shall be no more than that of the Partnership under the Assigned Agreement, or (b) take any action to collect or enforce any claim for payment assigned under the Partnership Security Agreement.

            1.7 Performance under Assigned Agreement. The Contracting Party shall perform and comply with all material terms and provisions of the Assigned Agreement to be performed or complied with by it and shall maintain the Assigned Agreement in full force and effect in accordance with the terms thereof. [The Partnership shall endeavor in good faith and use its best efforts to obtain the agreement of the Contracting Party to this Section 1.7, provided that obtaining such agreement shall not be required if the Partnership so endeavors in good faith and uses its best efforts.]

            1.8 Delivery of Notices. The Contracting Party shall deliver to the Collateral Agent and its designees, concurrently with the delivery thereof to the Partnership, a copy of each material notice, request or demand given by the Contracting Party to the Partnership pursuant to the Assigned Agreement.

SECTION 2. PAYMENTS UNDER THE ASSIGNED AGREEMENT

            2.1 Payments. The Contracting Party will pay all amounts payable by it under the Assigned Agreement in the manner and as and when required by the Assigned Agreement directly into the appropriate account specified on Exhibit A hereto, or to such other person or account as shall be specified from time to time by the Collateral Agent to the Contracting Party in writing.

            2.2 No Offset, Etc. All payments required to be made by the Contracting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever, other than that expressly allowed by the terms of the Assigned Agreement.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE CONTRACTING PARTY

            The Contracting Party makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the As signed Agreement and the consummation of the transactions contemplated hereby and thereby.

            3.1 Organization. The Contracting Party is a [FORM OF ORGANIZATION OF CONTRACTING PARTY] duly organized and validly existing under the laws of the state of its formation, and is duly qualified, authorized to do business and in good standing as a foreign [FORM OF ORGANIZATION OF CONTRACTING PARTY] in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority, corporate and otherwise, to enter into and to perform its obligations hereunder and under the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

            3.2 Authorization. The execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary corporate or other action on the part of the Contracting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (a) the Contracting Party or (b) any other person or entity, except approvals or consents which have previously been obtained.

            3.3 Execution and Delivery; Binding Agreements. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Contracting Party by the appropriate officers of the Contracting Party, and constitutes the legal, valid and binding obligation of the Contracting Party, enforceable against the Contracting Party in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).

            3.4 Litigation. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of the Contracting Party's knowledge after due inquiry) threatened against the Contracting Party before or by any court, administrative agency, arbitrator or governmental authority, body or agency which, if adversely determined, individually or in the aggregate, (a) could adversely affect the performance by the Contracting Party of its obligations hereunder or under the As signed Agreement, or which could modify or otherwise adversely affect the Approvals (as defined in Section 3.6), (b) could have a material adverse effect on the condition (financial or otherwise), business or operations of the Contracting Party or (c) questions the validity, binding effect or enforceability hereof or of the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby.

            3.5 Compliance with Other Instruments, Etc. The Contracting Party is not in violation of its formation or governance documents, and the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its formation or governance documents, or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it, except for any such violations which, individually or in the aggregate, would not adversely affect the performance by the Contracting Party of its obligations under this Consent and the Assigned Agreement.

            3.6 Government Consent. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is required to be obtained by the Contracting Party in connection with the execution, delivery or performance of the As-signed Agreement or the consummation of the transactions contemplated thereunder, except as listed on Exhibit B hereto. All such Approvals listed on Exhibit B except for those set forth in Part II thereof (the "Deferred Approvals") are Final (as defined below). An Approval shall be "Final" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Contracting Party reasonably believes that each Deferred Approval will be obtained in the ordinary course of business prior to the time when such Deferred Approval is required to be Final.

            3.7 No Default or Amendment. Neither the Contracting Party nor, to the best of the Contracting Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder. The Contracting Party and, to the best of the Contracting Party's knowledge after due inquiry, each other party to the Assigned Agreement has complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Contracting Party's knowledge after due inquiry, no event or condition exists which would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Contracting Party or the Partnership to terminate or suspend its obligations under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

            3.8 No Previous Assignments. The Contracting Party has no notice of, and has not consented to, any previous assignment by the Partnership of all or any part of its rights under the Assigned Agreement.

            3.9 Representations and Warranties. All representations, warranties and other statements made by the Contracting Party to the Partnership in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.

SECTION 4. OPINION OF COUNSEL

            The Contracting Party shall deliver an opinion of counsel relating to the Assigned Agreement and this Consent, which opinion shall be substantially in the form attached hereto as Exhibit C. [The Partnership shall endeavor in good faith and use its best efforts to obtain this opinion from the Contracting Party, provided that obtaining such opinion shall not be required if the Partnership so endeavors in good faith and uses its best efforts.]

SECTION 5. MISCELLANEOUS

            5.1 Notices. All notices and other communications hereunder shall be in writing, shall be deemed given upon receipt thereof by the party or parties to whom such notice is addressed, shall refer on their face to the Assigned Agreement (although failure to so refer shall not render any such notice of communication ineffective), shall be sent by first class mail, by personal delivery or by a nationally recognized courier service, and shall be directed
(a) if to the Contracting Party, in accordance with Section [ ] of the Assigned Agreement, (b) if to the Collateral Agent, to The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286, Attention: Corporation Trust Trustee Administration, and (c) to such other address or addressee as any such party may designate by notice given pursuant hereto.

            5.2 Governing Law; Submission to Jurisdiction. [The Partnership shall endeavor in good faith and use its best efforts to obtain the agreement of the Contracting Party to this Section 5.2, provided that obtaining such agreement shall not be required if the Partnership so endeavors in good faith and uses its best efforts.]

                  (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 51401 OF THE NEW YORK GENERAL OBLIGATIONS
LAW).

                  (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, the Contracting Party hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. The Contracting Party irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its designee, appointee and agent to receive and accept for and on its behalf service of any and all legal process, summons, notices and documents which may be served in such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Contracting Party agrees to designate a new designee, appointee and agent in New York, New York on terms and for purposes of this provision satisfactory to the Collateral Agent. The Contracting Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Contracting Party at its notice address provided pursuant to Section 5.1 hereof. The Contracting Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent or its designees to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Contracting Party in any other jurisdiction.

            5.3 Counterparts. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

            5.4 Headings Descriptive. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

            5.5 Severability. In case any provision in or obligation under this Consent shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            5.6 Amendment, Waiver. Neither this Consent nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the Contracting Party and the Collateral Agent.

            5.7 Termination. The Contracting Party's obligations hereunder are absolute and unconditional, and the Contracting Party has no right, and shall have no right, to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder (a) so long as any Senior Secured Party shall have any commitments outstanding under any Financing Document and (b) until all the Senior Secured Obligations shall have been indefeasibly satisfied in full in cash or cash equivalents. The Collateral Agent shall notify the Contracting Party when all such obligations have been satisfied.

            5.8 Successors and Assigns. This Consent shall be binding upon the Contracting Party and its permitted successors and assigns and shall inure to the benefit of the Collateral Agent, its designees and their respective successors and as signs.

            5.9 Further Assurances. The Contracting Party hereby agrees to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

            5.10 Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE CONTRACTING PARTY AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVE ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS CONSENT OR ANY MATTER ARISING HERE UNDER.

            5.11 Entire Agreement. This Consent and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Consent and any such agreement, document or instrument, the terms, conditions and provisions of this Consent shall prevail.

            IN WITNESS WHEREOF, the Contracting Party has caused this Consent to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              [NAME OF CONTRACTING PARTY]


                              By: ____________________________________
                                  Name:
                                  Title:


Accepted and Agreed to:

THE BANK OF NEW YORK,
      not in its individual
      capacity but solely
      as Collateral Agent


By:   _________________________
      Name:
      Title:


LSP ENERGY LIMITED PARTNERSHIP

By:   LSP Energy, Inc.,
      its general partner

      By:   _________________________
            Name:
            Title:

LSP BATESVILLE FUNDING CORPORATION

      By:   _________________________
            Name:

            Title:

                                                                    Exhibit A to
                                                           Consent and Agreement

            [INSERT PAYMENT INSTRUCTIONS FOR APPROPRIATE ACCOUNT(S)]

                                                                    Exhibit B to
                                                           Consent and Agreement

                                    Approvals

Part I:     Existing Final Approvals

            [INSERT APPROVALS, IF ANY]

Part II: Deferred Approvals

            Deferred Approval                Date Required to be Final
            -----------------                -------------------------

            [INSERT DEFERRED APPROVALS, IF ANY]

                                                                    Exhibit C to
                                                           Consent and Agreement

                          FORM OF OPINION OF COUNSEL TO
                           [NAME OF CONTRACTING PARTY]

            1. [NAME OF CONTRACTING PARTY] (the "Company") has been duly formed or incorporated and is validly existing and in good standing under the laws of the jurisdiction of its formation or incorporation.

            2. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

            3. The Company has the corporate or other power and authority to execute and deliver the (a) the Consent and Agreement, dated as of [DATE OF CONSENT] (the "Consent"), among the Company, LSP Energy Limited Partnership, LSP Batesville Funding Corporation and The Bank of New York, as Collateral Agent, and (b) the [NAME OF ASSIGNED AGREEMENT], dated [DATE OF ASSIGNED AGREEMENT] (the "[SHORT NAME OF ASSIGNED AGREEMENT]") and, together with the Consent, the "Documents"), between the Company and LSP Energy Limited Partnership, and perform all of its obligations under each Document.

            4. The execution and delivery by the Company of the Documents and the consummation by the Company of the transactions contemplated thereby have been duly authorized by all requisite corporate or other action on the part of the Company and do not require any approval or consent of any holder (or any trustee for or agent of any holder) of any indebtedness or other obligation of the Company or any other person or entity, other than approvals or consents which have previously been obtained and which are in full force and effect.

            5. Each of the Documents has been duly executed and delivered by the Company.

            6. Each of the Documents constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            7. The execution and delivery by the Company of the Documents and the performance by the Company of its obligations thereunder do not (a) conflict with the formation or governance documents of the Company or (b) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which the Company is a party or by which it or any of its properties or assets is bound.

            8. Neither the execution, delivery or performance by the Company of the Documents nor compliance by the Company with the terms thereof will contravene any provision of any Applicable Laws. "Applicable Laws" shall mean the [general corporate] law of the State of [STATE OF FORMATION OF CONTRACTING PARTY] and those laws, rules and regulations of the States of New York and [GOVERNING LAW OF ASSIGNED AGREEMENT] and of the United States of America which, in our experience, are normally applicable to transactions of the type contemplated by the Documents.

            9. The Company (a) has obtained each Governmental Approval (other than the Deferred Approvals, if any (as defined in the Consent)) which is necessary to authorize or is required in connection with the execution, delivery or performance of the Documents and (b) is in compliance with all of the terms and conditions of each such Governmental Approval. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

            10. Neither the execution, delivery or performance by the Company of its obligations under the Documents nor compliance by the Company with the terms thereof will contravene any Applicable Order. "Applicable Orders" means those orders, writs, injunctions, decrees or arbitral awards that are binding upon the Company or its properties or assets.

                                    EXHIBIT B

                FORM OF REQUEST FOR INFORMATION FROM THE TRUSTEE

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York 10286
Attention:  Corporate Trust Trustee Administration

      Re:   $150,000,000  7.164% Series A Senior Secured
            Bonds due January 15, 2014 and $176,000,000
            8.160% Series B Senior Secured Bonds due July 15, 2025

            Pursuant to Section 15.1 of that certain Trust Indenture, dated as of May 21, 1999 (as amended, modified or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among LSP Energy Limited Partnership (the "Partnership"), LSP Batesville Funding Corporation (the "Funding Corporation" and, together with the Partnership, the "Issuers") and The Bank of New York, as Trustee (the "Trustee"), [NAME OF HOLDER], as beneficial holder, hereby requests, which request is a continuing request until further notice to the contrary, that you deliver to us at [ADDRESS OF HOLDER] all information and copies of all documents that the Issuers are required to deliver, and have delivered, to you pursuant to Rule 144A(d) under the Securities Act of 1933, as amended, or pursuant to those sections of the Indenture which state that specified information will be provided to holders or beneficial owners of the bonds issued thereunder upon their request. [NAME OF HOLDER] hereby certifies that it is a beneficial holder of Series [__] Senior Secured Bonds issued under the Indenture.


[NAME OF HOLDER]


__________________________   _____________________
Authorized Signature         Date

                                   EXHIBIT C1

                   FORMS OF INFRASTRUCTURE FINANCING DOCUMENTS

See attached.

                                   EXHIBIT C2

                     FORMS OF INFRASTRUCTURE CERTIFICATIONS

                           INFRASTRUCTURE CERTIFICATE

            The undersigned, __________________, __________________ of LSP
Energy, Inc., the general partner of LSP Energy Limited Partnership (the "Partnership") hereby certifies on behalf of the Partnership to The Bank of New York, as the Trustee under the Indenture dated as of May 21, 1999, by and among the Partnership, LSP Batesville Funding Corporation and the Trustee, that it has received a favorable opinion (reasoned or otherwise subject to usual and customary exceptions) of a recognized law firm in the State of Mississippi with respect to state issues and a favorable opinion (reasoned or otherwise subject to usual and customary exceptions) of a recognized law firm with respect to federal issues that address the following matters:

1. The execution and delivery by each of the Mississippi Department of Economic and Community Development ("MDECD"), acting on behalf of the State of Mississippi (the "State"), the Mississippi Major Economic Impact Authority, a division of the MDECD also acting for and on behalf of the State (the "Authority"), Panola County, Mississippi, acting by and through its Board of Supervisors (the "County"), the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi, acting for and on behalf of the County (the "IDA"), Panola Partnership, Inc., a Mississippi nonprofit, tax-exempt corporation ("Panola Partnership"), and the City of Batesville, Mississippi, acting by and through its Mayor and Board of Aldermen (the "City" and, collectively with the MDECD, the Authority, the County, the IDA, Panola Partnership, and the City, the "Mississippi Entities") of each of (a) the Consent and Agreement, dated as of [__________], among each of the Mississippi Entities, the Partnership and The Bank of New York, as Collateral Agent (the "Consent"), (b) the Inducement Agreement, dated as of [__________], between certain of the Mississippi Entities and the Partnership (the "Inducement Agreement"), (c) the Infrastructure Use Agreement (Water Supply System and Wastewater Disposal System), dated as of [__________], between certain of the Mississippi Entities and the Partnership (the "Use Agreement (Water)"), (d) the Inducement Use Agreement (Lateral Pipeline), dated as of [__________], between certain of the Mississippi Entities and the Partnership (the "Use Agreement (Gas)"), (e) the Coordination Agreement, dated as of [__________], between the City and the Partnership (the "Coordination Agreement"), and (f) the Agreement, dated as of [__________], between Panola Partnership and the Partnership (the "Agreement", together with the Consent, the Inducement Agreement, the Use Agreement (Water), the Use Agreement (Gas) and the Coordination Agreement, the "Documents") and the performance by each of the Mississippi Entities of its obligations thereunder do not conflict with the statutes, rules and regulations governing such Mississippi Entities.

2. Each of the Mississippi Entities (a) has obtained each Governmental Approval which is, as of the date hereof, necessary to authorize or is required in connection with the execution, delivery or performance of the Documents, including, but not limited to, all Government Approvals, if any, required under the Natural Gas Act of 1938, the Natural Gas Policy Act of 1978, and any related state utility laws, and (b) is in compliance with all of the terms and conditions of each such Governmental Approval. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

3. Pursuant to the provisions of the Mississippi Major Economic Impact Act, appearing as Section 57751 et. seq., Mississippi Code of 1972, as amended (the "Impact Act"), the State of Mississippi ("State"), acting through the State Bond Commission, is authorized to issue certain general obligations bonds ("Impact Bonds"), the proceeds of which may be used to finance a "Project," as such term is defined, in part, in Section 57755(f)(viii)(Supp. 1997) of the Impact Act, to include "[a]ny major capital project designed to manufacture, produce and transmit electrical power using natural gas as it primary raw material to be constructed and maintained in Panola County, Mississippi, with an initial capital investment of not less than Two Hundred Fifty Million Dollars ($250,000,000)."

                                    LSP Energy Limited Partnership

                                    By: LSP Energy Inc.,
                                        general partner


                                        By:  ___________________________
                                             Name:
                                             Title:

                           INFRASTRUCTURE CERTIFICATE

            The undersigned, __________________, __________________ of LSP
Energy, Inc., the general partner of LSP Energy Limited Partnership (the "Partnership") hereby certifies on behalf of the Partnership to The Bank of New York, as the Trustee under the Indenture dated as of May 21, 1999, by and among the Partnership, LSP Batesville Funding Corporation and the Trustee, that to the best of the Partnership's knowledge:

1. The execution and delivery by each of the Mississippi Department of Economic and Community Development ("MDECD"), acting on behalf of the State of Mississippi (the "State"), the Mississippi Major Economic Impact Authority, a division of the MDECD also acting for and on behalf of the State (the "Authority"), Panola County, Mississippi, acting by and through its Board of Supervisors (the "County"), the Industrial Development Authority of the Second Judicial District of Panola County, Mississippi, acting for and on behalf of the County (the "IDA"), Panola Partnership, Inc., a Mississippi nonprofit, tax-exempt corporation ("Panola Partnership"), and the City of Batesville, Mississippi, acting by and through its Mayor and Board of Aldermen (the "City" and, collectively with the MDECD, the Authority, the County, the IDA, Panola Partnership, and the City, the "Mississippi Entities") of each of (a) the Consent and Agreement, dated as of [__________], among each of the Mississippi Entities, the Partnership and The Bank of New York, as Collateral Agent (the "Consent"), (b) the Inducement Agreement, dated as of [__________] between certain of the Mississippi Entities and the Partnership (the "Inducement Agreement"), (c) the Infrastructure Use Agreement (Water Supply System and Wastewater Discharge System), dated as of [__________], between certain of the Mississippi Entities and the Partnership (the "Use Agreement (Water)"), (d) the Infrastructure Use Agreement (Lateral Pipeline), dated as of [__________], between certain of the Mississippi Entities and the Partnership (the "Use Agreement (Lateral Pipeline)"), (e) the Coordination Agreement, dated as of [__________], between the City and the Partnership (the "Coordination Agreement"), and (f) the Agreement, dated as of [__________], between Panola Partnership and the Partnership (the "Agreement", and together with the Consent, the Inducement Agreement, the Use Agreement (Water), the Use Agreement (Gas), and the Coordination Agreement, the "Documents"), and the consummation by each of the Mississippi Entities of the transactions contemplated thereby do not require any approval or consent of any holder (or any trustee for or agent of any holder) of any indebtedness or other obligation of each of the Mississippi Entities or any other person or entity, other than approvals or consents which have previously been obtained and which are in full force and effect;

2. The execution and delivery by each of the Mississippi Entities of the Documents and the performance by each of the Mississippi Entities of its obligations thereunder do not conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of each of the Mississippi Entities pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which such Mississippi Entity is a party or by which it or any of its properties or assets is bound; and

3. Neither the execution, delivery or performance by each of the Mississippi Entities of its obligations under the Documents nor compliance by each of the Mississippi Entities with the terms thereof will contravene any Applicable Order. "Applicable Orders" means those orders, writs, injunctions, decrees or arbitral awards that are binding upon each of the Mississippi Entities or its properties or assets.

                                    LSP Energy Limited Partnership

                                    By: LSP Energy Inc.,
                                        general partner


                                        By:  ___________________________
                                             Name:
                                             Title:

                                    EXHIBIT D

                         FORM OF CERTIFICATE OF TRANSFER

LSP Batesville Funding Corporation
  c/o LS Power Management, LLC
Two Tower Center  20th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel

LSP Energy Limited Partnership
c/o LS Power Management, LLC
Two Tower Center, 20th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

      Re: [fill in full title of securities]

            Reference is hereby made to the Indenture, dated as of May 21, 1999 (the "Indenture"), among LSP Batesville Funding Corporation and LSP Energy Limited Partnership, (each an "Issuer" and, together, the "Issuers"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            ___________________, (the "Transferor") owns and proposes to transfer the Bond[s] or interest in such Bond[s] specified in Annex A hereto, in the principal amount of $___________ in such Bond[s] or interests (the "Transfer"), to __________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

            1. |_| Check if Transferee will take delivery of a beneficial interest in the 144A Global Bond or a Definitive Bond Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Bond is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Bond for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

            2. |_| Check if Transferee will take delivery of a beneficial interest in [the Temporary Regulation S Global Bond, the Regulation S Global Bond or a Definitive Bond pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the

Regulation S Global Bond, the Temporary Regulation S Global Bond and/or the Definitive Bond and in the Indenture and the Securities Act.

            3. |_| Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Bond or a Definitive Bond pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Bonds and Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

      (b) |_| such Transfer is being effected to the Issuer or a subsidiary thereof;

                                       or

      (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

      (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Bond or Restricted Definitive Bonds and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit F to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Bond and/or the Definitive Bonds and in the Indenture and the Securities Act.

            4. |_| Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Bond or of an Unrestricted Definitive Bond.

      (a) |_| Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

      (b) |_| Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds, on Restricted Definitive Bonds and in the Indenture.

      (c) |_| Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Bond will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Bonds or Restricted Definitive Bonds and in the Indenture.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                   _____________________________________________
                                            [Insert Name of Transferor]


                                   By:__________________________________________
                                      Name:
                                      Title:

Dated: ______________________

                 ANNEX A TO CERTIFICATE OF TRANSFER

1.    The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Bond (CUSIP __________), or

            (ii)  |_| Regulation S Global Bond (CUSIP __________), or

            (iii) |_| IAI Global Bond (CUSIP __________); or

      (b)   |_|     a Restricted Definitive Bond.

2. After the Transfer the Transferee will hold:

                             [CHECK ONE]

      (a)   |_| a beneficial interest in the:

            (i)   |_| 144A Global Bond (CUSIP __________), or

            (ii)  |_| Regulation S Global Bond (CUSIP __________), or

            (iii) |_| IAI Global Bond (CUSIP __________); or

            (iv)  |_| Unrestricted Global Bond (CUSIP __________); or

      (b)   |_| a Restricted Definitive Bond; or

      (c)   |_| an Unrestricted Definitive Bond,

in accordance with the terms of the Indenture.

                                    EXHIBIT E

                         FORM OF CERTIFICATE OF EXCHANGE

LSP Batesville Funding Corporation
  c/o LS Power Management, LLC
Two Tower Center  20th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel

LSP Energy Limited Partnership
  c/o LS Power Management, LLC
Two Tower Center, 20th Floor
East Brunswick, New Jersey  08816
Attention:  General Counsel

The Bank of New York
101 Barclay Street
Floor 21 West
New York, New York  10286
Attention:  Corporate Trust Trustee Administration

            Re: [fill in full title of securities]

                              (CUSIP ____________)

            Reference is hereby made to the Indenture, dated as of May 21, 1999 (the "Indenture"), among LSP Batesville Funding Corporation and LSP Energy Limited Partnership, (each an "Issuer" and, together, the "Issuers"), and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

            __________________________, (the "Owner") owns and proposes to exchange the Bond[s] or interest in such Bond[s] specified herein, in the principal amount of $____________ in such Bond[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

            1. Exchange of Restricted Definitive Bonds or Beneficial Interests in a Restricted Global Bond for Unrestricted Definitive Bonds or Beneficial Interests in an Unrestricted Global Bond

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a beneficial interest in an Unrestricted Global Bond in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Bonds and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (b) |_| Check if Exchange is from beneficial interest in a Restricted Global Bond to Unrestricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (c) |_| Check if Exchange is from Restricted Definitive Bond to beneficial interest in an Unrestricted Global Bond. In connection with the Owner's Exchange of a Restricted Definitive Bond for a beneficial interest in an Unrestricted Global Bond, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            (d) |_| Check if Exchange is from Restricted Definitive Bond to Unrestricted Definitive Bond. In connection with the Owner's Exchange of a Restricted Definitive Bond for an Unrestricted Definitive Bond, the Owner hereby certifies (i) the Unrestricted Definitive Bond is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Bonds and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Bond is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

            2. Exchange of Restricted Definitive Bonds or Beneficial Interests in Restricted Global Bonds for Restricted Definitive Bonds or Beneficial Interests in Restricted Global Bonds

            (a) |_| Check if Exchange is from beneficial interest in a Restricted Global Bond to Restricted Definitive Bond. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Bond for a Restricted Definitive Bond with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Bond is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Bond issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Bond and in the Indenture and the Securities Act.

            (b) Check if Exchange is from Restricted Definitive Bond to beneficial interest in a Restricted Global Bond. In connection with the Exchange of the Owner's Restricted Definitive Bond for a beneficial interest in the [CHECK ONE] |_| 144A Global Bond, |_| Regulation S Global Bond, |_| IAI Global Bond with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Bonds and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Bond and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.


                                   _____________________________________________
                                            [Insert Name of Transferor]


                                   By:__________________________________________
                                      Name:
                                      Title:

Dated: ______________________

                                    EXHIBIT F

             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

LSP Energy Limited Partnership
LSP Batesville Funding Corporation
Two Tower Center--20th Floor
East Brunswick, NJ  08816

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY  100103629
Attention:  Transactions Advisory Group

Dear Sirs:

      We are delivering this letter in connection with an offering of $150,000,000 of 7.164% Series A Senior Secured Bonds due January 15, 2014 (the "Series A Bonds") and $176,000,000 of 8.160% Series B Senior Secured Bonds due July 15, 2025 (the "Series B Bonds" and, together with the Series A Bonds, the "Bonds") of LSP Energy Limited Partnership, a Delaware limited partnership (the "Partnership") and LSP Batesville Funding Corporation, a Delaware corporation (the "Funding Corporation" and, together with the Partnership, the "Issuers"), as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

      We hereby confirm that:

      (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),
(2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

      (ii) (A) any purchase of the Bonds by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Bonds as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

      (iii) in the event that we purchase any of the Bonds, we will acquire Bonds having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

      (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Bonds;

      (v) we are not acquiring the Bonds with a view to distribution thereof or with any present intention of offering or selling any of the Bonds, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below, provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

      (vi) we have received a copy of the Offering Circular relating to the offering of the Bonds and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary in connection with our decision to purchase the Bonds.

      We understand that the Bonds are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Bonds have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each transferee such Bonds, that such Bonds may be offered, resold, pledged or otherwise transferred only (i) in the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act) in a transaction meeting the requirements of Rule 144A, (ii) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through
(iv), in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Bonds will not be required to accept for registration of transfer any Bonds acquired by us, except upon presentation of evidence satisfactory to the Issuers and the transfer agent that the foregoing restrictions on transfer may have been complied with. We further understand that any Bonds acquired by us will be in the form of definitive physical certificates and will bear a legend reflecting the substance of this paragraph.

      We acknowledge that you, the Issuers and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


Date:____________________                 ______________________________________
                                          (Name of Purchaser)


                                          By:___________________________________
                                             Name
                                             Title

                                          Address:

                                    EXHIBIT G

                                [Form of face of
              [____]% Series [__] Senior Secured Bonds due [____]]

                       LSP BATESVILLE FUNDING CORPORATION
                         LSP ENERGY LIMITED PARTNERSHIP
               [____]% SERIES [__] SENIOR SECURED BONDS DUE [____]

            [INSERT THE GLOBAL BOND LEGEND, IF
            APPLICABLE PURSUANT TO THE PROVISIONS
            OF THE INDENTURE]

            [INSERT THE PRIVATE PLACEMENT LEGEND,
            IF APPLICABLE PURSUANT TO THE
            PROVISIONS OF THE INDENTURE]

            [INSERT THE REGULATION S TEMPORARY
            GLOBAL BOND LEGEND, IF APPLICABLE
            PURSUANT TO THE PROVISIONS OF THE
            INDENTURE]

No. ______

CUSIP NUMBER:                       ____________

PRINCIPAL AMOUNT:                   $___________

FINAL SCHEDULED PAYMENT DATE:       ____________

ISSUE DATE:                         ____________

REGISTERED HOLDER:                  [IF THIS BOND IS A GLOBAL BOND,
                                    INSERT: "Cede & Co."]

INTEREST RATE:                      ______%

            LSP BATESVILLE FUNDING CORPORATION, a Delaware corporation (hereinafter called the "Funding Corporation"), which term includes any successor or assign under the Indenture referred to below) and LSP ENERGY LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called the "Partnership", which term includes any successor or assign under the Indenture referred to below), for value received hereby promise to pay to [________________] [IF A GLOBAL BOND, INSERT "CEDE & CO."], or its registered assigns, the outstanding principal amount hereof, such payment to be made in semiannual installments on January 15 and July 15 of each year (commencing [____________]) and ending on the final Scheduled Payment Date set forth above, each such installment to be in an amount equal to the principal amount hereof multiplied by the percentage set forth opposite the applicable payment date in the table set forth on Annex A attached hereto (provided that the portion of the principal amount remaining unpaid on the final Scheduled Payment Date, together with all interest accrued thereon, shall in any and all cases be due and payable on the final Scheduled Payment Date), and to pay interest on the unpaid portion of the Principal Amount at the interest rate set forth above from the most recent Scheduled Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from the issue date set forth above, semiannually on January 15 and July 15 in each year (commencing [_______________]) until the principal amount is paid in full or payment thereof is duly provided for. Any installment of principal and, to the extent permitted by applicable law, any payment of interest not punctually paid or duly provided for shall continue to bear interest at a rate equal to the interest rate set forth above. The principal and interest so payable, and punctually paid or duly provided for, at any Scheduled Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered in the Security Register at the close of business on the Regular Record Date for such payment of principal and interest, which shall be the 15th day (whether or not a Business Day) next preceding such Scheduled Payment Date. Any such principal and interest that is payable, but is not so punctually paid or duly provided for at any Scheduled Payment Date, shall forthwith cease to be payable to the Holder hereof on such Regular Record Date, and such Overdue Interest or Overdue Principal may be paid to the Person in whose name this Bond (or one or more Predecessor Bonds) is registered at the close of business on a Special Record Date for the payment of such Overdue Principal and Overdue Interest (together with any other amounts payable with respect to such Overdue Principal and Overdue Interest), to be fixed by the Trustee, notice of which shall be given to the Holder hereof not less than 10 days prior to such special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Bond may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal of and interest on this Bond shall be made (i) if the Funding Corporation or the Partnership so elects, by check mailed to the Holder of this Bond at his or her registered address or (ii) otherwise, at the Place of Payment; provided that the final installment of principal payable with respect to this Bond shall be made as provided in Section 6.5 of the Indenture (in the event this Bond is redeemed) or shall be made upon presentation and surrender of this Bond at the Place of Payment. All payments in respect of this Bond shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of debts.

            [INSERT THE FOLLOWING IF THIS IS A REGULATION S TEMPORARY GLOBAL BOND:] Until this Regulation S Temporary Global Bond is exchanged for one or more Regulation S Permanent Global Bonds, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Bond shall in all other respects be entitled to the same benefits as other Bonds under the Indenture.]

            Whenever any amount to be paid hereunder is stated to be due on a day that is not a Business Day, such amount shall be payable on the next succeeding Business Day, and if such payment is timely made, no interest shall accrue for the period from and after the day on which such payment was due. Interest payments for this Bond will be computed and paid on the basis of a 360-day year consisting of twelve 30-day months.

            Reference is made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Bond shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Funding Corporation and the Partnership have caused this instrument to be duly executed.

                                    LSP BATESVILLE FUNDING
                                    CORPORATION


                                    By:_________________________________
                                       Name:
                                       Title:


                                    LSP ENERGY LIMITED
                                    PARTNERSHIP

                                    By: LSP Energy, Inc.,
                                        its general partner


                                        By:_________________________________
                                           Name:
                                           Title:

                          CERTIFICATE OF AUTHENTICATION

Dated:

            This Bond is one of the [_____]% Series [___] Senior Secured Bonds due [_______________] of LSP Energy Limited Partnership and LSP Batesville Funding Corporation referred to in the within-mentioned Indenture.

[__________________],
as Trustee


By:_____________________________
      Authorized Signatory

                               [Form of reverse of
        [______]% Series [___] Senior Secured Bonds due [_______________]

                       LSP BATESVILLE FUNDING CORPORATION
                         LSP ENERGY LIMITED PARTNERSHIP
         [______]% SERIES [__] SENIOR SECURED BONDS DUE [______________]

            This bond is one of an authorized issue of Bonds of the Funding Corporation and the Partnership known as their [______]% Series [___] Senior Secured Bonds due [______] (the "Series [___] Bonds"). The Series [___] Bonds are issued under the Trust Indenture dated as of May 21, 1999 (the "Original Indenture") among the Funding Corporation, the Partnership and The Bank of New York, a New York banking corporation, as trustee (in such capacity, together with its successors in such capacity, the "Trustee"), as supplemented by the [_______] Supplemental Indenture dated as of [______________] (the "[_________]
Supplemental Indenture") among the Funding Corporation, the Partnership and the Trustee (the Original Indenture, as so supplemented, and as the same may be amended, modified and further supplemented, the "Indenture"). All capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Indenture.

            All Bonds of any series issued and Outstanding under the Indenture rank on a parity with each other Bond of the same series and with all Bonds of each other series. Reference is hereby made to the Indenture for a description of the nature and extent of the Bonds and the respective rights, limitations of the rights, duties and immunities thereunder of the Holders of the Bonds and of the Trustee, the Partnership and the Funding Corporation in respect of the Bonds and the terms upon which the Bonds are made and are to be authenticated and delivered.

            Except as otherwise specifically provided in the Indenture, the Intercreditor Agreement or the Common Agreement, all payments of principal of, premium, if any, and interest on this Bond are (i) payable only from the assets of the Funding Corporation and the Partnership and the income and proceeds thereof received by the Trustee or the Administrative Agent and allocable to the Trustee therefrom and (ii) secured by assets subject to the Lien of the Indenture, and all payments of principal, premium, if any, and interest shall be made in accordance with the terms of the Indenture. Each Holder, by acceptance of this Bond, hereby acknowledges and agrees that recourse for any such amounts payable shall be otherwise limited in accordance with
Section 2.15 and Section 14.1 of the Original Indenture.

            The obligations of the Funding Corporation and the Partnership to pay the principal of and interest on the Bonds when due as herein prescribed are absolute and unconditional and no provision of this Bond or the Indenture shall alter or impair such obligations.

            The Indenture permits, with certain exceptions, as therein provided, the amendment thereof and the modification of the rights and obligations of the Funding Corporation and the Partnership and the rights of the Holders of the Bonds under the Indenture at any time by the Funding Corporation and the Partnership without the consent of the Holders or with the consent of the Holders of not less than a majority in aggregate principal amount of the Bonds of all series then Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Bonds of all series then Outstanding, on behalf of the Holders of all the Bonds, to waive compliance by the Funding Corporation and the Partnership with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any Act (as such term is defined in the Indenture), including, but not limited to, such a consent, waiver or direction by the Holder of this Bond shall be conclusive and binding upon the Holder and upon all future Holders of this Bond and the Holder of every Bond issued upon the transfer hereof or the exchange herefor or in lieu hereof whether or not notation of such Act is made upon this Bond.

            As provided in the Indenture, the aggregate principal amount of Bonds which may be issued, authenticated and delivered thereunder is unlimited. This Bond is one of the series designated on the face hereof, limited to [$______________] in aggregate principal amount as provided in the [_______] Supplemental Indenture.

            This Bond and all Bonds issued or to be issued in the series created under the [_______] Supplemental Indenture [are (i) redeemable at the option of the Funding Corporation and the Partnership, in accordance with the terms of the Indenture and the [_______] Supplemental Indenture, and the Funding Corporation and the Partnership are required to redeem this Bond upon the occurrence of certain specified events pursuant to Section 6.3 of the Indenture and Sections
3.9 and 3.10 of the Common Agreement, and (ii) not subject to any sinking fund].

            Notice of any optional redemption of Bonds will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder at its address as it appears in the Security Register.

            Bonds (or portions thereof as aforesaid) for the redemption of which provision is made in accordance with the Indenture shall cease to bear interest from and after any Redemption Date.

            The Indenture contains provisions for, upon compliance by the Funding Corporation and the Partnership with certain conditions set forth in the Indenture, the defeasance of (a) the entire indebtedness of this Bond and (b) certain restrictive covenants and agreements.

            The unpaid portion of the principal amount hereof, together with any interest accrued and unpaid thereon and all other amounts due hereunder, if any, may become due and payable upon the occurrence and during the continuance of any Event of Default, but only as provided in the Indenture.

            The Bonds are issuable only as registered Bonds without coupons [in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof].

            The transfer of Bonds may be registered and Bonds may be exchanged as provided in the Indenture. The Security Registrar, the Trustee and the Issuers may require a Holder, among other things, to pay any taxes and fees required by law or permitted by the Indenture and to furnish appropriate endorsements and transfer documents.

            [INSERT THE FOLLOWING IF THIS IS A REGULATION S TEMPORARY GLOBAL
BOND: This Regulation S Temporary Global Bond is exchangeable in whole or in part for one or more Global Bonds only (i) on or after the termination of the 40day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article II of the Indenture. Upon exchange of this Regulation S Temporary Global Bond for one or more Global Bonds, the Trustee shall cancel this Regulation S Temporary Global Bond.]

            The person in whose name this Bond is registered shall be deemed to be the owner and holder hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Bond be overdue regardless of any notice to anyone to the contrary.

            Bonds known to a Responsible Officer of the Trustee to be owned or held by, or for the account or benefit of, the Funding Corporation, the Partnership or any Partner, or an Affiliate of any of the foregoing, shall not be entitled to share in any payment or distribution provided for in Article VIII of the Indenture until all Bonds held by other Persons have been indefeasibly paid in full.

            THIS BOND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                  ABBREVIATIONS

            The following abbreviations when used in the inscription on the face of this instrument shall be construed as though they were written out in full according to applicable laws or regulations:

            TEN COM     -     as tenants in common
            TEN ENT     -     as tenants by the entireties
            JT TEN      -     as joint tenants with right of survivorship and
                              not as tenants in common


                              UNIF GIFT MIN ACT ________________________________
                                                (Cust)
(Minor)

                                    under Uniform Gift to Minors Act

                                    ____________________________________________
                                                      (State)

                Additional abbreviations may also be used though
                              not in the above list

                                 ---------------

            FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) unto

Identifying Number of Assignee__________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
                  (Please print or typewrite name and address,
                         including zip code of Assignee)

the within Bond and all rights thereunder, hereby irrevocably constituting and appointing ________________________________________ attorney to transfer said
Bond on the books of the Funding Corporation and the Partnership, with full power of substitution in the premises.

Dated:____________________


                                               _________________________________
                                               NAME:

NOTICE: The signature to this assignment must correspond with the name as written upon the first page of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                                                      ANNEX A TO
                 [______]% SERIES A SENIOR SECURED BOND DUE [__________________]

            The following table sets forth the date of each semiannual installment of principal to be paid on this Bond and the applicable percentage of the original principal amount payable on each such date:

                      Scheduled             Percentage of
                       Payment                Principal
                         Date               Amount Payable
                  ------------------      ------------------


            [INSERT AMORTIZATION TABLE FOR
            PARTICULAR SERIES OF BONDS]

             SCHEDULED OF EXCHANGES OF INTERESTS IN THE GLOBAL BOND*

            The following exchanges of a part of this Global Bond for an interest in another Global Bond or for a Definitive Bond, or exchanges of a part of another Global Bond or Definitive Bond for an interest in this Global Bond, have been made:

           Amount of decrease in   Amount of increase in      Principal Amount of         Signature of
              Principal Amount        Principal Amount          is Global Bond       authorized officer of
Date of             of                      of             following such decrease      Trustee or Bond
Exchange      this Global Bond        this Global Bond          (or increase)              Custodian
--------   ---------------------   ----------------------  -----------------------   ---------------------


----------
*     [THIS SCHEDULE SHOULD BE INCLUDED ONLY IF THE BOND IS ISSUED IN GLOBAL
      FORM]